UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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NEW JERSEY RESOURCES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW JERSEY RESOURCES CORPORATION 1415 Wyckoff Road Wall, New Jersey 07719

Notice of Annual Meeting of Shareowners

Wednesday, January 25, 2017

9:30 a.m., Eastern Standard Time

Eagle Oaks Golf & Country Club, 20 Shore Oaks Drive, Farmingdale, New Jersey 07727

The Annual Meeting of Shareowners (the “Meeting”) of New Jersey Resources Corporation will be held at 9:30 a.m., Eastern Standard Time, Wednesday, January 25, 2017, at Eagle Oaks Golf & Country Club, 20 Shore Oaks Drive, Farmingdale, New Jersey 07727, for the following purposes:

1.	To elect as directors the three nominees to the Board of Directors named in the attached proxy statement for terms expiring in 2020

2.	To approve a non-binding advisory resolution approving the compensation of our named executive officers

3.	To provide a non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareowner vote to approve the compensation of our named executive officers

4.	To approve our 2017 Stock Award and Incentive Plan

5.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017

6.	To transact any other business that may properly be brought before the Meeting or any adjournments or postponements thereof

The Board of Directors has fixed the close of business on November 28, 2016, as the record date for the determination of the shareowners entitled to notice of, and to vote at, the Meeting. Accordingly, only shareowners of record at the close of business on that date will be entitled to vote at the Meeting.

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our  shareowners online. You may read, print and download our Annual Report and Proxy Statement at http://investor.njresources.com/annual-proxy.cfm. On or about December 15, 2016, we will mail our shareowners a notice containing instructions on how to access our 2016 Proxy Statement and Annual Report and how to vote online or by telephone. The notice will also provide instructions on how to request a paper copy of these documents.

A cordial invitation is extended to you to attend the Meeting. Regardless of whether you plan to attend the Meeting, it is important that your shares are represented and voted at the Meeting. If you received a paper copy of the proxy card or voting instruction by mail, you can vote by signing, dating and returning the enclosed proxy card or voting instruction. Registered shareowners and participants in plans holding shares of our common stock (“Common Stock”) may vote by telephone or online. To use these convenient services, follow the steps detailed in the instructions for voting that are attached to the proxy card. Beneficial owners of shares of our Common Stock held in street name through a bank or brokerage account should follow the enclosed voting instruction for voting their shares. Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors, the non-binding proposal regarding the compensation of our executive officers, the non-binding proposal regarding an advisory vote as to the frequency of the non-binding shareowner vote to approve executive compensation or the proposal to approve our 2017 Stock Award and Incentive Plan. Please return your proxy card so your vote can be counted. I hope you will attend the Meeting, but even if you cannot, please vote your shares as promptly as possible. Thank you.

Wall, New Jersey December 15, 2016	Richard Reich Corporate Secretary and Assistant General Counsel

“Fiscal year 2016 was another solid year for New Jersey Resources. On behalf of our Board of Directors, thank you for your continued confidence in our Company.” Laurence M. Downes

Dear Fellow Shareowner,

Through the hard work and dedication of our talented team of employees, fiscal year 2016 was another solid year for New Jersey Resources. We increased our annual dividend rate for the 21st consecutive year, this time by 6.3 percent, and our shareowners realized a total return on their investment of 12.6 percent.

To learn more about our fiscal year 2016 performance, please read our Annual Report and join us at our Annual Meeting of Shareowners, which will be held on January 25, 2017, at 9:30 a.m., at Eagle Oaks Golf & Country Club in Farmingdale, New Jersey.

During the Annual Meeting, we will vote on the following matters: to elect as directors the three nominees to the Board of Directors named in the attached proxy statement with terms expiring in 2020; to approve a non-binding advisory resolution approving the compensation of our named executive officers; to consider the non-binding proposal regarding an advisory vote as to the frequency of the non-binding shareowner vote to approve executive compensation; to approve our 2017 Stock Award and Incentive Plan; and to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017.

Your vote is very important. Whether you plan to attend the Annual Meeting or not, I encourage you to promptly submit your vote via the Internet, telephone, or mail to ensure that your shares are represented at the Annual Meeting.

On behalf of our Board of Directors, thank you for your continued confidence in our Company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Laurence M. Downes

Chairman and Chief Executive Officer

December 15, 2016

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EXECUTIVE COMPENSATION	58

Summary Compensation Table	58
All Other Compensation Table	59
Grants of Plan-Based Awards	60
2007 Stock Award and Incentive Plan	61

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	62

Option Exercises and Stock Vested	65
Pension Benefits	65
Non-Qualified Deferred Compensation	67

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	68

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS	74

Item 2 On Proxy Card	74

PROPOSAL REGARDING THE FREQUENCY (ONE, TWO OR THREE YEARS) OF THE NON-BINDING SHAREOWNER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	75

Item 3 On Proxy Card	75

APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN	76

Item 4 On Proxy Card	76

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	85

Item 5 On Proxy Card	85

AUDIT COMMITTEE REPORT	87

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS	88

DIRECTIONS TO THE ANNUAL MEETING	89

OTHER MATTERS	89

APPENDIX A — NEW JERSEY RESOURCES CORPORATION — 2017 STOCK AWARD AND INCENTIVE PLAN	A-1

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PROXY STATEMENT

Annual Meeting of Shareowners January 25, 2017

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Shareowners (the “Meeting”) of New Jersey Resources Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the “Board”) has designated Eagle Oaks Golf & Country Club, 20 Shore Oaks Drive, Farmingdale, New Jersey 07727, as the place of the Meeting. The Meeting will be called to order at 9:30 a.m., Eastern Standard Time, on Wednesday, January 25, 2017. The Board solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “New Jersey Resources,” “NJR,” “we,” “us,” “our” or “the Company” means New Jersey Resources Corporation.

The Board is making these materials available to you on the Internet or, upon your request, delivering printed versions of these materials to you by mail. On or about December 15, 2016, we will mail a notice to shareowners containing instructions on how to access the Proxy Statement and Annual Report and how to vote.

Questions and Answers About the Annual Meeting

1.	Who is Asking for My Vote and Why am I Receiving this Document?

The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card to our shareowners in connection with the solicitation by the Board of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

2.	Who is Entitled to Vote?

Only holders of record of outstanding shares of our common stock (the “Common Stock”) at the close of business on November 28, 2016, are entitled to notice of and to vote at the Meeting. At the close of business on November 28, 2016, there were 86,174,654 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote.

3.	What is a Proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Messrs. Laurence M. Downes and Richard Reich have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Meeting, and not revoked, will be voted in accordance with the terms thereof.

4.	What is a Voting Instruction?

A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

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5.	What am I Voting on?

You will be voting on each of the following items of business:

■	The election as directors of three nominees to the Board of Directors for terms expiring in 2020

■	The approval of a non-binding advisory resolution approving the compensation of our named executive officers

■	A non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareowner vote to approve the compensation of our named executive officers

■	The approval of our 2017 Stock Award and Incentive Plan

■	The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017

■	Any other business that may properly come before the Meeting or any adjournments or postponements thereof

6.	How Many Votes must be Present to Hold the Meeting?

A majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares of record held by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the existence of a quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

7.	What Vote is Needed to Elect the Three Directors?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors. In addition, the Company’s Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareowner votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. For more details regarding the director resignation policy, please see “Election of Directors” on page 12.

8.	What Vote is Needed to Approve the Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers?

The approval of the non-binding advisory resolution regarding the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

9.	What Vote is being Requested to Approve the Non-Binding Advisory Vote as to the Frequency (Every One, Two or Three Years) of the Non-Binding Shareowner Vote to Approve the Compensation of our Named Executive Officers?

Shareowners are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. The non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareowner vote regarding the approval of the compensation of our named executive officers will require you to choose between a frequency of every one, two or three years or abstain from voting.

10.	What Vote is Needed to Approve our 2017 Stock Award and Incentive Plan?

The approval of the amendment to our 2017 Stock Award and Incentive Plan requires the affirmative vote of a majority of the votes cast at the Meeting by the shareowners of shares entitled to vote on the matter.

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11.	What Vote is Needed to Ratify the Appointment by the Audit Committee of Deloitte & Touche LLP?

The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

12.	What are the Voting Recommendations of the Board?

For the reasons set forth in detail later in this Proxy Statement, The Board Recommends That You Vote:

■	FOR The Proposed Nominees for the Board;

■	FOR The Non-Binding Advisory Resolution Regarding Approval of the Compensation of Our Named Executive Officers;

■	FOR A one-year frequency for the non-binding shareowner vote regarding approval of the compensation of our named executive officers;

■	FOR The proposal to approve our 2017 Stock Award and Incentive Plan; and

■	FOR The Ratification of the Appointment by the Audit Committee of Deloitte & Touche LLP.

13.	How Do I Vote?

Registered shareowners (shareowners who hold Common Stock in their own name registered with our transfer agent, Wells Fargo Shareowner Services or in certificated form, as opposed to through a bank, broker or other nominee) or employees who hold Common Stock through our NJR Employees’ Retirement Savings Plan (our “401(k) Plan”) may vote in person at the Meeting or by proxy. There are three ways for registered shareowners and employees who own Common Stock through our 401(k) Plan to vote by proxy:

If you received your proxy materials by mail, complete, properly sign, date and mail the enclosed proxy card or voting instruction.

Connect to the Internet at www.proxyvote.com and follow the instructions included on the proxy card or voting instruction.

Call 1-800-690-6903 and follow the instructions included on the proxy card or voting instruction.

Registered shareowners and participants in our 401(k), and any other plans holding shares of Common Stock, are urged to deliver proxies or voting instructions by calling the toll-free telephone number, by using the Internet or by completing and mailing the proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareowners’ and plan participants’ identities, to allow shareowners and plan participants to give their proxies or voting instructions and to confirm that such instructions have been properly recorded. Instructions for voting by telephone or over the Internet are included on the enclosed proxy card or voting instruction. If you received your proxy materials via mail, registered shareowners and plan participants may send their proxies or voting instructions by completing, signing and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed prepaid envelope.

Shareowners who hold Common Stock through banks, brokers or other nominees (“street name shareowners”) who wish to vote at the Meeting should receive voting instructions from the institution that holds their shares. Please contact the institution that holds your shares if you have not received voting instructions. Street name shareowners may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction; or by completing, dating and signing the voting instruction and returning it promptly in the enclosed prepaid envelope.

The deadline for voting via the Internet or telephone is 11:59 p.m. Eastern Standard Time, on January 24, 2017.

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14.	Can I Attend the Meeting?

Yes. The Meeting is open to all holders of our Common Stock as of the record date, November 28, 2016. You may attend the Meeting and vote in person. However, even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. Cameras, recording devices and other electronic devices are not permitted at the Meeting.

15.	How Will My Shares be Voted if I Sign, Date and Return My Proxy Card or Voting Instruction Card, But Do Not Provide Complete Voting Instructions with Respect to Each Proposal?

Shareowners should specify their vote for each matter on the enclosed proxy. The proxies solicited by this Proxy Statement vest in the proxy holders’ voting rights with respect to the election of directors (unless the shareowner marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting.

Unless otherwise directed in the enclosed proxy card, the persons named as proxies therein will vote all properly executed, returned and not-revoked proxy cards or voting instruction cards (1) FOR the election of the three director nominees listed thereon; (2) FOR the non-binding proposal regarding approval of the compensation of the Company’s named executive officers; (3) FOR a one-year frequency for the non-binding shareowner vote regarding approval of the compensation of our named executive officers; (4) FOR the approval of our 2017 Stock Award and Incentive Plan; and (5) FOR the proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017, with the following two exceptions:

■	Shares of Common Stock held in our 401(k) Plan for which no direction is provided on a properly executed, returned and not revoked voting instruction card will be voted proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received with respect to such proposals.

■	Shares of Common Stock held in our 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee in accordance with the recommendation of the Company’s management.

As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board may recommend, or otherwise at the proxy holders’ discretion. The Board does not presently know of any other such business.

16.	How Will My Shares be Voted if I Do Not Return My Proxy Card or My Voting Instruction?

It will depend on how your ownership of shares of Common Stock is registered. If your shares of Common Stock are registered in your name with our transfer agent, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, as explained under “6. How many votes must be present to hold the Meeting?” on page 7, unless you attend the Meeting to vote them in person.

If you own your shares of Common Stock in street name, which means that your shares are registered in the name of your bank, broker or its nominee, your shares may be voted even if you do not provide your bank, broker or other nominee with voting instructions. Under the rules of the New York Stock Exchange (“NYSE”) your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. However, NYSE rules do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered routine. When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. It is called a “broker non-vote” when a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter.

Please note in the absence of your specific instructions as to how to vote, your bank, broker or other nominee may not vote your shares with respect to (1) the election of the three nominees for director, (2) the non-binding proposal regarding the approval of the compensation of our named executive officers; (3) the non-binding proposal regarding the non-binding vote as to the frequency of the non-binding shareowner vote regarding the approval of the

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compensation of our named executive officers; or (4) the proposal to approve our 2017 Stock Award and Incentive Plan. Under NYSE rules, these matters are not considered routine matters. Based on NYSE rules, we believe that the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareowner whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm. Please return your proxy card so your vote can be counted.

17.	How are Abstentions and Broker Non-Votes Counted?

Only votes cast “for” or “against” are included in determining the votes cast with respect to any matter presented for consideration at the Meeting. As described above, when brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Meeting, will be treated as present for purposes of determining whether a quorum is present at the Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect the nominees for director and will not affect the outcome of the vote for the proposal. In addition, under New Jersey corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against (1) the non-binding proposal regarding the vote of the compensation of our named executive officers, (2) the non-binding proposal regarding an advisory vote as to the frequency of the non-binding shareowner vote regarding the approval of the compensation of our named executive officers, (3) the proposal to approve our 2017 Stock Award and Incentive Plan or (4) the ratification of the appointment of Deloitte & Touche LLP.

18.	What if I Change My Mind after I Vote?

Whether you vote by telephone, Internet or by mail, you may change or revoke your proxy at any time before it is exercised by (1) submitting a properly signed proxy with a later date, (2) voting by telephone or the Internet at a later time, or (3) voting in person at the Meeting. See the enclosed proxy card for instructions. Attendance at the Meeting will not by itself revoke a previously granted proxy.

If you are a shareowner whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee to change or revoke your previously given proxy.

19.	Who Pays the Cost of Proxy Solicitation?

NJR will pay all expenses of soliciting proxies, including clerical work, printing and postage. Our officers and other employees may personally solicit proxies or solicit proxies by mail, telephone, facsimile or Internet, but we will not provide compensation for such solicitations. In addition, we have agreed to pay Laurel Hill Proxy Advisory Group, LLC a fee of approximately $6,000, plus reasonable expenses, for proxy solicitation services. We will also reimburse banks, brokers and other persons holding shares in their names, or in the names of nominees, for expenses incurred sending material to beneficial owners and obtaining proxies from beneficial owners.

20.	Could Other Matters be Decided in the Meeting?

The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

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21.	How Do I Make a Shareowner Proposal for the 2018 Annual Meeting of Shareowners?

We must receive proposals from shareowners, intended to be presented at the 2018 Annual Meeting of Shareowners, on or before August 17, 2017 to be considered for inclusion in our Proxy Statement and form of proxy/voting instruction card for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and for consideration at that meeting. Shareowners submitting such proposals must be the beneficial owners of shares of the Common Stock amounting to at least $2,000 in market value and must have held such shares for at least one year prior to the date of submission.

Our By-Laws also set forth the procedures a shareowner must follow to nominate directors or to bring other business before shareowner meetings. For a shareowner to nominate a candidate for director at the 2018 Annual Meeting of Shareowners, we must receive notice of the nomination no later than November 11, 2017. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. See “Director Nominations and Evaluation Processes” on page 18 for more information regarding the director nomination process. Additionally, under our By-Laws, for a shareowner to bring other matters before the 2018 Annual Meeting of Shareowners, we must receive notice no later than November 11, 2017. The notice must include a description of the proposed business, the reasons therefore and other matters specified in our By-Laws. In each case, the notice must be timely given to our Corporate Secretary, whose address is Office of the Corporate Secretary, 1415 Wyckoff Road, Wall, New Jersey 07719. A copy of the By-Laws is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

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ELECTION OF DIRECTORS

Item 1 On Proxy Card

The Board currently consists of 11 members divided into three classes with overlapping three-year terms. Three individuals have been nominated for election as directors at the Meeting: Jane M. Kenny, Sharon C. Taylor and David A. Trice, each of whom would serve for a three-year term expiring in 2020 and until his or her respective successors are elected and have been qualified. Each of the nominees is currently serving as a director of the Company and has been previously elected by our shareowners. There were no nominee recommendations from shareowners submitted in accordance with our By-Laws. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all nominees for election as directors.

Under New Jersey law, directors are elected by a plurality of the votes cast at an election. The Company’s Corporate Governance Guidelines provide, however, that any nominee for director in an uncontested election who receives a greater number of shareowner votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board for consideration. The Nominating/Corporate Governance Committee (the “NCGC”) will then evaluate the best interests of the Company and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s determination, the Company will disclose the Board’s decision of whether to accept the resignation and an explanation of how the decision was reached.

Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. All of the nominees proposed by the Board have consented to serve if elected. We know of no reason why the nominees would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board.

The NCGC looks for its current and potential directors collectively to have a mix of skills and qualifications.

It is of critical importance to the Company that the NCGC recruit directors who help achieve the goal of a well-rounded, diverse Board that functions as a collegial and cohesive unit.

As part of each director’s biography, we have included a brief summary of the skills and experience of such director. We have also included a chart below of the director biographies that summarizes the skill set for the full Board. Set forth below is information for each nominee and director concerning the age, principal occupation, employment and directorships during the past five years, positions with the Company, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that, in light of our business and structure, each nominee and director should serve as a director as of the date of this Proxy Statement.

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Nominees for Election as Directors

Directors with Terms Expiring in 2017

JANE M. KENNY
(Chair, Nominating/Corporate Governance Committee)

Co-Owner and Managing Partner, The Whitman Strategy Group, LLC Director since: 2006 Age: 65 Other Public Company Directorships: None

Co-owner and Managing Partner, The Whitman Strategy Group, LLC, a consulting firm specializing in governmental relations and environmental and energy issues, since January 2005; Regional Administrator of the Environmental Protection Agency, overseeing the federal agency’s work in New York, New Jersey, Puerto Rico and the Virgin Islands from November 2001 to December 2004; Commissioner of New Jersey Department of Community Affairs from May 1996 to November 2001; Chief of Policy to the Governor of New Jersey from 1994 to 1996.

Ms. Kenny’s extensive public policy experience, especially with environmental, public policy, energy and government relations issues, based on her extensive regulatory and policy experience leading environmental initiatives as Administrator for Region 2 of the United States Environmental Protection Agency, and her service as a top advisor to three Governors of New Jersey, is essential for the Board of a company like ours that regularly faces such issues. That experience, as well as her firm’s active consulting practice on environmental, energy and public policy issues through which she is actively and presently engaged in cutting-edge issues in the field, has provided Ms. Kenny an understanding of the energy industry, which is important in assisting the Board in monitoring and evaluating our business.

SHARON C. TAYLOR

Senior Vice President, Human Resources, Prudential Financial Director since: 2012 Age: 62 Other Public Company Directorships: None

Senior Vice President, Human Resources, Prudential Financial, a global fortune 50 financial services company, since June 2002; Chair of The Prudential Foundation and The Prudential Investment Oversight Committee; Immediate Past Chair of Newark Alliance and Newark Regional Business Partnership; Director, Human Resources Policy Association; Director, Executive Leadership Council Foundation; Board of Visitors of Temple University.

Ms. Taylor’s broad experience as a senior executive officer of one of the nation’s largest financial services companies, her service on the boards of several external organizations in key leadership roles and her extensive background and expertise in the areas of human resources, including executive compensation, employee benefits, talent and senior officer succession management, labor and employee relations, corporate social responsibility and impact investing, operations and systems, business continuation, risk management and privacy, provides the Board with an important perspective in the critical areas of human capital planning and management, succession and strategic planning, operational effectiveness and risk controls and privacy.

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DAVID A. TRICE

Retired. President and Chief Executive Officer, Newfield Exploration Company
Director since: 2004
Age: 68
Other Public Company Directorships: QEP Resources, Inc. (NYSE: QEP) (May 2011 – Present) and McDermott International, Inc. (May 2009 – Present)

Retired. Chairman from September 2004 to May 2010, President and Chief Executive Officer from February 2000 to May 2009, President and Chief Operating Officer from 1999 to 2000 and Vice President— Finance and International from 1997 to 1999, Newfield Exploration Company, a public independent crude oil and natural gas exploration and production company; Director, Rockwater Energy Solutions, Inc., a private fluids and environmental solutions provider that provides a wide range of products and services to the oil and gas industry, from August 2012 to present; Past Chairman, America’s Natural Gas Alliance, Inc. and the American Exploration and Production Council.

A career with over 30 years of experience with energy companies such as Newfield Exploration Company has given Mr. Trice extensive knowledge of the energy industry, particularly natural gas, as well as other operational expertise, which is essential to our Board in understanding and evaluating our business. Mr. Trice also brings to our Board experience gained from holding senior leadership and board positions at public companies and industry groups that provides our Board with significant experience in risk oversight, financial policy, executive compensation and corporate governance matters, which is particularly relevant to his service on NJR’s Leadership Development and Compensation Committee (the “LDCC”) and the NCGC. In addition, Mr. Trice’s extensive experience in the energy industry and his familiarity with the relevant issues provide the Board with a valuable perspective.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE “FOR” ALL OF THE PROPOSED DIRECTOR NOMINEES LISTED ABOVE.

Directors with Terms Expiring in 2018

DONALD L. CORRELL (Chair, Leadership Development and Compensation Committee)

Chief Executive Officer and Co-Founder, KWP Capital, LLC Director since: 2008 Age: 66 Other Public Company Directorships: HealthSouth Corp. (NYSE: HLS) (June 2005 – Present)

Chief Executive Officer and Co-Founder, KWP Capital LLC, a firm that invests in, advises and manages water and wastewater infrastructure assets and operations since January 2011. President and Chief Executive Officer and member of the Board of Directors of American Water Works, Inc., a New Jersey-based public water utility holding company, from April 2006 to August 2010; President and Chief Executive Officer and member of the Board of Directors of Pennichuck Corporation, a New Hampshire-based public water utility holding company, from 2003 to 2006; Chairman, President and Chief Executive Officer of United Water Resources, a public water services company from 1991 through 2001. From 2001 to 2003, served as an independent advisor to water service and investment firms on issues relating to marketing, acquisitions, and investments in the water services sector; Director, Northeast Power Coordinating Council, Inc.

Mr. Correll’s experience with utility companies through his leadership of American Water Works and other water services companies has given him an understanding of the regulatory and operational issues that we face. In his positions as a Chief Executive Officer and director of a public company and as a certified public accountant, he gained experience in financial policy and risk oversight that is essential to his position as a member of the Audit Committee. In these roles he also gained significant experience in risk oversight and executive compensation that is relevant to his position as the Chairman of the LDCC.

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REV. M. WILLIAM HOWARD, JR. (Lead Director, NJRCEV Board)

Retired. Pastor, Bethany Baptist Church Director since: 2005 Age: 70 Other Public Company Directorships: None

Retired. Pastor of Bethany Baptist Church, Newark, New Jersey, from 2000 to 2015; President, New York Theological Seminary from 1992 to 2000; President of the National Council of Churches from 1979 to 1981; Past Chairman and Member, Rutgers University Board of Governors from 2004 to 2014; Director Emeritus, Choose New Jersey.

Rev. Howard is an experienced local and national community leader with extensive familiarity with communities and contacts within and outside our service area. His work and experience in the public sector, including his experience leading religious institutions, bring unique and valuable perspectives and disciplines to the Board’s deliberations and decision-making processes, particularly with regard to issues of corporate citizenship and community relations, which are relevant to his position as Lead Director of the Board of Directors of NJR Clean Energy Ventures.

J. TERRY STRANGE (Chair, Audit Committee)

Retired. Vice Chair and Managing Partner, U.S. Audit Practice, KPMG LLP
Director since: 2003
Age: 72
Other Public Company Directorships: Newfield Exploration Company (NYSE: NFX) (2004 – Present), Group 1 Automotive, Inc. (NYSE: GPI) (2003 – Present), SLM Corp. (NASDAQ: SLM (2008 - May 2013), and BBVA Compass Bancshares, Inc. (NYSE: BBVA) (2008 – Present)

Retired. Vice Chair and Managing Partner of U.S. Audit Practice from 1996 to 2002 and Global Managing Partner of Audit Practice from 1998 to 2002, KPMG LLP, an independent accounting firm.

Mr. Strange has extensive knowledge and experience with accounting practices, policies and rulemaking from his 34-year career at KPMG LLP, which is especially important in his role as Chairman of the Audit Committee and an audit committee financial expert. His significant experience working with companies in the energy sector, as well his experience as a director of a number of public companies, has provided him an understanding of the challenges and strategic alternatives available to public companies, financial policy and risk oversight.

GEORGE R. ZOFFINGER

President and Chief Executive Officer, Constellation Capital Corp. Director since: 1996 Age: 68 Other Public Company Directorships: Virgin Media, Inc. (NASDAQ: VMED) (2003 - June 2013)

President and Chief Executive Officer, Constellation Capital Corp., a financial services company, since December 2007; President and Chief Executive Officer, New Jersey Sports & Exposition Authority from March 2002 to December 2007; Chairman, New Brunswick Development Corporation, a not-for-profit urban real estate development company.

Mr. Zoffinger’s leadership experience and work with public companies has provided him financial, corporate governance and real estate development expertise and experience with executive compensation issues, which are important to his roles as a member of the NCGC. In addition, he brings to the Board corporate development experience and knowledge gained from his leadership and board positions, including his tenure on the Board.

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Directors with Terms Expiring in 2019

LAWRENCE R. CODEY (Lead Director and Chair, Executive Committee)

Retired. President, Chief Operating Officer and Member, Board of Directors, Public Service Electric & Gas Company (“PSE&G”)
Director since: 2000
Age: 72
Other Public Company Directorships: Sealed Air Corporation (NYSE: SEE) (1993 – Present)

Retired. President, Chief Operating Officer and Member, Board of Directors, PSE&G, from September 1991 through February 2000; Director, Horizon Blue Cross Blue Shield of New Jersey; Director,United Water Resources, a subsidiary of Suez Environnement, S.A.

Mr. Codey brings to our Board diverse business, leadership and administrative experience in the utility industry from his tenure at PSE&G and his service on public company boards. His understanding of issues facing utility companies, both as an officer and director, is invaluable to the Board and is vital to his role as the Board’s Lead Director.

LAURENCE M. DOWNES (Chairman of the Board)

President and Chief Executive Officer, New Jersey Resources Corporation Director since: 1995 Age: 59 Other Public Company Directorships: Questar Corporation (NYSE: STR) (2010 - September 2016)

Chairman of the Board of the Company since September 1996 and President and Chief Executive Officer since July 1995; Director and past Chairman, American Gas Association; Trustee, American Gas Foundation; Member, Board of Directors of New Jersey Economic Development Authority.

As Chairman of the Board, Mr. Downes provides the Board with strong leadership and direction and a considerable amount of experience. As our President and Chief Executive Officer, Mr. Downes is able to communicate with and inform the Board about our strategy, performance, operations, issues and developments. Mr. Downes’ extensive knowledge of the energy industry, experience as the leader of the Company and innovative thinking provides an invaluable benefit to the Board. In addition, Mr. Downes’ board positions at other natural gas organizations have positioned him to bring experience and industry knowledge to his position as Chairman of the Board. Through Mr. Downes’ years of service on the Board, he has developed extensive knowledge in the areas of leadership, strategy, safety, risk oversight, management and corporate governance, each of which provides great value to the Board.

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ROBERT B. EVANS (Lead Director, NJRES Board)

Retired. President and Chief Executive Officer, Duke Energy Americas
Director since: 2009
Age: 68
Other Public Company Directorships: Sprague Resources LP (NYSE: SRLP) (October 2013 – Present), Targa Resources Corp. (NYSE: TRGP) (March 2016 – Present) and ONE Gas, Inc. (NYSE: OGS) (2014 – Present)

Retired. President and Chief Executive Officer of Duke Energy Americas, a business unit of Duke Energy Corp., from 2004 to 2006; Transition executive for Energy Services, a business unit of Duke Energy Corp., during 2003; President of Duke Energy Gas Transmission from 1998 to 2002 and President and Chief Executive Officer from 2002 to 2003.

Mr. Evans’ experience in senior leadership and board positions for other energy companies has positioned him to bring executive, corporate development, operational and financial experience and industry knowledge to his position as a member of the Board. His extensive executive experience with the natural gas transmission business and wholesale natural gas trading business of Duke Energy and Targa Resources Partners provides the Board with valuable knowledge of those aspects of the energy industry and has provided him with the experience and knowledge to serve as Lead Director of the joint Board of Directors of NJR Energy Services Company (“NJRES”) and NJR Energy Investments Corporation.

ALFRED C. KOEPPE (Lead Director, NJNG Board)

Retired. CEO, Newark Alliance Director since: 2003 Age: 70 Other Public Company Directorships: None

Retired. Chief Executive Officer, Newark Alliance, a non-profit organization whose mission is to improve the City of Newark, New Jersey, from October 2003 through December 2013. President and Chief Operating Officer, PSE&G from March 2000 to October 2003; President and Chief Executive Officer, Bell Atlantic-New Jersey from 1990 to 1995; Chairman, New Jersey Economic Development Authority; Director, Horizon Blue Cross Blue Shield of New Jersey.

Mr. Koeppe’s unique experience as a senior executive officer of the state’s two largest energy and telecommunications utilities and his experience as general counsel have given him a considerable understanding of financial, operational, regulatory, corporate governance and legal matters, which is important in his role as Lead Director of the Board of Directors of New Jersey Natural Gas Company (“NJNG”) and as a member of a number of Board committees. His leadership of a non-profit organization and chairmanship of New Jersey’s Economic Development Authority bring additional valuable perspectives to the Board.

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Summary of Director Qualifications and Experience

Summary of Director Qualifications and Experience	Codey, Lawrence R.	Correll, Donald L.	Downes, Laurence M.	Evans, Robert B.	Howard Jr., M. William	Kenny, Jane M.	Koeppe, Alfred C.	Strange, J. Terry	Taylor, Sharon C.	Trice, David A.	Zoffinger, George R.
Years Served on the Board	16	8	21	6	11	10	13	13	3	12	20
Utility Transmission/Distribution	•	•	•	•			•	•
Oil & Gas Exploration	•		•	•				•		•
General Business/Management	•	•	•	•	•	•	•	•	•	•	•
Regulatory	•	•	•	•		•	•	•	•		•
Finance and Accounting	•	•	•	•	•		•	•		•	•
Corporate Governance	•	•	•		•	•	•	•	•	•
Marketing				•	•						•
Public Relations					•	•			•		•
Technology	•					•	•		•
Energy Services	•		•	•		•
Education	•		•		•	•	•
State and Federal Government	•	•	•		•	•	•		•	•	•
Community Relations	•	•	•		•	•	•		•		•
Commodity Trading and Risk Management				•				•		•
Electric Power Generation	•			•		•	•
Legal	•						•			•
Environmental	•	•				•	•			•
Renewable Energy			•			•
Leadership Development and Succession Planning	•	•	•	•	•	•	•		•	•	•
Bargaining Unit	•	•	•				•		•		•
Cybersecurity							•
Strategic Planning	•	•	•	•	•	•	•	•	•	•	•

Director Nominations and Evaluation Processes

Director Candidate Recommendations and Nominations by Shareowners. The NCGC’s charter provides that the NCGC will consider qualified director candidate recommendations by shareowners. Shareowner nominees will be evaluated under the same standards as nominees recommended by management or the non-management members of the Board. Recommendations should be sent to Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Under our By-Laws, the Corporate Secretary should receive any nomination for director on or before November 11, 2017 for consideration at the 2018 Annual Meeting of Shareowners. In addition, in accordance with our By-Laws, any shareowner entitled to vote for the election of directors may nominate persons for election to the Board if such shareowner complies with the procedures set forth in the By-Laws and summarized above under “Question 21 under QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING: How do I make a shareowner proposal for the 2018 Annual Meeting of Shareowners?” on page 11. The NCGC did not receive any recommendations from any shareowners in connection with the Meeting.

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NCGC Process for Identifying and Evaluating Director Candidates. The NCGC identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The NCGC evaluates a candidate’s qualifications to serve as a member of the Board based on the background and expertise of individual Board members, as well as the background and expertise of the Board as a whole. Nominees are required to bring the skills, talents, knowledge and expertise to ensure that the composition, structure and operation of the Board serves the best interests of our shareowners. In addition, the NCGC will evaluate a candidate’s independence and his or her background and expertise in the context of the Board’s needs.

Although the NCGC does not have a separate policy regarding diversity, it will consider, in identifying first-time candidates, nominees for director or evaluating individuals recommended by shareowners, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background and other qualities and attributes with those of the other Board members. To ensure that the Board’s composition reflects the particular needs of the Board and the Company, the NCGC incorporates this broad view of diversity into its review and evaluation of new candidates and incumbent nominees in its director nomination process. The NCGC and Board monitor its effectiveness through the Board’s self-evaluation process.

As described under “Nominees for Election as Directors” on page 13, the NCGC and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareowners.

Annual Director Performance Evaluations. As required by our Corporate Governance Guidelines, the Board conducts an evaluation of its performance on an annual basis. The Board has the authority to retain advisers or consultants and to provide for their compensation by the Company, as it shall deem appropriate, to assist in designing and implementing such evaluation. Annually, all Board members participate in a self-assessment that is administered by the NCGC. The self-assessment focuses on the following areas: board structure, logistics, conduct of the meeting and discharge of board responsibilities. During fiscal year 2016, the NCGC Chair also interviewed each Board member to solicit their views on the Board’s performance. The results of the interviews were shared with the NCGC and discussed with the Board. Feedback from the leadership team was also solicited and provided to the Board.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Our business and affairs are managed under the direction of the Board in accordance with the New Jersey Business Corporation Act and our Restated Certificate of Incorporation and By-Laws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.

Board Meetings and Attendance at Annual Meeting of Shareowners

During fiscal year 2016, there were 13 meetings of the Board. Each director attended more than 75 percent of the combined meetings of the Board and the committees on which she or he served during the year. We encourage all directors to attend our annual shareowners’ meetings. All of the directors serving at the time of the 2016 Annual Meeting of Shareowners held in January 2016 attended the 2016 Annual Meeting.

Board Standards of Independence

The Board sets our independence standards (“Company Independence Guidelines”) in our corporate governance guidelines (the “Corporate Governance Guidelines”). The director independence standards, as set forth in the Company Independence Guidelines, provide that a majority of the Board must be independent under the independence standards established by the Corporate Governance Guidelines, the NYSE and the SEC as in effect from time to time. For a Board member or candidate for election to the Board to qualify as independent, the Board must determine that the person and his or her immediate family members do not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) or any of our affiliates. Under the categorical standards adopted by the Board, a member of the Board is not independent if:

■	the director is, or has been within the last three years, our employee, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

■	the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

■	(i) the director is a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

■	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

■	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent, of such other company’s consolidated gross revenues.

The Board will also consider a director’s charitable relationships. Contributions to tax-exempt organizations are not considered payments for purposes of the test in the final bullet point above, provided that we are required to disclose in our annual proxy statement any such contributions made by us to any tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from us to the organization exceeded the greater of $1 million, or two percent, of such tax-exempt organization’s consolidated gross revenues.

For purposes of the above independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who

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shares such person’s home. When applying the look-back provisions set forth above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

A Board member may sit on the board of any of our affiliates if, except for being a director on each such board of directors, the member otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors. Each member of the Board must submit a letter of resignation to the Chairman of the Board when the member changes his or her principal occupation or employment, or leaves or retires from the business with which such occupation or employment was carried out. The letter will be submitted to the NCGC who will make a recommendation to the Board regarding such director’s continued service on the Board. The Board will then determine whether to accept such resignation.

With the exception of Mr. Downes, the Chairman of the Board and Chief Executive Officer, the Board has affirmatively determined that each member of the Board is independent in accordance with the above standards. Additionally, we made no contributions during fiscal year 2016 to any charitable organization in which an independent director serves as an executive officer in any single fiscal year within the preceding three fiscal years in an amount in excess of the greater of $1 million, or two percent, of the charitable organization’s consolidated gross revenues.

The Company Independence Guidelines are described in the Corporate Governance Guidelines and are available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Certain Relationships and Related Person Transactions

Our Board has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if:

■	the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy,

■	the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party,

■	the transaction is approved by the disinterested members of the Board, or

■	the transaction involves compensation approved by the LDCC.

In the event our management determines to recommend a related person transaction to the Audit Committee, that transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction. Our management will update the Audit Committee as to any material change to the proposed related person transaction at each subsequently scheduled Audit Committee meeting. When our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chairman of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee or the Chairman approves only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareowners, as the Audit Committee or the Chairman determines in good faith.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

A “related person” is defined as:

■	Any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors

■	Any person who is known to be the beneficial owner of more than five percent of any class of our voting securities

■	Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner

■	Any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest

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Apart from the delivery of regulated natural gas service to any director or executive officer living in our service territory, there have been no related person transactions or proposed transactions since the beginning of fiscal year 2016 between the Company and our directors or executive officers, either directly or indirectly. Additionally, there are no legal proceedings to which any director, officer, principal shareowner or any affiliate thereof, is a party that would be material and adverse to us.

Board Refreshment and Succession Planning

The Board recognizes the importance of Board refreshment and succession planning to ensure that our directors possess a composite set of skills, experience and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities (see “Election of Directors” and “Summary of Director Qualifications and Experience” above for a discussion of the key qualifications considered by the NCGC in evaluating candidates). In order to promote thoughtful Board refreshment, the Board adopted a director retirement policy, as discussed below.

Director Retirement Policy. The Company’s Corporate Governance Guidelines provide that no director may serve beyond the date of the first annual meeting of shareowners following his or her 75th birthday. Only under extraordinary circumstances, as determined by the Board, may a retired director remain on the Board as a director emeritus.

In accordance with the director retirement policy, we expect two incumbent non-employee directors to retire from the Board at our 2020 Annual Meeting of Shareowners. As our longest-tenured directors retire from the Board, we will continue our director recruitment efforts to help ensure that the size and expertise of the Board will be maintained at an appropriate level.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. As provided in the Corporate Governance Guidelines, the Board does not have a policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. We currently operate with one individual, Mr. Downes, serving as Chairman of the Board, President and Chief Executive Officer. The Board elected Mr. Downes as President and Chief Executive Officer in July 1995 and Chairman of the Board in September 1996. Prior to his election as our President and Chief Executive Officer, Mr. Downes served as our Senior Vice President and Chief Financial Officer. The Board believes that because Mr. Downes has unique and extensive experience and understanding of our business, as well as more than 20 years of experience serving on our Board, he is well situated to lead and execute strategy and business plans to maximize shareowner value.

The Board believes that combining the Chairman of the Board and Chief Executive Officer positions is the appropriate corporate governance structure for us at this time because it most effectively utilizes Mr. Downes’ extensive experience and knowledge regarding the Company, by allowing him to lead Board discussions regarding our business and strategy and providing us with unified leadership.

To ensure that the independent directors play a leading role in our current leadership structure, the Board established the position of Lead Director in the Corporate Governance Guidelines in 2003. Mr. Codey currently serves as our Lead Director. In addition, we maintain a significant majority of independent directors (Mr. Downes is the only non-independent director) and independent Board committees. In this role as Lead Director, Mr. Codey is in frequent contact with the Chairman of the Board and Chief Executive Officer and is regularly consulted on all material matters. The Lead Director is elected by the independent directors and ensures that the Board operates independently of management and directors and that shareowners have an independent leadership contact.

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The Lead Director, who must satisfy our independence standards, has the following specific roles and responsibilities:

■	Ensures that the Board and its committees function independently of our management

■	Chairs Board meetings when the Chairman is not present or when there is a potential conflict

■	Confers with the Chairman to develop the agenda for the Board meetings and schedules for the Board and committee meetings

■	Provides advice and counsel to the Chairman on Board meeting schedules to ensure there is sufficient time for all agenda items

■	Calls meetings and sets agendas for executive sessions of the independent directors

■	Evaluates and oversees, with the Chairman, the quality, quantity and timeliness of the information submitted by management to the independent directors

■	Acts as a liaison between the independent directors and the Chairman and senior management

■	Confers with the NCGC Chair and the Chairman as to the membership of the various committees and committee chairs

■	Coordinates with the NCGC Chair and the Chairman in the performance evaluation of the Board and its committees

■	Coordinates with the NCGC in the performance evaluation of the Chairman

■	Is available for consultation and direct communication, under appropriate circumstances, if requested by major shareowners

■	Retains advisors and consultants at the request of the independent directors

■	Performs such other duties and responsibilities as may be delegated to the Lead Director by the Board from time to time

The Board also has four standing Committees: the Audit Committee, the LDCC, the NCGC and the Executive Committee. Each Committee has a separate chairperson and each committee, other than the Executive Committee, is composed solely of independent directors.

Given our current circumstances and operating strategies, we believe having a combined Chairman of the Board and Chief Executive Officer, as well as having a Lead Director and independent standing Board committees, is the most appropriate structure for our shareowners and us. We believe this structure demonstrates clear leadership to our employees, shareowners and other interested parties and eliminates potential for redundancies and confusion. The Lead Director supports the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board and Chief Executive Officer.

As part of the Board’s annual assessment process, the Board evaluates our board leadership structure to ensure that it remains appropriate. The Board recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board with the flexibility to determine the best leadership structure.

Board’s Role in Risk Oversight. The Board is responsible for our risk oversight. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerance. Our management team holds regular meetings that identify, discuss and assess financial risk from current macro-economic, industry and company perspectives. In carrying out its risk oversight function, the Board has four standing committees: the Audit Committee, the LDCC, the NCGC and the Executive Committee. Each committee is responsible for risk oversight within its area of responsibility and regularly reports to the Board. Each of the committee’s charters, other than the Executive Committee charter, reflects such responsibilities. Generally, the Board’s committees and subsidiary boards of directors oversee the risks as detailed below.

Audit Committee: Responsible for discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including, but not limited to, proposed risk factors and other public disclosures, mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. Our internal Risk Management Committee (“RMC”) was established by the Audit Committee to develop, implement and enforce risk management procedures for NJRES, NJNG and NJR Clean Energy Ventures Corporation (“NJRCEV”) and continuously monitors our credit risk management, risks related to trading positions, and trading risk policies and procedures applicable to those entities. The RMC is comprised of individuals from our affiliated companies that meet approximately once a month and provides periodic reports to the Audit Committee. The RMC’s duties include, but are not limited to, evaluating the effectiveness of existing credit policies and procedures, reviewing material transactions and discussing emerging issues.

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LDCC: Considers succession planning, human resources risks and risks that may result from our executive compensation programs.

NCGC: Considers risks related to corporate governance structure, policies and practices.

Each committee regularly reports to the Board. Moreover, the Board reviews and oversees our various financial policies, financing programs, capital and operating plans, benefit plan management and certain risk management policies.

Subsidiary Boards: Our several subsidiary boards of directors, which are comprised largely of non-management directors, enhance our operational risk oversight. The board of directors of NJNG provides operational and financial risk oversight to that subsidiary, while the boards of directors of NJRES, NJR Energy Investments Corporation and NJRCEV jointly meet periodically and discuss the operational and financial risks of those subsidiaries.

We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the committee and subsidiary board level, with ultimate oversight by the full Board as led by the Chairman of the Board and Chief Executive Officer and the Lead Director.

Information About the Board’s Committees

The Board has established various committees to assist with the performance of its responsibilities. The information below provides a description of the roles of each committee, as well as membership and meeting information for fiscal year 2016.

Audit Committee

Members: Lawrence R. Codey, Donald L. Correll, Robert B. Evans, Alfred C. Koeppe, J. Terry Strange (Chair)

Meetings held: Eight

Independence: All of the members are independent within the meaning of the listing standards of the NYSE and the independence standards set by the Board as discussed under “Corporate Governance and Related Matters — Board Standards of Independence” on page 20, and as set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Qualifications: All members are “financially literate” and, as required by the NYSE listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. The Board has also determined that each of the members of the Audit Committee is an “audit committee financial expert,” as such term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002.

Under the corporate governance requirements of the NYSE listing standards, if an audit committee member simultaneously serves on the audit committee of more than three public companies, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee. The Board has determined that the service of Mr. Strange on the audit committee of more than three public companies does not impair his ability to serve effectively as a member of our Audit Committee.

Responsibilities:

■	oversees management’s responsibilities for accounting, internal control over financial reporting and financial reporting;

■	selects, appoints, compensates and oversees the independent registered public accounting firm to serve as our independent registered public accounting firm for each fiscal year, approves the retention of, and retains, such firm for any other purposes and approves the audit and non-audit fees we pay to such firm;

■	reviews the scope and the results of the work of the independent registered public accounting firm and internal auditors;

■	reviews the adequacy of internal control over financial reporting; and

■	prepares the Audit Committee Report.

The functions and responsibilities of the Audit Committee are described in more detail in the “Audit Committee Report” on page 87.

The Audit Committee operates under a written charter adopted by the Board that is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

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Leadership Development and Compensation Committee (LDCC)

Members: Donald L. Correll (Chair), Rev. M. William Howard, Jane M. Kenny, Alfred C. Koeppe, Sharon C. Taylor, David A. Trice

Meetings held: Four

Independence: The Board has determined that the members are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (referred to herein as the “Internal Revenue Code”)) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines as discussed above under “Corporate Governance and Related Matters — Board Standards of Independence” on page 20). In addition, no LDCC member is a current or former employee of the Company or any of our subsidiaries.

Responsibilities:

■	performs the responsibilities of the Board relating to compensation of our executives;

■	oversees the performance and qualifications of senior management and interprets, implements and administers the annual compensation and benefits of all of the Company’s and our subsidiaries’ elected officers;

■	reviews or approves financial corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

■	evaluates the performance of our Chief Executive Officer and our other executive officers in light of those goals and objectives;

■	determines and approves compensation levels for our Chief Executive Officer and our other executive officers based on this evaluation;

■	makes recommendations to the Board with respect to annual and long-term incentive compensation plans; and evaluates the performance of, and determines the salaries, incentive compensation and executive benefits for senior management;

■	administers our equity-based and other executive compensation plans;

■	oversees our leadership development, including review of our succession planning for senior management, officer promotions and affirmative action and diversity plans;

■	considers the impact of our executive compensation program, and the incentives created by the compensation awards that the LDCC administers, on our risk profile;

■	reviews all our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us; and

■	prepares the Report of the LDCC on page 57.

The LDCC operates under a written charter adopted by the Board that is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

The Chairman of the LDCC works with our Chief Executive Officer, Vice President, Chief Human Resources Officer and our Legal Department to establish the agenda for LDCC meetings. The Vice President, Chief Human Resources Officer and management personnel reporting to her prepare data and materials for review by the LDCC using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review of peer company proxy data, professional research consortia and nationally recognized compensation databases provided by the LDCC’s outside independent compensation consultant.

The LDCC reviews the performance and compensation of our Chief Executive Officer with input from both the full Board (in the form of written evaluations), and our Chief Executive Officer’s self-evaluation. The LDCC approves the compensation of the other executive officers based upon the evaluation and recommendation of our Chief Executive Officer and its own review of each executive officer’s individual performance highlights. When it deems appropriate, the LDCC engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages and to support the LDCC’s duty to establish each of the executive officer’s targeted overall compensation levels.

Our Board remains focused on its responsibilities in the areas of succession planning and talent development to ensure strong internal leadership capabilities that will support NJR’s strategic plan. Each year, the CEO provides a review of the performance and long-term leadership potential of our team, including possible succession candidates for key leadership positions. The Board receives updates at each meeting. The Company engages outside resources as needed to assist with the process. The Board also has in place a confidential plan for emergency succession in the event of the unexpected departure of the CEO.

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The LDCC reports regularly to the Board on matters relating to the LDCC’s responsibilities. In addition, the LDCC follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information regarding the compensation-related activities of the LDCC, see the sections entitled “Compensation Discussion and Analysis” on page 32 and “Report of the Leadership Development and Compensation Committee” on page 57 of this Proxy Statement, respectively.

The LDCC is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. For fiscal year 2016, the LDCC retained Frederic W. Cook & Co. Inc. (“FW Cook”) as its independent compensation consultant. The independent compensation consultant was retained to (1) assist in gathering and analyzing market data, (2) advise the LDCC on compensation standards and trends, (3) provide an annual risk assessment of our compensation policies, (4) assist in the implementation of policies and programs during fiscal year 2016 and (5) advise the LDCC with respect to the proposed 2017 Stock Award and Incentive Plan. In retaining FW Cook, the LDCC separately considered the six factors set forth in Section 10C-1(b)(4) (i) through (vi) of the Exchange Act and, based on such consideration, determined that the work of FW Cook did not raise any conflicts of interest. For a further discussion of the role of FW Cook, please see the section entitled “The Compensation Review Process – Role of Compensation Consultant” on page 37.

Nominating/Corporate Governance Committee (NCGC)

Members: Lawrence R. Codey, Jane M. Kenny (Chair), Alfred C. Koeppe, Sharon C. Taylor, David A. Trice, George R. Zoffinger

Meetings held: Five

Independence: All of the members are “independent” within the meaning of the listing standards of the NYSE and the independence standards set by the Board.

Responsibilities:

■	assesses the corporate needs for an effective Board;

■	makes recommendations to the Board regarding Board composition, size, compensation, skills and talents needs;

■	identifies individuals qualified to be directors, consistent with the criteria approved by the Board and set forth in the Corporate Governance Guidelines (for information on the nomination process see “Director Nominations and Evaluations Processes” on page 18);

■	leads the annual self-evaluation performance review of the Board;

■	recommends to the Board the selection of nominees for election to the Board;

■	recommends to the Board the individual directors to serve on the committees of the Board;

■	recommends to the Board corporate governance guidelines and oversees related governance matters;

■	advises the Board on matters that impact corporate social responsibility, advocacy and our reputation; and

■	fulfills its oversight responsibility for risk management by periodically assessing and responding, as appropriate, to material risks that may arise in connection with governance structures and processes.

For information on how to nominate a Director see “Director Nominations and Evaluations Processes” on page 18.

The NCGC operates under a written charter that is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Executive Committee

Members: Lawrence R. Codey (Chair), Donald L. Correll, Laurence M. Downes, Robert B. Evans, Rev. M. William Howard, Jane M. Kenny, Alfred C. Koeppe, J. Terry Strange

Meetings held: None

Independence: With the exception of Mr. Downes, all of the members are independent within the meaning of the listing standards of the NYSE and the independence standards set by the Board as discussed under “Corporate Governance and Related Matters — Board Standards of Independence” on page 20.

Responsibilities: During the interval between meetings of the Board, the Executive Committee is authorized under our By-Laws to exercise all the powers of the Board, unless specifically directed otherwise by the Board or otherwise proscribed by law.

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Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth the practices of the Board, including the following:

■	qualification, selection and election of directors;

■	director orientation and continuing education;

■	director responsibilities;

■	Board composition and performance;

■	director access to management and independent advisors;

■	director compensation and share ownership guidelines;

■	management evaluation and succession;

■	policies regarding the Lead Director;

■	meetings of the non-management directors; and

■	the policy on communicating with the non-management directors.

A copy of our Corporate Governance Guidelines is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Compensation Committee Interlocks and Insider Participation

No member of the LDCC was at any time an officer or employee of the Company, or is related to any other member of the LDCC, any other member of the Board or any executive officer of the Company.

Code of Business Conduct and Ethics

The Board has adopted the Code of Conduct, a code for all directors, officers and employees, as required by the NYSE rules, which also satisfies the requirements of Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the SEC with respect to our principal executive officer and senior financial officers. The Board has also adopted a Wholesale Trading Code of Conduct, a code applicable to all officers and any employees and agents directly or indirectly involved in the submission of offers or bids to buy or sell natural gas or pipeline or storage capacity (collectively, the “Codes”). The Codes form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees. The Codes cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Copies of the Codes are available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Communications with the Board

Any shareowner or interested party wishing to communicate with the Lead Director, the non-management directors, any Board committee or specified individual director on an anonymous basis may do so by calling Ethicspoint, Inc., an unaffiliated toll-free hotline service, at 1-866-384-4277 or by submitting a report via its secure web site at www.ethicspoint.com. Ethicspoint, Inc. will then notify the Lead Director or another designated representative of the non-management directors. The Lead Director and his duly authorized agents are responsible for collecting and organizing shareowner communications.

Absent a conflict of interest, the Lead Director is responsible for evaluating the materiality of each shareowner communication and determining whether further distribution is appropriate, and, if so, whether to the full Board, one or more committee members, one or more Board members and/or other individuals or entities. In addition, any shareowner can communicate in writing to such directors by mailing communications to them c/o New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719, Attention: Lead Director, Lawrence R. Codey.

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Director Compensation

The Board, at the recommendation of the NCGC, sets compensation for directors who are not officers of either the Company or our subsidiaries. In November 2015, the NCGC considered a competitive review of director compensation among the Company’s peer group companies (see “The Compensation Review Process—Fiscal Year 2016 Peer Group” on page 38 for more information) that was prepared by FW Cook. Based on this review, the NCGC recommended and the Board approved effective January 1, 2016, the following changes:

■	an increase to the annual equity retainer, increasing the value of the annual equity retainer to $90,000 (the number of shares to be based upon the closing price of a share of the Company’s common stock on the date of the grant)

■	an increase to the Lead Director annual cash retainer to $18,750

Compensation for directors who were not officers of the Company or our subsidiaries is detailed in the below table.

Director Annual Cash Retainer (All independent directors except for Lead Director)	$68,000
Lead Director Additional Cash Retainer	$18,750
Annual Stock Retainer	Shares of Common Stock worth $90,000 (the number of shares based upon the closing price of a share of Common Stock on the date of the grant)
Annual Retainer- Committee Members
Audit Committee	$12,000
LDCC	$6,000
NCGC	$6,000
Additional Annual Retainer for Committee Chairs:
Audit, Executive Committee, LDCC, NCGC	$15,000
Subsidiary Board Retainer*
Member**	$9,000
Additional Annual Retainer- Lead Director***	$15,000

*	Subsidiary Boards include the Boards of Directors for New Jersey Natural Gas Company, NJR Energy Services Company, NJR Clean Energy Ventures Corporation and NJR Energy Investments Corporation.
**	Subsidiary Board member annual retainers and any additional meeting fees are based upon each member only being compensated for one meeting when joint Boards of Directors meetings occur.
***	Lead Directors of more than one subsidiary Board will only be paid a single annual retainer fee of $15,000 for service as Lead Director on those Boards.

In the event of extraordinary circumstances resulting in an excessive number of Board or Committee meetings beyond the typical number of meetings of a Board or Committee in a given year, the Board retains discretion to pay an additional per meeting fee of $1,500 to each attending non-employee director that is a member of such Board or Committee.

Director Share Ownership Guidelines

All Board members are required to own shares of our Common Stock with a market value equal to five times the annual cash retainer, to foster a mutual interest between Board members and shareowners of the Company. We expect Board members to retain at least 50 percent of the Common Stock received from the Company as part of their annual stock retainer until the stock ownership requirements are met. All of our Board members are in compliance with these guidelines.

Director Deferred Compensation Plan

Non-employee directors of the Company are eligible to defer up to 100 percent of their Board compensation under the NJR Directors’ Deferred Compensation Plan (the “Director Deferred Compensation Plan”). This includes the deferral of the payment of annual Board and committee retainers, Board meeting fees and committee meeting fees. At the director’s election, deferred amounts are credited to either an “interest account” or a “stock account.” If deferred amounts are credited to a stock account, such account is credited with a number of shares based on the

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closing price of our Common Stock on the date we allocate such fees (no later than 90 days after the deferred fees would have been paid) and such account is credited with additional shares based on the deemed reinvestment of dividends. An interest account is credited monthly with interest at a rate equal to the Prime Rate listed in the Wall Street Journal plus two percent based on the average daily balance credited to the account for that month. The rate is adjusted on a monthly basis. At the election of the participating director, deferred balances in the stock and/or interest accounts are payable after termination of Board service in a lump sum or in installments over a period not to exceed five years after termination of Board service.

The following table presents information relating to total compensation of our non-employee directors for the fiscal year ended September 30, 2016.

			Change in Pension
			Value and Non-
			Qualified Deferred
	Fees Earned or		Compensation	All Other
	Paid in Cash(1)	Stock Awards(2)	Earnings(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)
Lawrence R. Codey	128,750	90,000	—	5,064	223,814
Donald L. Correll	110,000	90,000	—	64	200,064
Robert B. Evans	104,000	90,000	—	64	194,064
M. William Howard, Jr.	98,000	90,000	—	64	188,064
Jane M. Kenny	104,000	90,000	—	1,814	195,814
Alfred C. Koeppe	116,000	90,000	13,581	4,189	223,770
J. Terry Strange	104,000	90,000	—	64	194,064
Sharon C. Taylor	89,000	90,000	11,949	64	191,013
David A. Trice	89,000	90,000	—	64	179,064
George R. Zoffinger	83,000	90,000	12,718	64	185,782

(1)	This column reports the amount of cash compensation earned in fiscal year 2016 for Board (including Subsidiary Boards) and committee service.
(2)	These amounts are calculated in accordance with the share-based compensation provisions of Financial Accounting Standards Board (FASB) ASC Topic 718. Each director received an annual stock retainer of 2,748 shares of NJR common stock valued at $90,000 based on the grant date closing price of $32.75 on January 4, 2016.
(3)	Amounts in this column show the amount contributed by us in fiscal year 2016, as we provide a return on directors’ deferred compensation at the federal Prime Rate plus two percent as part of our Directors’ Deferred Compensation Plan.
(4)	Amounts in this column do not represent compensation paid to the directors. These amounts are comprised of our matching contributions of the non-management director’s charitable donations to eligible organizations made in fiscal year 2016 as part of our overall support of charitable organizations under our Matching Gift Program for the Board and premiums we paid in fiscal year 2016 for a Directors and Officers Travel Insurance Policy in the amount of approximately $64 per director.

The aggregate number of stock options held by each non-employee director and the aggregate number of shares of Common Stock held by each non-employee director (including deferred stock) as of September 30, 2016, was as follows:

	Number of	Shares of
Directors	Options	Common Stock
Lawrence R. Codey	—	37,638
Donald L. Correll	—	26,088
Robert B. Evans	—	25,864
M. William Howard, Jr.	—	28,797
Jane M. Kenny	—	24,024
Alfred C. Koeppe	—	83,502
J. Terry Strange	—	61,422
Sharon C. Taylor	—	20,167
David A. Trice	—	70,720
George R. Zoffinger	—	86,066

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STOCK OWNERSHIP

Principal Shareowners

The following table sets forth, as of November 28, 2016, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

	Number of		Percent of
Name and Address of Beneficial Owners	Shares		Class(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,732,338	(2)	12.5%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	7,766,296	(3)	9.0%

(1)	The percentage shown in the table is based on 86,174,654 shares of Common Stock outstanding on November 28, 2016.
(2)	As reported on an Amendment No. 6 to Schedule 13G filed with the SEC on January 8, 2016. The Amendment No. 6 to Schedule 13G indicates that BlackRock, Inc. (“BlackRock”) reported that it held sole voting power over 10,510,562 shares of Common Stock and sole dispositive power over 10,732,338 shares of Common Stock. The number of shares of Common Stock owned by BlackRock may have changed since the filing of Amendment No. 6 to Schedule 13G.
(3)	As reported on an Amendment No. 6 to Schedule 13G filed with the SEC on February 10, 2016. The Amendment No. 6 to Schedule 13G indicates that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 103,370 shares of Common Stock as a result of serving as investment manager of collective trust accounts. VFTC directs the voting of these shares of Common Stock. Amendment No. 6 to Schedule 13G also indicates that Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,100 shares of Common Stock as a result of serving as investment manager of Australian investment offerings. VIA directs the voting of these shares. The Vanguard Group, Inc. reported that it held sole voting power over 108,670 shares of Common Stock, sole dispositive power over 7,658,126 shares of Common Stock and shared dispositive power over 108,170 shares of Common Stock. The number of shares of Common Stock held by The Vanguard Group, Inc. may have changed since the filing of Amendment No. 6 to Schedule 13G.

Directors and Executive Officers

The following table sets forth, as of November 28, 2016, the beneficial ownership of our Common Stock of each of the directors, each of our executive officers listed in the Summary Compensation Table below and all of our directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares (or shares such powers with his or her spouse). The beneficial ownership of each director and executive officer is less than one percent of the outstanding shares. The shares owned by all such persons as a group constitute approximately 1.5 percent of the total shares of Common Stock outstanding.

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	Amount and
	Nature of
	Beneficial
Name	Ownership(1)(2)(3)
Lawrence R. Codey	37,795
Donald L. Correll	26,204
Laurence M. Downes	390,981	(4)
Mariellen Dugan	41,219
Kathleen T. Ellis	93,043
Robert B. Evans	25,864
M. William Howard, Jr.	28,914
Jane M. Kenny	24,178
Alfred C. Koeppe	84,149
Glenn C. Lockwood	175,698
Patrick J. Migliaccio	14,329
J. Terry Strange	61,656
Sharon C. Taylor	20,303
David A. Trice	70,866
Stephen D. Westhoven	82,864
George R. Zoffinger	86,684
All Directors and Executive Officers as a Group (19 Persons)	1,300,431	(5)

(1)	Each individual has furnished information as to the amount and nature of beneficial ownership not within our knowledge.
(2)	This column lists voting securities, including restricted stock held by the executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director or executive officer has sole voting and investment power over the shares reported. Includes shares of restricted stock held by the executive officers over which they have sole voting power but no investment power, as follows: Mr. Downes— 23,114 shares, Mr. Lockwood— 2,151 shares, Ms. Ellis— 3,647 shares, Ms. Dugan— 15,879 shares, Mr. Westhoven— 4,377 shares, Mr. Migliaccio— 3,420 shares and all directors and executive officers as a group— 58,732 shares.
(3)	Includes deferred shares of Common Stock held by the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power, as follows: Mr. Codey— 20,511 shares, Mr. Correll— 15,472 shares, Rev. Howard— 15,474 shares, Ms. Kenny— 12,030 shares, Mr. Koeppe— 32,955 shares, Mr. Lockwood—68,008 shares, Mr. Strange— 15,580 shares, Ms. Taylor— 17,991 shares, Mr. Trice— 19,303 shares, Mr. Zoffinger— 81,567 shares and all directors and executive officers as a group— 298,891 shares.
(4)	Includes 715 shares of Common Stock held by Mr. Downes as custodian for the benefit of a relative.
(5)	Includes (i) 715 shares of Common Stock indirectly owned by certain of the directors and executive officers, (ii) 298,891 deferred shares of Common Stock held by certain of the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power and (iii) 58,732 shares of restricted stock held by certain of the executive officers over which they have sole voting power but no investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10 percent of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10 percent shareowners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such officers and directors and greater than 10 percent shareowners were complied with during fiscal year 2016.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information, as of September 30, 2016, with respect to equity compensation plans under which shares of Common Stock are authorized for issuance.

Number of
	Securities to		Number of
	be Issued	Weighted Average	Securities Remaining
	Upon Exercise	Exercise Price	Available for
	of Outstanding	of Outstanding	Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights(1)	and Rights(2)	Compensation Plans
Equity Compensation Plans Approved by Shareowners	1,127,652	—	1,471,496
Equity Compensation Plans Not Approved by Shareowners(3)	—	—	—
TOTAL	1,127,652	—	1,471,496
(1)	There are no outstanding warrants or rights. This amount includes deferred stock units and performance shares that may vest based upon certain conditions and would be paid in the form of shares of Common Stock on a one-to-one basis upon vesting. This amount does not include outstanding shares of restricted stock. Assumes vesting at the maximum payout level for performance-based awards.
(2)	There is no weighted-average exercise price for this column as none of the outstanding awards have an exercise price.
(3)	We do not have equity compensation plans that have not been approved by shareowners.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this Proxy Statement that describe the compensation awarded to, earned by or paid to the named executive officers.

Executive Summary

The purpose of the Compensation Discussion and Analysis is to explain the process the LDCC of the Board of Directors (the “Board”) uses to determine compensation and benefits for the following individuals, who are our “named executive officers” for the fiscal year ended September 30, 2016, and to provide the rationale and context for those compensation decisions:

Name	Title
Laurence M. Downes	Chairman of the Board, Chief Executive Officer and President
Patrick J. Migliaccio	Senior Vice President and Chief Financial Officer
Glenn C. Lockwood	Executive Vice President(1)
Kathleen T. Ellis	Executive Vice President and Chief Operating Officer, NJNG(2)
Mariellen Dugan	Senior Vice President and General Counsel(3)
Stephen D. Westhoven	Senior Vice President, NJRES(4)
(1)	Mr. Lockwood served as Chief Financial Officer of the Company through December 31, 2015.
(2)	Ms. Ellis now serves as Executive Vice President, Policy and Strategic Development, NJR, effective October 1, 2016.
(3)	Ms. Dugan now serves as Senior Vice President and Chief Operating Officer, NJNG, effective October 1, 2016.
(4)	Mr. Westhoven now serves as Senior Vice President and Chief Operating Officer, NJRES and NJRCEV, effective October 1, 2016.

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Compensation of our named executive officers is determined under our compensation and benefits program for senior executives, which is governed by the LDCC. Information with respect to the LDCC can be found on page 25 of this Proxy Statement.

At our 2016 Annual Meeting of Shareowners, over 94.4 percent of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation we pay to our named executive officers.

The LDCC, which is composed exclusively of independent directors, believes that the shareowner vote confirms the philosophy and objective of linking our executive compensation to performance, our commitment to stakeholders and enhancement of our shareowner value. We view this level of shareowner support as an affirmation of our current pay practices and, as a result, no significant changes were made to our executive compensation pay practices for fiscal year 2016. Our Board and the LDCC will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Our Guiding Philosophy

Our compensation philosophy is guided by the principle of pay-for-performance. While aligning each executive’s compensation with our short-term and long-term business goals, we aim to provide the incentives needed to attract, motivate, reward and retain our management talent, which is crucial to our long-term success.

Our compensation programs are designed to support our business goals by rewarding achievement of short-term and long-term objectives in a manner that links compensation of our executive officers with the value created for our shareowners.

Developments in our Executive Compensation Program for Fiscal Year 2016

During fiscal year 2016, we undertook our annual review of our executive compensation practices to ensure that our plans and practices were supportive of the goals of the organization, competitive and in keeping with the best interests of our shareowners. As a result of that review, the LDCC implemented an executive compensation program for fiscal year 2016, which featured the following:

■	An Officer Incentive Program for fiscal year 2016 (the “2016 OIP”), which included an “Outside Plan” and an “Inside Plan.” The Outside Plan requires our executive officers to meet a performance hurdle, which is based on achievement of a Net Financial Earnings (NFE)[1] per basic share goal, in order for the 2016 OIP to fund their annual incentive awards to qualify for deductibility under Internal Revenue Code Section 162(m). The Inside Plan consists of NFE goals, Commitment to Stakeholders (“CTS”) operational measures and individual leadership goals.

■	The NJRES Annual Incentive Plan (the “2016 NJRES AIP”), which included an “Outside Plan” based on achievement of an NFE-based performance hurdle for the officers of NJR Energy Services Company (NJRES), which must be met in order for the 2016 NJRES AIP to fund their annual incentive awards to qualify for deductibility under Internal Revenue Code Section 162(m).

■	A long-term equity incentive award program for our executive officers (other than our CEO and Senior Vice President, Energy Services) that included a mix of performance share awards with performance criteria based on cumulative NFE per basic share over a 36 month period (“Fiscal Year 2016 NFE Performance Shares”) and based on total shareowner return (TSR) versus a peer group over a 36-month period (“Fiscal Year 2016 TSR Performance Shares”), and time-vested restricted stock awards, each granted under our 2007 Stock Award and Incentive Plan (the “2007 Plan”).

■	A long-term equity incentive award package for our Chief Executive Officer and Senior Vice President, Energy Services, consisting of “at-risk” equity awards, including Fiscal Year 2016 NFE Performance Shares, Fiscal Year 2016 TSR Performance Shares and performance-based restricted stock payable in three annual installments with each installment vesting subject to achievement of a NFE per basic share goal for the fiscal year ending September 30, 2016.

The long-term equity incentive award program also provides us with the ability under the 2007 Plan to grant deferred retention stock awards, which we have used from time to time as special recognition awards that reward outstanding performance while encouraging retention of key executives.

■	The Board eliminated the tax gross-up provision in our change-in-control agreements, replacing it with a “best net” provision.

To implement our pay-for-performance philosophy, the LDCC attempts to set reasonable but rigorous goals for our OIP and performance shares granted to our named executive officers.

1	NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States and is discussed in greater detail on page 41 of this Proxy Statement under “Net Financial Earnings Component.” For a full discussion of NFE and a reconciliation to net income, please see our most recent Annual Report on Form 10-K filed on November 22, 2016, Part II, Item 7.

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Fiscal Year 2016 Performance Highlights

Fiscal 2016 was a strong year for NJR, with a financial performance that exceeded our expectations. Our business segments produced NFE of $138.1 million, which exceeded the target set in our 2016 OIP by 2.4 percent.

New Jersey Resources (NJR)

■	NJR’s NFE exceeded performance goal targets.

■	Total return to shareowners was 12.6 percent.

■	We increased our annual dividend rate by 6.3 percent, which represented the 23rd dividend increase over the past 21 years.

■	Through our Volunteers Inspiring Service In Our Neighborhoods (“VISION”) program, our employees, retirees and their families contributed more than 5,000 hours of volunteer service, assisting more than 1,800 nonprofit and community-based service organizations.

New Jersey Natural Gas (NJNG)

■	We successfully concluded our base rate case. The settlement includes $1.374 billion rate base and an overall rate of return of 6.9 percent, resulting in a $45 million revenue increase for our Company. The new rates were effective as of October 1, 2016.

■	NJNG added 8,170 new customers and converted 644 existing customers to natural gas heat and other services. We expect these new customers to contribute approximately $5.4 million of gross margin annually.

■	The Southern Reliability Link was approved by the New Jersey Board of Public Utilities (the “BPU”), and we continue to work through the permit process. This important project is designed to strengthen our overall system and provide greater resiliency to our customers and the region.

■	We completed the construction of a compressed natural gas refueling station in our service territory. We now have three stations that are open to the public.

■	Through our Safety Acceleration and Facility Enhancement (“SAFE”) program, we removed 276 miles of unprotected steel and became the first natural gas utility in the state to eliminate all cast iron from our system. In addition, we received approval to extend the SAFE program for an additional five years to replace the remaining 276 miles of unprotected steel from our system.

■	The SAVEGREEN Project® was extended through December 2018 and continues to be successful. Since its inception in 2009, SAVEGREEN grants, incentives and On-Bill Repayment Program loans, totaling over $137 million, have helped more than 45,000 customers reduce their energy consumption and lower their bills.

■	Our ongoing New Jersey Reinvestment in System Enhancement program will help enhance the resiliency of our system, particularly the storm-prone areas of our service territory, and are scheduled to be completed by fiscal year 2019.

■	We completed construction of the natural gas liquefaction processing plant at our Howell facility, which now enables us to liquefy pipeline gas for peak-day use.

■	For the 24th consecutive year, NJNG recorded the lowest number of complaints per 1,000 customers with the BPU, when compared to other major New Jersey utilities.

■	For the second consecutive year, we ranked highest in customer satisfaction with residential natural gas service in the East among large utilities, according to the J.D. Power 2016 Gas Residential Customer Satisfaction StudySM. This represents the 11th J.D. Power award we have received since 2002.

NJR Energy Services (NJRES)

■	NJRES had another outstanding year and exceeded our expectations, earning $21.9 million in NFE. These results allowed the Company to increase its earnings retention above expectations, which will improve future profitability.

■	NJRES’ efforts to restructure its portfolio over the last several years positioned the Company to take advantage of favorable market conditions, which continued to create significant financial benefits for shareowners.

■	With its focus on disciplined risk management, NJRES continues to identify new growth opportunities in the producer services marketplace, providing customized energy solutions for customers and generating additional non-volatile revenue.

NJR Clean Energy Ventures (NJRCEV)

■	NJRCEV installed more than 1,100 residential solar systems along with five commercial grid-connected solar projects.

■	Placed our fourth and largest onshore wind farm project, Alexander Wind Farm, into service and acquired the Medicine Bow Wind Farm.

■	Our total generating capacity now exceeds 235 megawatts, enough to power more than 44,000 homes.

NJR Midstream (Midstream)

■	Midstream maintains approximately 1.8 million common units in Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership.

■	Our 50-percent ownership stake in Steckman Ridge, a 12 Bcf storage field in PA, produced a 12 percent increase in income, year over year.

■	We also have a 20-percent interest in the proposed 118-mile PennEast Pipeline (PennEast), designed to bring lower-cost natural gas from the Marcellus Shale region to New Jersey markets.

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NJR Home Services (NJRHS)

■	NJRHS provides service to more than 113,000 customers in its service contract business, including our Total Comfort and Platinum Comfort plans.

■	NJRHS continues to expand its product offerings and installed over 1,400 HVAC systems and more than 2,100 water heaters. In addition, NJRHS installed 200 residential solar systems and completed over 93,700 service requests.

Our Pay-for-Performance Link

Our strong financial performance in fiscal year 2016 resulted in annual short-term incentive award payouts for our named executive officers ranging from 104 percent to 122.8 percent of their respective target award amounts under our 2016 OIP. The solid results in 2016 were aided in part by the leadership of our named executive officers and strategies developed in prior years that positioned NJR to take advantage of market opportunities by maintaining a strong financial profile that could be utilized to generate greater NFE this past year. Mr. Westhoven’s performance as the lead executive at NJRES was rewarded by the LDCC with an incentive award package consisting of cash, Deferred Retention Stock and performance share awards, described in greater detail in this section.

Key Compensation Corporate Governance Practices

The LDCC and our NCGC continuously review evolving practices in executive compensation and corporate governance. We have adopted certain policies and practices that we believe are consistent with industry best practices.

What We Do

Use an appropriate balance between short-term and long-term compensation.

Use multiple performance metrics under the 2016 OIP to encourage executives to focus on financial and operational goals important to the Company, our shareowners and other stakeholders.

Link realized value from long-term incentives to absolute and relative stock price performance.

Conduct an annual review and assessment of potential and existing risks arising from our compensation programs and policies.

Develop and adhere to meaningful share ownership guidelines for our directors and executive officers.

Subject performance-based cash and equity compensation paid to our executive officers to our Compensation Recoupment Policy (“Clawback Policy”).

Prohibit hedging and pledging of our stock by our directors, officers and employees.

Require a “double trigger” for acceleration of equity award grants following a change of control, beginning with grants made in fiscal year 2015.

Engage an independent advisor, who performs no other work for the Company, to advise the LDCC on executive compensation matters.
What We Do Not Do

Enter into employment agreements with any executive officer; therefore, none of our executive officers are entitled to a minimum base salary, guaranteed bonus or guaranteed equity awards.

Provide executive officers any excise tax payment or tax gross-up for change-in-control related payments, or a tax gross-up on any perquisites.

Provide excessive perquisites.

Allow repricing of stock options or buyout of underwater stock options without shareowner approval.

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Principles of our Compensation Framework

The LDCC believes that the compensation program for executive officers should reward the achievement of our short-term and long-term objectives and that compensation should be related to the value created for our shareowners. Furthermore, the compensation program should reflect competition and best practices in the marketplace. The following objectives serve as the LDCC’s guiding principles for all compensation decisions:

■	Our executive compensation and benefits should attract, motivate, reward and retain the management talent necessary to achieve our business objectives at compensation levels that are fair and competitive with those of comparable companies.

■	Compensation should be set based on the leadership and contribution of each executive officer, taking into account individual skill sets, experience and achievement.

■	Compensation should also be based upon our “Commitment to Stakeholders” key performance measures for Safe, Reliable, and Competitively Priced Service, Customer Service, Quality, Valuing Employees and Corporate Citizenship.

■	Compensation should be linked to corporate performance as measured by financial performance and creation of long-term value for our shareowners.

■	Compensation should be comprised of an appropriate mix and weighting among base salary, annual short-term incentive awards and long-term equity incentive awards such that an adequate amount of each executive officer’s total compensation is performance-based or “at risk.” Further, as an executive’s responsibilities increase, the portion of “at-risk” compensation for the executive should increase as a percentage of total compensation.

In addition, the LDCC believes that the various elements of our compensation program effectively align compensation with performance measures that are directly related to our financial goals and creation of shareowner value without encouraging executives to take unnecessary and excessive risks.

Elements of Our Compensation Program for Named Executive Officers

The LDCC has a specific mix of compensation components that it targets, with the intent to make each component of total direct compensation competitive with that of other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The table below describes each compensatory element in our program and briefly explains how it promotes our objectives. We believe the combination of these elements provides an appropriate balance of rewards, incentives and benefits to our executives and enables us to meet our desired compensation objectives, strengthen our ability to attract and retain highly qualified individuals and to appropriately link pay to performance.

Element of
Compensation	Description	How This Element Promotes Company Objectives
Annual Short-Term Compensation:
Base Salary	Fixed annual compensation that is certain in payment and provides continuous income.	Aids in both recruitment and retention; designed to be competitive in the marketplace.
Annual Short-Term Incentive Awards	Performance-based compensation for achieving established annual goals based on NFE, individual leadership and our Commitment to Stakeholders; and, in the case of the named executive officer at NJRES, performance-based compensation based upon pre-tax, pre-incentive compensation profits.	Motivates and rewards achievement of annual corporate objectives by providing at-risk pay opportunities linked to company and individual performance.
Long-term Compensation:
Performance Share Awards	Grants of stock units that are payable in Common Stock and earned based on relative total shareowner return (TSR) performance relative to our peer group and/or cumulative NFE per share, each over a specified period.	Provides strong incentives to executives by aligning a portion of their compensation to the TSR on our Common Stock versus that of a peer group of selected companies and also to our long-term NFE growth.
Restricted Stock Awards	Grants of our Common Stock that are part of our long-term incentive program and may also be used for special recognition of superior performance; time-based vesting over a specified period.	Promotes retention, increases long-term equity ownership and aligns executive and long-term shareowner interests by linking a portion of their compensation to changes in company stock price and dividend payments.

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Element of
Compensation	Description	How This Element Promotes Company Objectives
Performance-Based Restricted Stock Awards	Grants of Restricted Stock with time-based vesting if we achieve NFE per share goals over a specified period.	Promotes strong performance incentives to executives by aligning a portion of their compensation to our financial performance and promotes retention.
Deferred Retention Stock Awards	Grants of deferred stock units that are payable in Common Stock (“Deferred Retention Stock”) that may be part of our long-term incentive program and are also used to recognize and reward superior performance; executive must comply with non-competition and non-solicitation covenants to receive share payout at a future date.	Promotes retention by providing disincentive to executive to leave us for a competitor and aligns executive and long-term shareowner interests by linking a portion of their compensation to changes in company stock price and dividend payments.
Other Compensation:
Deferred Compensation	Opportunity to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles.	Provides an opportunity for executives to defer compensation based on personal financial needs and objectives; program enables company to offer a competitive total compensation package at minimal cost to us.
Post-Termination Payments and Benefits	Payments and benefits upon termination of an executive’s employment in specified circumstances, such as retirement, death, disability or a change-in-control, as described in greater detail beginning on page 68.	Provides assurance of financial security, which is desirable in lateral recruiting and executive retention and permits objective evaluation by executives of potential changes to our strategy and structure.
Other Benefits	Executives participate in employee benefit plans generally available to our employees, including our Employees’ Retirement Savings Plan, qualified defined benefit plan for retirement allowances, medical, dental, life, accidental death and dismemberment, travel and accident and long-term disability insurance; certain limited perquisites.	Fair and competitive programs to provide family protection, and facilitate recruitment and retention as part of our broad-based total compensation.

The Compensation Review Process

Process for Approval of Compensation Measures

Our planning process begins in May (the third quarter of our fiscal year) when management identifies financial and operational goals, performance measures and action plans that are tied to our Commitment to Stakeholders and that will be executed by the business units and approved by our management in August (the fourth quarter of our fiscal year) for the following fiscal year. These metrics are presented to the Board in September for approval. Upon approval by the Board, the financial and operational goals become the compensation measures for the executive officers and are the foundation for our Commitment to Stakeholders, which is also communicated to the entire organization through the performance planning and evaluation process and through management presentations to employees.

Role of the LDCC and the Chief Executive Officer

Governance of our compensation program is the responsibility of the LDCC, which consists solely of independent directors. The LDCC works with management, in particular our Chief Executive Officer and the Vice President, Chief Human Resources Officer, in making decisions regarding our compensation program. The LDCC reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. The Chief Executive Officer is responsible for recommending to the LDCC the compensation amounts of each of our named executive officers, other than himself. The Chief Executive Officer attends meetings of the LDCC, but does not participate in the portion of the meetings when his compensation or performance is discussed.

Role of Compensation Consultant

The LDCC is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. For fiscal year 2016, the LDCC retained FW Cook as its independent compensation consultant. The independent compensation consultant was retained to (1) assist in gathering and analyzing market data, (2) advise the LDCC on compensation standards and trends, (3) provide an annual risk assessment of our compensation policies, (4) assist in the implementation of policies and programs during fiscal year 2016 and (5) advise the LDCC with respect to the proposed 2017 Stock Award and Incentive Plan. All work completed by the independent compensation consultant is subject to the approval of the

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LDCC. The independent compensation consultant’s role, with respect to the LDCC, is to provide independent advice and counsel. The LDCC does not delegate authority to its outside advisor or to other parties. Prior to each meeting of the LDCC, the independent compensation consultant meets with the Chief Executive Officer and the Chairman of the LDCC, followed by a private meeting with only the LDCC Chairman. The LDCC also periodically meets in executive session with its independent compensation consultant to discuss our compensation program. During fiscal year 2016, the independent compensation consultant periodically met with management at the direction of the LDCC, participated in LDCC meetings, reviewed materials in advance, provided additional data to the LDCC on market trends and overall compensation design and reviewed recommendations for base salary, annual short-term and long-term incentive awards for our named executive officers.

In July 2016, the LDCC determined that FW Cook had no other financial ties to the Company or our management and that it does not have any conflicts of interest after considering the relevant factors, including those prescribed under SEC and NYSE rules.

Peer Group Analysis

So that we can successfully attract and retain the high-quality executive talent critical to our long-term success, we intend that the levels of compensation available to executive officers who successfully enhance corporate value are competitive with the compensation offered by publicly held companies that are similar to us with regard to size and industry focus. To understand the competitive market for pay and set the compensation terms for our program, we analyze the compensation programs of a peer group of companies.

Fiscal Year 2016 Peer Group

During fiscal year 2016, the LDCC asked FW Cook to perform an independent review of our peer group. For fiscal year 2016, the LDCC approved the same peer group that we used for fiscal year 2015. The companies in the peer group were selected based on industry, market capitalization range (generally 0.4 to 2.5 times our market capitalization), revenue range (generally 0.4 to 2.5 times our revenues) and other growth and business factors. Our peer group for fiscal year 2016 compensation (“2016 Peer Group”) is as follows:

AGL Resources Inc.(1)
Atmos Energy Corporation
Northwest Natural Gas Company
ONE Gas, Inc.
Piedmont Natural Gas Company, Inc.(1)
Questar Corporation(1)
South Jersey Industries, Inc
Southwest Gas Corporation
Spire Inc.(2)
UIL Holdings Corporation(1)
Vectren Corporation
WGL Holdings, Inc.

(1)	This entity no longer exists as a result of an acquisition by merger.
(2)	Formerly known as The Laclede Group, Inc.

As of July 2016, our market capitalization was between the 25th percentile and median of the 2016 Peer Group, and our revenues were between the median and the 75th percentile of the 2016 Peer Group.

Fiscal Year 2017 Peer Group

Due to recent industry consolidation, the LDCC made changes to our peer group for fiscal year 2017 compensation in consultation with FW Cook. Based upon recommendations provided by FW Cook, the LDCC approved revisions to the peer group for fiscal year 2017. The companies in the peer group were selected based on business model similarities, size and other growth and business factors. Our peer group for fiscal year 2017 compensation (“2017 Peer Group”) will be as follows:

Atmos Energy Corporation
Avista Corp.
Black Hills Corporation
National Fuel Gas Company
NiSource Inc.
Northwest Natural Gas Company
ONE Gas, Inc.
South Jersey Industries, Inc
Southwest Gas Corporation
Spire lnc.
Vectren Corporation
WGL Holdings, Inc.

As of July 2016, our market capitalization was between the 25th percentile and median of the 2017 Peer Group, and our revenues were between the median and the 75th percentile of the 2017 Peer Group.

Establishing Total Direct Remuneration

Total direct remuneration is the sum of base salary, annual short-term incentive awards and long-term equity incentive awards. A major portion of each named executive officer’s remuneration is established by performance-based incentives, which requires achievement of performance goals as a condition to earning annual short-term incentive awards and long-term equity incentive awards. The at-risk portion of total direct remuneration provides increased pay for higher levels of corporate and/or business unit performance and lower pay for performance below target levels.

In setting each named executive officer’s total direct remuneration opportunity, the LDCC takes into account other factors such as the responsibilities, experience, performance, contributions and service of the executive. As a result, we do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position. In determining executive compensation, the LDCC reviews all components of our Chief Executive Officer’s and each other named executive officer’s total direct compensation to ensure such compensation meets the goals of the program. As a part of this review, the LDCC considers

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corporate performance information, compensation survey data, the advice of its independent consultant and the recommendations of management. The LDCC also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance, as well as future potential and adequately differentiates between employees, based on the scope and complexity of the employee’s job position, market comparisons, individual performance and experience and our ability to pay. The LDCC reviews annually our Chief Executive Officer’s and each other named executive officer’s performance prior to considering changes in compensation. Our Chief Executive Officer’s performance, and the performance of each other named executive officer, is evaluated in light of our overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the LDCC and the Board. Based on its latest review, the LDCC believes total compensation for each of the named executive officers is reasonable.

The following table shows the target total direct remuneration opportunity that the LDCC approved for fiscal year 2016. The table states the annual salary of each named executive officer as of September 30, 2016. The table includes the amount of the annual short-term incentive award that could have been earned by a named executive officer meeting target performance goals relating to NFE, our Commitment to Stakeholders and individual leadership described below. Annually, the LDCC uses long-term equity incentive awards as a component of the named executive officers’ compensation. The table below shows the target value of long-term equity incentive awards granted to each of the named executive officers in fiscal year 2016.

		Target Annual		Long-Term	Target
		Short-Term		Equity	Total Direct
	Salary	Incentive Amount*		Incentive Value**	Remuneration
Name	($)	($)		($)	($)
Laurence M. Downes	900,000	900,000		1,718,787	3,518,787
Glenn C. Lockwood	378,000	226,800		415,701	1,020,501
Kathleen T. Ellis	364,000	218,400		282,825	865,225
Mariellen Dugan	357,000	214,200		343,565	914,765
Stephen D. Westhoven	325,000	—	†	181,038	—
Patrick J. Migliaccio	284,000	142,000		245,404	671,404
*	The target annual short-term incentive amount for Mr. Downes is 100 percent of annual salary. For Mr. Lockwood, Ms. Dugan and Ms. Ellis the target annual short-term incentive amount is 60 percent of annual salary. For Mr. Migliaccio the target annual short-term incentive amount is 50 percent of annual salary.
**	Represents grant date fair market value of long-term equity incentive awards for fiscal year 2016. For more information regarding the grant of long-term equity incentive awards in fiscal year 2016, please see “Long-Term Equity Incentive Awards” on page 47 below. Does not include the value of Deferred Retention Stock awarded in fiscal year 2016 for performance in fiscal year 2015.
†	Mr. Westhoven did not have a target annual short-term incentive amount for fiscal year 2016. His compensation is described in more detail below under “Fiscal Year 2016 Short-Term Incentive Award for Mr. Westhoven under the 2016 NJRES AIP” on page 46 below.

Below is a graphic representation of the components of the fiscal year 2016 total target direct remuneration opportunity for each named executive officer, which highlights that for each of the named executive officers, a substantial part of compensation is incentive-based and subject to the named executive officer and the Company meeting certain performance goals.

FISCAL YEAR 2016 TOTAL TARGET DIRECT REMUNERATION OPPORTUNITY

*Based upon actual annual short-term incentive award for fiscal year 2016

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Components of Compensation

Base Salary

In November 2015, each of the named executive officers received an increase in base salary of between three and 10 percent, effective January 1, 2016. Base salary increases for all of our named executive officers, with the exception of our Chief Executive Officer, are recommended by our Chief Executive Officer and subject to review and approval by the LDCC and the Board. Base salary increases for our Chief Executive Officer are recommended by the LDCC and approved by the independent members of the Board. In setting the base salary level of each executive officer, the LDCC considers marketplace compensation data compiled and presented by its independent compensation consultant, as well as the executive’s experience level, demonstrated capabilities, time and placement in position, our geographic region and the actual performance of the Company and the executive. No particular weight is assigned to any one factor.

Annual Short-Term Incentive Awards

We maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of financial, operational and leadership measures, which we believe are key drivers of long-term value creation for shareowners. The LDCC reviews and approves the annual performance objectives for the Company and our named executive officers at the start of each fiscal year. In November 2015, the LDCC approved the 2016 OIP and the 2016 NJRES AIP. Our objectives for the 2016 OIP and the 2016 NJRES AIP considered the results of a review of our compensation programs by FW Cook and their accompanying recommendations.

Our objectives for the 2016 OIP and the 2016 NJRES AIP were to maintain line of sight for each executive officer by providing them with an understanding of their individual objectives and how they could be achieved based on areas that they impact, continue the linkage to corporate results and provide flexibility to determine awards based on qualitative performance assessments.

The 2016 OIP and 2016 NJRES AIP sought to motivate our senior executives by rewarding them when our annual financial performance goals and their individual performance goals were met or exceeded. After the end of fiscal year 2016, the Chief Executive Officer and the LDCC evaluated the degree to which the Company and our named executive officers met or exceeded their respective goals. Under the 2016 OIP and the 2016 NJRES AIP, the Chief Executive Officer recommends the annual short-term incentive awards to the LDCC for executive officers other than himself.

In 2016, we utilized a performance hurdle for our named executive officers’ annual short-term incentive awards so that such awards may be eligible for deductibility under Internal Revenue Code Section 162(m). See “United States Federal Income Tax Limits on Deductibility” on page 56. Achievement of the performance hurdle allows the LDCC to fund the annual short-term incentive award at the maximum payout level established for the award, or to provide a lesser amount based upon achievement of the performance measures established by the LDCC under the 2016 OIP and the 2016 NJRES AIP, which are discussed below. If the performance required by the performance hurdle is not achieved, there would be no annual short-term incentive award payable to the named executive officers.

2016 OIP Annual Short-Term Incentive Awards

Under the 2016 OIP, the performance hurdle approved by the LDCC for the named executive officers’ annual short-term incentive awards in November 2015 was NJR NFE per basic share of $1.18 (“2016 OIP Performance Hurdle”). An explanation of NFE is provided directly below under “Net Financial Earnings Component.” If the 2016 OIP Performance Hurdle is achieved, the maximum payout to the named executive officers under the 2016 OIP is 150 percent of their respective target annual short-term incentive opportunities.

In addition, under the 2016 OIP, based upon the recommendations of the Chief Executive Officer, the LDCC reserves the ability to modify, based upon its qualitative assessment, any annual short-term incentive award payable. Our Chief Executive Officer, subject to LDCC approval, also may recommend special recognition awards to named executive officers who have made significant contributions and have demonstrated a sustained level of outstanding performance. The LDCC may approve special recognition awards to the Chief Executive Officer. The Chief Executive Officer engages in extensive discussions, evaluation and review of his recommendations with the LDCC to reach a consensus on the annual short-term incentive awards.

The Chief Executive Officer uses the criteria set forth in the 2016 OIP to guide his recommendations of the annual short-term incentive awards for the named executive

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officers, other than himself, to the LDCC. The criteria that guide the Chief Executive Officer’s recommendations are: (i) NFE, (ii) Commitment to Stakeholders and (iii) Leadership. Each named executive officer’s annual short-term incentive award is based 50 percent on our NFE, 30 percent on the named executive officer achieving an individual leadership component and 20 percent on the Company meeting the goals of an overall Commitment to Stakeholders component. These criteria are used to balance our focus on affordability with the use of non-financial metrics that are leading indicators of the creation of long-term shareowner value. While these criteria serve as guidelines, the Chief Executive Officer has discretion to modify the actual awards for recommendation to the LDCC.

Under the 2016 OIP, the target annual short-term incentive award opportunity for Messrs. Lockwood and Mses. Dugan and Ellis was 60 percent of base salary, the target annual short-term incentive award opportunity for Mr. Migliaccio was 50 percent, and the target annual short-term incentive award opportunity for Mr. Downes was 100 percent of base salary. Actual fiscal year 2016 short-term incentive award payments under the 2016 OIP, if earned, could range from 0 percent up to 150 percent of this targeted amount for each of the named executive officers other than Mr. Westhoven. Amounts payable under the 2016 OIP could be paid in full, or in part, in the form of cash, restricted stock or deferred retention stock based on our Chief Executive Officer’s recommendation and subsequent approval by the LDCC. The actual payouts of the 2016 annual short-term incentive awards are described in the section of the Proxy Statement entitled “— Actual Fiscal Year 2016 Short-Term Incentive Award Payouts Under the 2016 OIP,” on page 44.

Net Financial Earnings Component

NFE represents net income excluding the accounting impact and resulting volatility in our GAAP earnings due to unrealized gains and losses from certain derivative instruments, net of applicable tax adjustments. NFE is not an alternative to a measure derived from GAAP, such as earnings per share or any other GAAP measure of liquidity or financial performance. We use NFE as a key performance measure for compensatory purposes because we believe it strongly encourages capital discipline and better investment decisions and leads to enhanced cash flow and shareowner value. Our Chief Executive Officer is our chief operating decision maker, and he uses NFE as a measure of profit or loss in measuring the results of our segments and operations.

No annual short-term incentive award is payable to our named executive officers under the 2016 OIP unless we achieve the 2016 OIP Performance Hurdle and a minimum of at least 75 percent (“Minimum NFE”) of a target NFE amount. However, the LDCC retains the ability to pay an annual short-term incentive award if we do not achieve the Minimum NFE as there may be circumstances under which the LDCC may decide that an annual short-term incentive award is still appropriate. While an annual short-term incentive award may be paid if we achieve the Minimum NFE, if we do not achieve at least 80 percent of NJR’s target NFE amount in the case of an NJR executive officer, or 90 percent of NJNG’s target NFE amount in the case of an NJNG executive officer, no portion of the annual short-term incentive award would be paid attributable to the NFE component.

The 2016 OIP allows the LDCC to approve the exclusion of certain discretionary expenses in excess of budgeted amounts from the calculation of NFE used for purposes of the NFE component of the annual short-term incentive award formula (“Adjusted NFE”). These adjustments are designed to allow us to make certain investments and expenditures in years with strong financial performance at NJR without penalizing our executives.

For fiscal year 2016, the target NFE amount for NJR, which was applicable to Messrs. Downes, Lockwood and Migliaccio and Ms. Dugan, was $134.8 million. Therefore, the Minimum NFE applicable to them was $101.1 million. The fiscal year 2016 NFE target is based on five percent average annual growth from fiscal year 2013 NFE through fiscal year 2016. Fiscal years 2014 and 2015 experienced unusually cold weather conditions throughout the country that created extremely high levels of volatility in the wholesale natural gas markets. NJRES’ operations are such that these unusual conditions created much higher-than-expected profits for NJR in those years. The fiscal year 2016 plan assumed a return to more normal conditions and accordingly, set target NFE lower than the actual results from fiscal year 2015. NJR’s actual NFE for fiscal year 2016, was $138.1 million. NJR’s Adjusted NFE, net of discretionary spending adjustments approved by the LDCC, was $139.4 million. Discretionary spending included expenses related to our summer intern program and accelerated maintenance expenses outside of NJR’s original budget.

The target NFE for NJNG, which was applicable to Ms. Ellis, as NJNG’s former Chief Operating Officer, was $79.8 million. Therefore, the Minimum NFE applicable to her was $59.9 million. NJNG’s Adjusted NFE, net of discretionary spending adjustments approved by the LDCC, was $76.8 million. Discretionary spending included expenses related to our summer intern program and accelerated maintenance expenses outside of NJNG’s original budget.

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The tables below show the Minimum NFE and the performance/payout curve for the NFE component of the annual short-term incentive awards applicable to NJR (for Messrs. Downes, Lockwood and Migliaccio and Ms. Dugan) and NJNG (for Ms. Ellis). Payouts for performance between the stated percentages are interpolated.

		% of Target Payout for NFE Performance			Actual Performance
	Minimum NFE Amount for Annual Short- Term Incentive	Threshold ($)	Target ($)	Maximum ($)		Actual	% of NFE Component
	Award ($)	(50%)	(100%)	(150%)	Actual ($)	Adjusted ($)*	Target Payout
NJR	101.1 million	107.84 million	134.8 million	161.76 million	138.1 million	139.4 million	107.5
NJNG	59.9 million	71.8 million	79.8 million	87.8 million	76.1 million	76.8 million	80
*	Net of discretionary spending

Leadership Component

The LDCC assesses the leadership component for our Chief Executive Officer based on a review of his performance in comparison with his specific individual objectives for the past fiscal year. The leadership component of the annual short-term incentive award for the other named executive officers is determined based on our Chief Executive Officer’s review of established business unit initiatives and individual performance assessments, which is then ratified by the LDCC. As part of his review, our Chief Executive Officer seeks and considers specific examples of how each named executive officer met these objectives. The maximum payout for this portion of the annual short-term incentive award is equal to 150 percent of the targeted amount. The LDCC determines the leadership component of the annual short-term incentive award for each of our named executive officers, other than our Chief Executive Officer, taking into consideration reviews by our Chief Executive Officer.

Our Chief Executive Officer’s leadership objectives for fiscal year 2016 included:

■	Ensuring that the goals and objectives enumerated in our fiscal year 2016 business and financial plan are achieved;

■	Focusing on the implementation of the initiatives contained in our fiscal year 2016 Commitment to Stakeholders;

■	Furthering the development of our internal strategic planning process;

■	Creating a senior leadership succession plan; and

■	Enhancing our strong relationship with all key external stakeholders.

The leadership objectives of the other named executive officers for fiscal year 2016 included:

■	Executing the initiatives contained in our fiscal year 2016 Commitment to Stakeholders and Business and Financial Plans;

■	Creating an atmosphere that emphasizes strategic thinking and innovation;

■	Expanding their breadth of knowledge about our business to identify and support new growth opportunities;

■	Executing their job responsibilities; and

■	Fostering collaboration and teamwork throughout the organization.

Commitment to Stakeholders (CTS) Component

The CTS component of the annual short-term incentive award is determined based on a subset of 54 specific performance measures that the LDCC views as important to our shareowners, and that encompass a broader range of our activities that are not necessarily reflected in our financial metrics. These performance measures are company-wide and fall into the following five categories:

■	Safe, reliable and competitively priced service: Measures employee safety, system safety, system reliability, service reliability and competitive pricing

■	Customer satisfaction: Measures customer care, problem resolution, billing accuracy and timely response

■	Quality: Measures quality of processes throughout the organization

■	Valuing employees: Measures provision of feedback to employees, leadership development, workforce relations and positive work environment

■	Corporate citizenship: Measures customer and community outreach, environmental focus, promotion of ethical behavior and fostering of community and business relationships

The 54 performance measures were set through a process that began early in the third quarter of fiscal year 2015. A team of employees from across our business units selected these performance measures spanning the five CTS categories listed above. This set of 54 performance measures was reviewed by our Chief Executive Officer and Chief Financial Officer, who made further revisions and recommendations to the measures, which were then approved by our Chief Executive Officer and our Board.

The LDCC and management use these metrics to measure our overall effort to provide our customers, shareowners, communities and other stakeholders with the highest quality service and performance. Each of the performance measures is objective and quantifiable. For instance, one

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way we measure corporate citizenship is by calculating the total number of employee volunteer hours and calculating the total number of people reached by our customer and community outreach programs using data compiled at each such event during the course of the fiscal year.

For each performance measure, a performance target was developed based upon historical company information, peer information, comparative data, trends and, in certain cases, benchmarks required by state regulations. Performance targets were set by the appropriate business unit leaders, reviewed by our Quality Department and approved by our senior executive team, including our Chief Executive Officer. Thereafter, the Board approved the 54 performance measures and targets. The performance measures and targets were published and distributed to our employees shortly after the beginning of fiscal year 2016. Separately, the senior executive team selected a subset of the 54 performance measures for recommendation to the Chief Executive Officer and the LDCC for purposes of determining the CTS component of the annual short-term incentive award. The Chief Executive Officer and the LDCC then reviewed the subset. The LDCC and the Board ultimately approved a final subset of six performance measures (the “Performance Measures.”) When selecting the Performance Measures, the Chief Executive Officer and the LDCC selected one or more significant measures in each of the five CTS categories to encompass a broad spectrum of our performance, thereby allowing them to best gauge, on a company-wide basis, how well the executive management team is fulfilling the CTS. As a result, the LDCC considers the Performance Measures as those most useful for a broad assessment of executive performance.

When determining the CTS component of the annual short-term incentive award, the LDCC, in consultation with the Chief Executive Officer, establishes threshold, target and maximum performance levels for each of the Performance Measures. The threshold level is based on a level of performance that was believed to be achievable, the target level is based on a level of performance that was believed to be aggressive, but obtainable, and the maximum level is based on a level of performance that was believed to be attainable by achieving exceptional performance. Each of these Performance Measures is weighted equally and an overall average measurement is obtained. The overall average measurement reflects the average company-wide performance on the Performance Measures (each weighted equally) on a scale of 0 to 120 percent of the target goal. The percentage of target is adjusted to a scale of 0 to 150 percent for purposes of determining the CTS component of the annual short-term incentive award. For example, if we were to meet the maximum of 120 percent of the target goal for each of the Performance Measures, the average company-wide performance amount would be 150 percent.

The table below shows the six equally-weighted Performance Measures, and indicates our threshold, target and maximum performance levels, as well as indicating our actual performance for each of the Performance Measures:

	Performance Range
	(threshold to	Target	Actual	Percentage
Performance Measures	maximum)	Performance	Performance	of Target
Average emergency response time (minutes)	27.6 to 21.2	23	21.1	108%
Overall percentage of customer satisfaction from transaction survey	89% to 100%	94.5%	94.7%	101%
Accomplish business objectives through the continuous review of important corporate business processes	80% to 100%	90%	91.9%	104%
Diversity training efficacy measured by participant satisfaction scores	4.0 to 5.0	4.5	4.89	116%
Days Away/Restricted or Transfer (DART) incident rate per 100 full-time employees	3.17 to 2.11	2.64	2.56	103%
Total number of employee volunteer hours through our VISION program	3,440 to 5,160	4,300	5,007	116%

As illustrated in the tables above and below this paragraph, during fiscal year 2016, the average company-wide performance as compared to the target goal was 108% of the target goal. This corresponded to a payout of 120.2% of the target payout amount for the CTS component of the annual short-term incentive award formula.

The table below shows the performance/payout level for the CTS component of the annual short-term incentive awards. Performance between the stated percentages is interpolated.

Performance as a Percent Target for CTS Component
Threshold	Target	Maximum	Actual
50%	100%	150%	120.2%

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Actual Fiscal Year 2016 Annual Short-Term Incentive Award Payouts under the 2016 OIP

In November 2016, the LDCC reviewed our NFE per basic share against the 2016 OIP Performance Hurdle before considering whether each of the named executive officers, other than Mr. Westhoven, qualified for an annual short-term incentive award under the 2016 OIP as set forth below:

2016 OIP Performance Hurdle: $101.1 million NFE Actual 2016 Performance: $138.1 million NFE

Since the 2016 OIP Performance Hurdle was met, the LDCC determined that the named executive officers, other than Mr. Westhoven, were eligible for an annual short-term incentive award under the 2016 OIP of up to 150% of their respective target awards. The LDCC reviewed the results of the 2016 OIP for Mr. Downes and then reviewed the results of the 2016 OIP for Messrs. Lockwood and Migliaccio and Mses. Ellis and Dugan based on the recommendations made by the Chief Executive Officer. The amount of the annual short-term incentive award approved by the LDCC for the Chief Executive Officer and the amounts of the annual short-term incentive awards recommended by the Chief Executive Officer to the LDCC and subsequently approved by the LDCC for the other named executive officers, other than Mr. Westhoven, are set forth below.

For fiscal year 2016, the NFE, CTS and leadership components comprised 50 percent, 20 percent and 30 percent, respectively, of the annual short-term incentive awards under the 2016 OIP for each of our named executive officers, other than Mr. Westhoven. This totaled a payout amount equal to 122.8 percent of the target amounts for the fiscal year 2016 total annual short-term incentive awards for Mr. Downes and Ms. Dugan, and 117.8 percent of the target amounts for Messrs. Lockwood and Migliaccio, each as calculated as set forth below. For fiscal year 2016, our Adjusted NJR NFE, were $139.4 million, which corresponded to a payout amount equal to 53.8 percent of the total target annual short-term incentive award related to the NFE component for these four named executive officers. We calculated this payout amount as follows:

NFE Component

					Amount Earned
					as Percent of
					Total Annual
					Short-Term
NJR Actual	NJR Target	Percent	Percent of Target	Component	Incentive
Adjusted NFE	NFE	of Target	Payout Amount	Percentage	Award
$139.4 million	$134.8 million	103%	107.5%	50%	53.8%

Amount Earned
as Percent of
Total Annual
NJNG Actual					Short-Term
Adjusted	NJNG Target	Percent	Percent of Target	Component	Incentive
NFE*	NFE	of Target	Payout Amount	Percentage	Award
$76.8 million	$79.8 million	96%	80%	50%	40%
*	net of discretionary expenses

The payout amount for Ms. Ellis, NJNG’s former Chief Operating Officer, was calculated using the Adjusted NFE (net of discretionary expenses) of NJNG, which were $76.8 million, which corresponded to a payout amount equal to 40 percent of the total target annual short-term incentive award for her.

CTS Component

In addition, we achieved 108 percent of our CTS targets, which corresponded to a payout amount equal to 120.2 percent of the total target annual short-term incentive award. We calculated this payout amount as follows:

Amount Earned
Actual			as Percent of
Performance			Total Annual
as a Percentage	Percent of		Short-Term
of Commitment to	Target Payout	Component	Incentive
Stakeholders Target	Amount	Percentage	Award
108%	120.2%	20%	24%

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Leadership Component

Our Chief Executive Officer submitted individual leadership performance reviews for each of the named executive officers, for discussion and consideration by the LDCC. The LDCC reviewed each of the named executive officer’s 2016 individual leadership results, including our Chief Executive Officer, and assessed these results against such named executive officer’s objectives. Below is a summary of certain of the 2016 individual performance highlights for each of our named executive officers that were factored into their 2016 annual short-term incentive award and the setting of 2016 total targeted direct remuneration.

Name	Fiscal Year 2016 Performance Highlights
Laurence M. Downes	■	NJR exceeded its financial plan for fiscal 2016 and had strong performance on the CTS metrics;
	■	Shareowners realized a 12.6 percent return on their investment during fiscal 2016 and were rewarded with a 6.3 percent increase in the annual dividend rate;
	■	Significant progress was made on our senior leadership succession planning processes and the implementation of our long-term strategic plan; and
	■	NJR provided record levels of community support.
Glenn C. Lockwood	■	NJR exceeded its NFE and earnings per share targets;
	■	Effectively issued debt at appropriate time and rate to generate savings over plan;
	■	Ensured no violations of risk management policy, detailed credit review of exploration and production exposure performed; and
	■	Coached and mentored newly promoted Chief Financial Officer.
Kathleen T. Ellis	■	Continued progress on NJNG’s infrastructure, marketing and regulatory initiatives in support of fiscal year 2016 business and financial plans;
	■	NJNG achieved 96% of NFE target, exceeded gross margin target and was slightly better than plan on operations and maintenance expenditures and labor;
	■	Expanded stakeholder cultivation on the local and state levels; and
	■	Delivered improvements in key system and personal safety performance measures.
Patrick J. Migliaccio	■	Exceeded NFEPS plan and analyst expectations;
	■	Issued NJR and NJNG debt at below plan rates;
	■	Maintained existing credit ratings with a stable outlook; and
	■	Received additional sell-side coverage from three entitites.
Mariellen Dugan	■	Reinforced NJR’s strong culture of compliance, high integrity and ethical conduct through Code of Conduct enforcement and training;
	■	Effectively managed all significant litigation matters, including mitigation of legal and business risk;
	■	Led continued improvement of the Company’s corporate governance and compensation practices; and
	■	Delivered significant contributions for several growth transactions, including clean energy and midstream projects and NJNG infrastructure projects (SRL).
Stephen D. Westhoven	■	NJRES exceeded NFE plan;
	■	Achieved a $20.5 million increase in NJRES book value for fiscal year 2017;
	■	Expanded NJRES producer service transactions and executed long-term structured sales transactions with developing markets; and
	■	Obtained Draft Environmental Impact Statement for PennEast.

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The Chief Executive Officer recommended to the LDCC that Ms. Dugan achieved 150 percent of her leadership goals and that Messrs. Lockwood and Migliaccio and Ms. Ellis achieved  133 percent of their leadership goals, which corresponded to a payout amount equal to 45 percent and 40 percent of these total target annual short-term incentive awards, respectively. The LDCC determined that the Chief Executive Officer achieved 150 percent of his leadership goals, which corresponded to a payout amount equal to 45 percent of his total target annual short-term incentive award. We calculated the payout amount for the Leadership Component as follows:

	Percent of Target		Amount Earned as
	Payout Amount for		Percent of Total Annual
Name	Leadership Component	Component Percentage	Short-Term Incentive Award
Mr. Downes and Ms. Dugan	150%	30%	45%
Messrs. Lockwood and Migliaccio, and Ms. Ellis	133%	30%	40%

The 2016 OIP formula payout amount was equal to 122.8 percent of each of the target total annual short-term incentive awards for Mr. Downes and Ms. Dugan. The 2016 OIP formula payout amount for Messrs. Lockwood and Migliaccio was equal to 117.8 percent of the target annual short-term incentive award. The 2016 OIP formula payout amount was equal to 104 percent of the target total annual short-term incentive award for Ms. Ellis. The details of the 2016 OIP formula are below.

OIP Formula Payout for Mr. Downes and Ms. Dugan:

						Total Payout as a
Payout for		Payout for		Payout for		Percentage of Target
NFE	+	CTS	+	Leadership	=	Amount
53.8%		24%		45%		122.8%

OIP Formula Payout for Messrs. Lockwood and Migliaccio:

						Total Payout as a
Payout for		Payout for		Payout for		Percentage of Target
NFE	+	CTS	+	Leadership	=	Amount
53.8%		24%		40%		117.8%

OIP Formula Payout for Ms. Ellis

						Total Payout as a
Payout for		Payout for		Payout for		Percentage of Target
NFE	+	CTS	+	Leadership	=	Amount
40%		24%		40%		104%

These annual short-term incentive award amounts are set forth in the table below and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 58 of this Proxy Statement.

Fiscal year 2016 Annual Short-Term
Name	Incentive Award Paid ($)*
Laurence M. Downes	1,105,200
Glenn C. Lockwood	267,170
Patrick J. Migliaccio	167,276
Kathleen T. Ellis	227,136
Mariellen Dugan	263,038
*	These awards were paid in cash.

Fiscal Year 2016 Short-Term Incentive Award for Mr. Westhoven under the NJRES Annual Incentive Plan (2016 NJRES AIP)

For fiscal year 2016, the LDCC, in consultation with the Chief Executive Officer, determined the annual short-term incentive award for Mr. Westhoven based primarily on the financial performance of NJRES under the 2016 NJRES AIP. As part of the 2016 NJRES AIP, the LDCC approved a performance hurdle requiring positive NFE at NJRES for fiscal year 2016 (“2016 NJRES AIP Performance Hurdle”). The LDCC reviewed NJRES’ NFE against the 2016 NJRES AIP Performance Hurdle before considering whether Mr. Westhoven qualified for an annual short-term incentive award under the 2016 NJRES AIP as set forth below:

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2016 NJRES AIP Performance Hurdle: positive NFE Actual 2016 Performance: $21.9 million NFE Maximum Award Payable: $1,096,500

If the 2016 NJRES AIP Performance Hurdle is achieved, the maximum award to Mr. Westhoven would be funded but subject to reduction by the LDCC through the application of negative discretion factors described in the NJRES 2016 AIP. The maximum payout to Mr. Westhoven under the 2016 NJRES AIP is five percent of NJRES’ NFE, not to exceed $2.5 million. No annual short-term incentive award is payable to Mr. Westhoven under the NJRES 2016 AIP unless NJRES achieves the 2016 NJRES AIP Performance Hurdle. The LDCC retains the ability to pay an annual short-term incentive award if we do not achieve the NJRES AIP Performance Hurdle as there may be circumstances under which the LDCC may decide that an annual short-term incentive award is still appropriate.

As part of the 2016 NJRES AIP, since the 2016 NJRES AIP Performance Hurdle was met, the incentive compensation pool for NJRES was funded in an amount equal to five percent of pre-tax, pre-incentive compensation NJRES NFE. At the sole discretion of the LDCC, the incentive compensation pool may be increased up to a total maximum of 12 percent of the pre-tax, pre-incentive compensation NJRES NFE. Factors to be considered by the LDCC in deciding whether to increase the pool include, but are not limited to, NJRES performance; macroeconomic conditions in the wholesale energy services market; the industry in general; and NJR’s overall financial results. Notwithstanding the formula set forth above, the LDCC, in its sole discretion, retains the right to modify, adjust or eliminate any bonus pool under the 2016 NJRES AIP.

At the end of fiscal year 2016, upon the recommendation of our Chief Executive Officer, which was based upon an assessment of NJRES performance versus market conditions and both NJR’s and NJRES’ financial plans, and the LDCC’s consideration of such recommendation, the LDCC set the incentive compensation pool at approximately 10.6 percent of NJRES’ pre-tax, pre-incentive compensation profits. The LDCC’s decision to set the incentive compensation pool at this level took into account NJRES’ strong performance compared with the generally challenging conditions in the wholesale energy services market, which was characterized by much warmer-than-normal weather.

The Chief Executive Officer makes a recommendation to the LDCC for Mr. Westhoven’s incentive payment for the LDCC’s ultimate determination and approval. The LDCC retains the ability to alter the amount of the incentive payment to Mr. Westhoven and to determine whether awards should be in the form of cash and/or equity grants, any of which equity grants may be subject to further vesting based on continued service or achievement of established performance goals. The Chief Executive Officer’s recommendation to the LDCC was based upon a qualitative and quantitative review of the performance of NJRES, Mr. Westhoven’s individual performance and accomplishments during fiscal year 2016 (including those listed on page 45 of this Proxy Statement) and the availability of funds in the compensation pool. The quantitative factors reviewed included performance metrics such as financial margin*, NFE and natural gas throughput. The qualitative factors included effects of market conditions, quality of decision-making and the effectiveness of the response to changing market conditions. In consideration of NJRES’ performance in fiscal year 2016, Mr. Westhoven’s leadership performance in fiscal year 2016 and the amounts available from the total compensation pool, the Chief Executive Officer made a recommendation to the LDCC for Mr. Westhoven’s fiscal year 2016 incentive award.

Under the NJRES compensation plan for fiscal year 2016, the LDCC awarded Mr. Westhoven $739,000:

	Deferred	Performance Shares**	Performance Shares**
Cash	Retention Stock	(TSR)	(NFE)	Total
$369,500	$295,600	$36,950	$36,950	$739,000

All payments under the NJRES compensation plan are subject to NJR’s Clawback Policy, which requires repayment by certain participants in the event that NJRES’ NFE is restated, other than due to a change in accounting principles.

Long-Term Equity Incentive Awards

Our primary objectives in granting long-term equity incentive awards are to encourage significant ownership of our Common Stock by management and to provide long-term financial incentives linked directly to the long-term performance of the Company. The LDCC believes that significant ownership of our Common Stock by senior management is the optimal method for aligning the interests

*	NJRES’ financial margin, which is a non-GAAP financial measure, represents revenues earned from the sale of natural gas less costs of natural gas sold, including any transportation and storage costs, and excludes any accounting impact from the change in fair value of derivative instruments designed to hedge the economic impact of transactions that have not been settled, which represent unrealized gains and losses, and the effects of economic hedging on the value of our natural gas in storage. For further discussion of this financial measure, please see Part II, Item 7 of our Annual Report on Form 10-K filed on November 22, 2016.
**	A detailed description of the terms of these Performance Shares was provided on our Current Report on Form 8-K filed on November 18, 2016.

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of management and the shareowners. Our stock incentive program is effectively designed to further this objective.

In November 2015, after consulting with FW Cook, the LDCC determined that a portion of our executive officers’ total compensation should continue to be delivered in a mix of time-vested restricted stock and performance-based awards. In fiscal year 2015, the LDCC adopted a long-term equity incentive program under our 2007 Plan (“LTIP”). For fiscal year 2016, the Board approved, pursuant to the recommendation of the Chief Executive Officer, the long-term incentive program granting five types of awards:

1)	FY 2016 TSR Performance Shares. Performance shares that will vest, if at all, if the total shareowner return for NJR Common Stock measured against our 2016 Peer Group meets or exceeds the threshold performance goal over a 36-month period ending on September 30, 2018.

2)	FY 2016 NFE Performance Shares. Performance shares that will vest, if at all, based upon our cumulative NFE per basic share over the 36-month period beginning on October 1, 2015, and ending on September 30, 2018.

3)	Performance-Based Restricted Stock. Shares of restricted stock awarded to our Chief Executive Officer and our Senior Vice President, Energy Services, NJRES, that will vest in three equal annual installments on September 30, 2016, September 30, 2017 and September 30, 2018, if the NFE per basic share performance goal for the fiscal year ending September 30, 2016, is achieved and subject to their continued employment, except under certain conditions.

4)	Time-Vested Restricted Stock. Shares of restricted stock awarded to certain named executive officers other than our Chief Executive Officer that vest in three equal installments on October 15, 2016, October 15, 2017 and October 15, 2018, subject to continued employment of the named executive officer, except under certain conditions.

5)	Deferred Retention Stock Awards. Awards denominated in dollars and converted into deferred stock units based on the stock price at the date of grant. Each deferred stock unit equals one share of our Common Stock and accrues dividends. At the end of the three-year deferral period, the deferred stock units will be paid out in shares of our Common Stock on a one-for-one basis, provided the named executive officer complies with certain covenants, including non-competition and non-solicitation restrictions.

The long-term incentive equity awards granted to the Chief Executive Officer and our Senior Vice President, Energy Services, NJRES, were entirely “at-risk,” consisting of performance shares and performance-based restricted stock, which could become worthless if the applicable performance goals were not met. Approximately 39 percent of the shares comprising the awards to our named executive officers, other than the Chief Executive Officer and Senior Vice President, Energy Services, NJRES, were in the form of performance shares while the remaining 61 percent of the awards were in the form of shares of Deferred Retention Stock and time-vested restricted stock.

Stock awards were granted to promote retention of the named executive officers, while the FY 2016 TSR Performance Shares benchmark our performance against our peer companies over an extended period of time and the FY 2016 NFE Performance Shares measure our performance against cumulative NFE per share-based goals set by the LDCC.

The LDCC determined the award of performance shares and performance-based restricted stock to our Chief Executive Officer and the Board ratified that determination.

The graphic on the left below shows the split in the number of performance-based equity grants and time-vested restricted stock and Deferred Retention Stock grants to our Chief Executive Officer in fiscal year 2016. The graphic in the middle illustrates the split in number of shares granted between time-vested restricted stock or Deferred Retention Stock grants and the performance-based equity grants to our named executive officers, other than our Chief Executive Officer, in fiscal year 2016. The graphic on the right shows the historical mix between the time-vested restricted stock or Deferred Retention Stock grants and performance-based awards to named executive officers between 2012 and 2016 based upon number of shares granted. These graphics highlight our emphasis over the past five years on awarding a mix of performance-based awards, such as performance shares and performance-based restricted stock, and time-vested restricted stock or Deferred Retention Stock awards. The actual value a named executive officer may receive will depend upon the number of shares actually received and the market price of our Common Stock at the time the awards vest.

*	Based on target number of shares granted. Includes special recognition deferred stock awards granted in fiscal year 2016. Restricted stock for purposes of these graphs refers only to time-vested restricted stock.

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In designing the long-term equity incentive program, the LDCC established the following key objectives:

■	Selecting long-term equity incentive levels and vehicles that are competitive with our peer group

■	Distributing shares of restricted stock with meaningful vesting periods and deferred retention stock awards to encourage retention of key executives

■	Using performance share awards and performance-based restricted stock based upon NFE or relative TSR to link compensation to company performance criteria that are meaningful to shareowners

■	Providing flexibility for granting awards by allowing balance among different types of long-term equity awards that relate to the objectives of retention and performance

With the exception of significant promotions and new hires, equity grants, including long-term equity incentive awards, are generally awarded at the first regularly scheduled LDCC meeting following the conclusion of the fiscal year. The LDCC selects this timing because it enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period, while also ensuring that regular awards will be made after we publicly disclose our performance for the year. The awards are made as early as practicable in our fiscal year to maximize the time period for the incentives associated with the awards.

Fiscal Year 2016 (“FY 2016”) TSR Performance Share Awards

In November 2015, the LDCC approved the grant of the FY 2016 TSR Performance Shares with performance criteria based upon the Company’s TSR, pursuant to the 2007 Plan. As set forth in the table below, the FY 2016 TSR Performance Share awards were granted to the named executive officers as of November 10, 2015. Each FY 2016 TSR Performance Share is equal to one share of Common Stock. The FY 2016 TSR Performance Share awards vest at the end of a 36-month performance period beginning on October 1, 2015, and ending on September 30, 2018, based on relative company TSR versus the established peer group used for compensation purposes, which is described under “Elements of Our Compensation Program for Named Executive Officers” on page 36 above. FY 2016 TSR Performance Shares will not vest if performance during that period does not meet the minimum threshold level. If the performance meets or exceeds the maximum expectations, 150 percent of the target number of awarded FY 2016 TSR Performance Shares will be earned.

		Number of FY 2016	Grant Date
		TSR Performance	Fair Value*
Name	Grant Date	Shares (Target)	Target ($)
Laurence M. Downes	11/10/2015	17,364	405,797
Glenn C. Lockwood	11/10/2015	2,178	50,900
Patrick J. Migliaccio	11/10/2015	2,478	57,911
Kathleen T. Ellis	11/10/2015	2,098	49,030
Mariellen Dugan	11/10/2015	3,469	81,071
Stephen D. Westhoven	11/10/2015	2,874	67,165
*	Target amounts represent grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $30.03 on November 10, 2015, utilizing a lattice model. The actual value of these awards will be determined based upon the actual number of performance shares that vest at the end of the performance period on September 30, 2018, and the closing price of our Common Stock on September 30, 2018. As described above, the “threshold” number of shares would be 50 percent of the target award amount, while the “maximum” number of shares that may be awarded would equal 150 percent of the target award amount.

The number of FY 2016 TSR Performance Shares earned will be determined based on the following table:

Relative TSR Percentile	% of Target Award to Vest
<25th	0
25th (threshold)	40%
33rd	55%
41st	75%
50th	90%
58th (target)	100%
66th	115%
75th	130%
83rd and above (maximum)	150%

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TSR shall be computed as follows:

TSR = (Priceend – Pricebegin + Dividends)/Pricebegin

Pricebegin = closing share price of stock at September 30, 2015

Priceend = closing share price of stock at end on September 30, 2018

Dividends = dividends paid to shareowners of stock during 36-month period

The stated percentiles are approximate due to rounding and the performance/payout between the stated percentiles is interpolated.

Fiscal Year 2016 (“FY 2016”) NFE Performance Share Awards

In November 2015, the LDCC also approved the grant of FY 2016 NFE Performance Share awards with performance criteria based upon the Company’s cumulative NFE per basic share, pursuant to the 2007 Plan. Each FY 2016 NFE Performance Share is equal to one share of Common Stock. The FY 2016 NFE Performance Shares vest, if at all, based upon our Cumulative NFEPS (defined below) over the 36-month period beginning on October 1, 2015, and ending on September 30, 2018. The NFEPS targets are based upon our three-year financial plan and are designed to challenge our executives by being aggressive, but achievable, and to encourage and reward continued growth in our NFE on a per share basis. The number of FY 2016 NFE Performance Shares earned will be determined based on the following table:

Performance Shares Earned as a Percentage of
Cumulative NFEPS	Target Performance Shares
Less than $3.99	0%
$3.99	50%
$4.99	100%
$5.99 or Greater	150%

“NFEPS” is the NFE per basic share of Common Stock that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual report on Form 10-K that are filed with the SEC.

“Cumulative NFEPS” is the sum of the annual NFEPS for the three fiscal years (“FY”) ended September 30, 2016, 2017 and 2018 calculated as follows:

CumulativeNFEPS = NFEPSFY2016 + NFEPSFY2017 + NFEPSFY2018

FY 2016 NFE Performance Shares will not vest if performance does not meet the minimum threshold level. If the performance meets or exceeds the maximum expectations, 150 percent of the target number of awarded FY 2016 Performance Shares will be earned. Payout for performance between the measures for the minimum and maximum payout will be interpolated. The earned FY 2016 NFE Performance Shares will be delivered to participants at the end of the performance period, upon the determination of the LDCC that the performance objectives have been met.

		Number of FY 2016 NFE	Grant Date Fair Value*
Name	Grant Date	Performance Shares (Target) Granted	Target ($)
Laurence M. Downes	11/10/2015	14,585	438,000
Glenn C. Lockwood	11/10/2015	1,829	54,935
Patrick J. Migliaccio	11/10/2015	2,081	62,500
Kathleen T. Ellis	11/10/2015	1,763	52,930
Mariellen Dugan	11/10/2015	2,914	87,500
Stephen D. Westhoven	11/10/2015	2,414	72,500
*	Target amounts represent grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $30.03 on November 10, 2015. The actual value of these awards will be determined based upon the actual number of performance shares that vest at the end of the performance period on September 30, 2018, and the closing price of our Common Stock on September 30, 2018. As described below, the “threshold” number of shares would be 50 percent of the target award amount, while the “maximum” number of shares that may be awarded would equal 150 percent of the target award amount.

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Fiscal Year 2016 Performance-Based Restricted Stock Awards

In November 2015, Messrs. Downes and Westhoven were granted Performance-Based Restricted Stock (“PBRS”) with performance criteria based upon NJR’s NFE per basic share, in the year ended September 30, 2016. The PBRS awarded to Messrs. Downes and Westhoven may vest in up to three equal installments on September 30, 2016, September 30, 2017, and September 30, 2018 if the performance goal of $1.18 NFE per basic share for the year ended September 30, 2016 is achieved.

	Number of Shares of
Name	PBRS Granted	Grant Date Fair Value ($)*
Laurence M. Downes	29,138	875,000
Stephen D. Westhoven	1,378	41,370

The performance goal of $1.18 NFE per basic share for NJR for the year ended September 30, 2016, was met and certified by the LDCC on November 15, 2016, resulting in earnout of 9,987 and 472 shares, including accumulated dividends, for Messrs. Downes and Westhoven, respectively.

Time-Vested Restricted Stock

In November 2015, the LDCC approved the grant of a time-vested restricted stock award to four of our named executive officers as recognition for superior performance during fiscal year 2015 and as a retention vehicle pursuant to the 2007 Plan. As set forth in the table below, on November 10, 2015, the LDCC granted awards of time-vested restricted stock to each of the named executive officers. The LDCC values time-vested restricted stock awards at the fair market value of the number of shares of our Common Stock on the date of grant.

	Number of Shares of
Name	Time-Vested Restricted Stock Granted	Grant Date Fair Value ($)*
Glenn C. Lockwood	3,659	109,871
Patrick J. Migliaccio	4,163	125,000
Kathleen T. Ellis	3,525	105,859
Mariellen Dugan	5,828	175,000

*	Represents full grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $30.03 on November 10, 2015.

Special Recognition Deferred Retention Stock Awards to NEOs for Fiscal Year 2015 Performance

As reported in our proxy statement last year, in recognition of NJR’s outstanding performance during fiscal year 2015, including NFE that exceeded our plan by 19%, the LDCC awarded special recognition awards, in the form of long-term Deferred Retention Stock Awards, to Mr. Lockwood and Ms. Ellis, in addition to their annual short-term incentive awards. The Deferred Retention Stock awards are denominated in dollars and converted into deferred stock units based on the stock price at the date of grant. Each deferred stock unit equals one share of our Common Stock and accrues dividends. At the end of the deferral period on October 15, 2018, the deferred stock units will be paid out in shares of our Common Stock on a one-for-one basis, provided the named executive officer complies with certain covenants, including non-competition and non-solicitation restrictions.

As set forth in the tables below, on November 10, 2015, the LDCC granted the following Deferred Stock Retention Awards:

	Number of Deferred	Grant Date
Name	Stock Units Granted†	Fair Value of Award ($)*
Glenn C. Lockwood	6,660	200,000
Kathleen T. Ellis	2,498	75,000

†	Represents the grant date fair value of the deferred stock units granted based upon the closing price of our Common Stock of $30.03 on November 10, 2015, the date of grant.

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FY 2015 Deferred Retention Stock Award for Mr. Westhoven

A portion of Mr. Westhoven’s annual short-term incentive award for fiscal year 2015 was delivered in the form of Deferred Retention Stock. The Deferred Retention Stock awards are denominated in dollars and converted into deferred stock units based on the stock price at the date of grant. Each deferred stock unit equals one share of our Common Stock and accrues dividends. At the end of the deferral period on October 15, 2018, the deferred stock units will be paid out in shares of our Common Stock on a one-for-one basis, provided Mr. Westhoven complies with certain covenants, including non-competition and non-solicitation restrictions. As set forth in the table below, on November 10, 2015, the LDCC granted the Deferred Retention Stock award to Mr. Westhoven.

	Number of Deferred	Grant Date
Name	Stock Units Granted	Fair Value of Award ($)*
Stephen D. Westhoven	22,765	683,630

*	Represents the grant date fair value of the deferred stock units granted based upon the closing price of our Common Stock of $30.03 on November 10, 2015, the date of grant.

Retirement Programs

Our retirement programs for senior executives provide an opportunity for each participating executive, through long-term service to us, to receive a pension or other forms of retirement benefits. Our named executive officers participate in the New Jersey Natural Gas Company Plan for Retirement Allowances for Non-Represented Employees (the “Non-Represented Plan”), which is a trusteed noncontributory defined benefit retirement plan. Our named executive officers also participate in our 401(k) Plan, which is a trusteed defined contribution plan. All of our non-represented employees hired on or after October 1, 2009, are covered by an enhanced defined contribution plan feature of our 401(k) Plan instead of the Non-Represented Plan. These plans provide retirement benefits to broad groups of employees and executives. Our named executive officers also participate in the Savings Equalization Plan of NJR, which we refer to as the SEP, and the Pension Equalization Plan of NJR, which we refer to as the PEP, both of which are unfunded non-qualified plans. These plans provide benefits that would have been made under the Non-Represented Plan and the 401(k) Plan, but for the limitations on compensation and contributions imposed by Sections 401(a)(4), 401(a)(17), 401(k), 401(m) and 415 of the Internal Revenue Code. In addition, the named executive officers and certain other officers have supplemental retirement agreements. Under the Supplemental Executive Retirement Plan Agreements, which we also refer to as SERP Agreements, benefits are payable over a 60-month period commencing at age 65. At projected retirement, the total maximum amount payable to our Chief Executive Officer under his SERP Agreement is currently $250,000. Messrs. Lockwood, Migliaccio and Westhoven and Mses. Ellis and Dugan would each be entitled to maximum amounts of $125,000 under their respective SERP Agreements. These are described more fully in the narrative following the Pension Benefits table on page 66 of this Proxy Statement.

We also sponsor health care plans that provide post-employment medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. Retirees must meet certain age and service requirements to be eligible. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements, lifetime limits and retiree contributions. As of September 30, 2016, with the exception of Messrs. Downes and Lockwood, none of the named executive officers have completed the age and service requirements to be eligible for post-employment health coverage.

Severance Policies

Severance protection is provided to our senior executives in their employment continuation agreements with the Company (defined below) and only in the event that a senior executive is terminated following a “change in control.” This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. When recruited from another company, the executive generally will seek to be protected in the event he or she is terminated without cause or we take actions giving the executive good reason to terminate employment. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practice.

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Severance protection following a change in control provides a number of important benefits to us. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption. Finally, we believe that the change in control protections in place encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our shareowners, even one that would vest control of the Company in a third party. The LDCC believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice and represents an appropriate cost relative to the benefits to our shareowners and us.

Amended and Restated Employment Continuation Agreements

On December 10, 2015, we entered into Amended and Restated Employment Continuation Agreements (“Employment Continuation Agreements”) with each of our named executive officers. The Employment Continuation Agreements provide each executive certain rights in the event that his or her employment is terminated within two years following the occurrence of a “Change of Control” (as defined in the agreements) (i) by us without “Cause” (as defined in the agreements) or (ii) by the executive for “Good Reason” (as defined in the agreements). Subject to the limitation described in the next paragraph, upon either such termination of employment the executive, in the case of Mr. Downes, will receive three times the sum or, in the case of the other named executive officers, two times the sum, of (x) annual base salary and (y) the average of annual bonuses paid or payable with respect to the last three calendar years ended prior to the Change of Control. In September 2015, our Board decided to eliminate the excise tax gross-up provision for our executives in the Employment Continuation Agreements, replacing it with a “best net” benefit to our executives. If any excise tax is due, NJR will not make a gross-up payment, but instead will reduce payments to the executive to the extent necessary to avoid the imposition of an excise tax if such reduction will provide the executive the best net after-tax result. If full payment to an executive will result in the best net after-tax result, the full amount will be paid, but the executive will be solely responsible for any potential excise tax payment. The Employment Continuation Agreements were amended as of December 10, 2015, to implement this change.

For purposes of the Employment Continuation Agreements, a “change of control” generally means:

■	the acquisition, within a 12-month period, by any person or group of beneficial ownership of securities representing 50 percent or more of the combined voting power of our securities;

■	within any 12-month period, the persons who were our directors immediately before such period (the “Incumbent Directors”) and directors whose nomination or election is approved by a majority of the Incumbent Directors and directors previously approved by the Incumbent Directors cease to constitute a majority of the Board; or

■	the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareowners immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the Employment Continuation Agreements) of the acquiring or surviving corporation.

As a condition of the right of the executive to receive payments under the Employment Continuation Agreements, the executive must enter into a binding agreement that, without the written consent of the Board, the executive will not for a period of two years, acting alone or in conjunction with others, directly or indirectly:

■	engage (either as owner, investor, partner, shareowner, employer, employee, consultant, advisor or director) in any business in which he or she has been directly engaged on behalf of us or any affiliate, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by us or an affiliate at the time of such termination, in the geographic area of New York, New Jersey, Pennsylvania or Delaware, and in which such business was conducted or planned to be conducted;

■	induce any customers of the Company or any of our affiliates with whom the executive has had contacts or relationships, directly or indirectly, during and within the scope of his or her employment with the Company or any of our affiliates, to curtail or cancel their business with us or any such affiliate;

■	induce, or attempt to influence, any employee of the Company or any of our affiliates to terminate employment; or

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■	solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the company or any affiliate, provided, however, that activities engaged in by or on behalf of the Company are not restricted by this covenant.

The payments that may be due under the Employment Continuation Agreements in the event of a change of control are described in more detail below in the section entitled “Potential Payments Upon Termination or Change of Control” beginning on page 68 of this Proxy Statement.

Deferred Compensation

To enhance the competitiveness of our executive compensation program and increase our ability to attract and retain qualified key personnel necessary for our continued success and progress, we offer an Officers’ Deferred Compensation Plan to provide a select group of management and highly compensated employees of the company and its affiliates a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles. Participants in the Officers’ Deferred Compensation Plan may defer the receipt of compensation or awards, which may be in the form of cash, stock or stock-denominated awards, including salary, annual bonus awards, long-term awards and compensation payable under other plans and programs, employment agreements or other arrangements. Deferrals under the Officers’ Deferred Compensation Plan must comply with the requirements of Section 409A of the Internal Revenue Code, U.S. federal income tax laws and Treasury Regulations. All of the named executive officers are eligible to participate in the Officers’ Deferred Compensation Plan. Non-qualified Deferred Compensation is described in more detail below in the section entitled “Non-qualified Deferred Compensation” beginning on page 67 of this Proxy Statement.

Other Benefits

The LDCC believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The named executive officers may participate in the same benefit plans as our salaried employees, which include medical, health and dental insurance, long-term disability insurance, accidental death and disability insurance, travel and accident insurance and our 401(k) Plan. As part of the 401(k) Plan, we generally match 65 percent of the first six percent of compensation contributed by the employee into the 401(k) Plan subject to the Internal Revenue Code and our 401(k) Plan limits. The matching contribution is limited to 50 percent for certain represented employees of NJRHS who transferred from NJNG and are currently accruing pension benefits. We have disclosed all company matches for our named executive officers in the column labeled “All Other Compensation,” in the Summary Compensation Table on page 58, and separately disclosed each amount in Footnote 5 to that table on page 59 of this Proxy Statement.

The LDCC provides our executives, including named executive officers, with additional benefits that we believe provide security for current and future needs of the executives and their families and therefore assist in attracting and retaining them. These other benefits are structured to be within the competitive range relative to our peer group. The additional benefits we provide, or have provided to some of our executives, consist of the following and are included in the amounts set forth in the column labeled “All Other Compensation,” in the Summary Compensation Table on page 58, and separately disclosed in Footnote 5 to that table on page 59 of this Proxy Statement: car allowance, preventative health maintenance program and executive insurance program. In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and the other named executive officers with the same benefits package available to all of our salaried employees. The package includes:

■	Health and dental insurance (portion of costs)

■	Basic life insurance

■	Long-term disability insurance

■	Participation in our 401(k) Plan, including company matching contributions

■	Participation in our Non-Represented Plan, which is available to all non-union employees who were employed before October 1, 2009

■	Matching certain charitable contributions

For business purposes it may be appropriate for certain members of senior management to belong to a golf or social club so that such executives have an appropriate entertainment forum for customers and appropriate interaction with their communities.

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Share Ownership Guidelines

The LDCC believes it is important to align the interests of senior management with our shareowners. While the LDCC considers this principle when determining the appropriate mix of base salary, annual short-term incentive awards and long-term equity incentive awards, the LDCC also established share ownership guidelines that encourage the accumulation and retention of our Common Stock.

We believe that executive ownership is important to create a mutuality of interest with shareowners. Therefore, executive officers are required to meet established share ownership levels.

These guidelines are subject to annual review by the LDCC and were amended during fiscal year 2014 to remove a requirement that the guidelines be met by a specific date in light of the share retention policy described below.

Under the share ownership guidelines, officers of the Company are required to own shares of Company common stock with a total share value as set forth in the following table (required common stock ownership amount is determined as a multiple of the officer’s base salary):

Minimum Common Stock
Position	Ownership Requirement
Chief Executive Officer	5 x Base Salary
Named Executive Officers	3 x Base Salary
Other Officers	1 x Base Salary

Until an officer achieves the minimum share ownership under the guidelines described above, he or she must retain 100 percent of all shares of Company common stock that he or she owns and 50 percent of all shares vested (after tax) after August 13, 2013. Compliance with these guidelines will be determined annually using the closing price of the Company’s Common Stock on the last day of the fiscal year (or the last trading day). Once the minimum share ownership threshold is achieved, sufficient shares must be retained by the officer to meet the minimum share ownership requirement continuously throughout the year.

Each of the named executive officers was in compliance with these share ownership guidelines as of September 30, 2016, and all of our officers either meet the minimum share ownership requirements under the guidelines or have met the retention requirements applicable to those who do not meet the minimum share ownership requirements.

Compensation Recoupment (“Clawback”) Policy

Performance-based compensation awarded to executive officers and certain other employees is subject to a Clawback Policy.

Under the Clawback Policy, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the applicable securities laws, the LDCC may recoup from any current or former executive officer (or certain other employees) who received cash or equity performance-based compensation within the three-year period prior to the restatement, the amount of performance-based compensation paid in excess of what the executive officer (or other employee) would have been paid based on the restatement.

Anti-Hedging and Pledging Policy

To ensure alignment of the interests of our shareowners, directors and executive officers, including our named executive officers, the Company’s Code of Conduct does not permit directors, officers or employees to engage in short-term or speculative transactions involving the Company’s securities, including short sales, publicly-traded options, hedging, or pledging the Company’s securities as collateral.

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United States Federal Income Tax Limits on Deductibility

Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered employees” include the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Financial Officer). The $1 million deduction limit, however, does not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a shareowner -approved plan. We consider the impact of this exclusion when developing and implementing our executive compensation programs. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Amounts paid under any of our compensation programs, including salaries, annual short-term incentive awards, performance awards and grants of restricted stock and deferred stock units, may not qualify as performance-based compensation that is excluded from the Section 162(m) limitation on deductibility.

The rules and regulations promulgated under Section 162(m) of the Internal Revenue Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and/or deductible by the Company. A number of requirements must be met under Section 162(m) of the Internal Revenue Code in order for particular compensation to so qualify for the exception, such that there can be no assurance that “qualified performance-based” compensation under the 2007 Plan will be fully deductible under all circumstances. In addition, other awards under the 2007 Plan, such as time-vested restricted stock and restricted stock units, generally will not qualify for the exception under Section 162(m) of the Internal Revenue Code, so that compensation paid to certain covered employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Internal Revenue Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by the Company as a result of Section 162(m) of the Internal Revenue Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

Advisory Votes on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, we are including a non-binding advisory resolution approving the compensation of our named executive officers. The vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the LDCC values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future decisions on executive compensation, as it deems appropriate.

At the 2016 Annual Meeting of Shareowners, over 94.4  percent of the votes cast on the proposal were voted for the non-binding advisory resolution approving the compensation of our named executive officers. In light of that result, the Board of Directors implemented similar objectives, program and rationale for the compensation of our named executive officers in fiscal year 2016, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 32 through 73 in this Proxy Statement.

In addition, at the 2011 Annual Meeting of Shareowners a large majority of our shareowners approved, on a non-binding basis, the holding of the non-binding vote on the compensation of our named executive officers on an annual basis. As previously disclosed, the Board and management determined to implement an annual advisory vote on the compensation of our named executive officers. As a result, we are including the non-binding advisory resolution approving the compensation of our named executive officers again in this Proxy Statement. See Item 2 on page 74 of this Proxy Statement. We are also required, at least once every six years, to submit for shareowner approval a non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareowner vote regarding the approval of the compensation of our named executive officers. Accordingly, we are submitting for shareowner approval a proposal regarding the “frequency” vote in this Proxy Statement. See Item 3 on page 75 of this Proxy Statement.

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Report of the Leadership Development and Compensation Committee

The LDCC has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, the LDCC recommends to the Board that it be included in this Proxy Statement.

Donald L. Correll (Committee Chair)	Alfred C. Koeppe
M. William Howard, Jr.	Sharon C. Taylor
Jane M. Kenny	David A. Trice

Dated: November 15, 2016

The “Report of the Leadership Development and Compensation Committee” will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and will not otherwise be deemed filed under such Acts.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the LDCC considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, we review all our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to us. At the LDCC’s direction, FW Cook provided the LDCC with a risk assessment of our executive compensation policies and practices. Based on its independent assessment, FW Cook concluded that our compensation policies and practices for executives do not create risks that are reasonably likely to have a material adverse effect on us.

The LDCC reviewed the findings of the assessment, including the FW Cook assessment, and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk-taking. The LDCC, therefore, determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us. The LDCC will continue to consider compensation risk implications while deliberating the design of our executive compensation programs. In its discussions, the LDCC considered the attributes of our programs, including:

■	Appropriate pay philosophy, peer group and market positioning in light of NJR’s business model;

■	Balance with respect to the mix of cash and equity compensation; and measures of performance against both annual and multi-year standards;

■	Short- and long-term incentives focused on profitability, with consideration of other critical stakeholder issues; realized value from long-term incentives linked to absolute and relative stock price performance;

■	Performance goals are set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies;

■	Long-term incentives generally have multi-year vesting and performance is measured over a multi-year period to ensure a long-term focus and appropriate balance against short-term goals;

■	Short- and long-term incentive payouts generally capped at 150 percent of target;

■	Incentive pool for NJRES plan participants is uncapped; however, the following risk mitigators are in place (i) incentive pool funding and allocation of awards are subject to Committee discretion, (ii) practice has been to pay at least 50 percent of incentive in Deferred Retention Stock, and (iii) awards are subject to a clawback provision;

■	Independent Committee oversight, with Committee discretion to reduce incentives based on subjective evaluation of individual performance; and

■	Substantial stock ownership guidelines, anti-hedging/pledging policies and a comprehensive clawback policy.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to total compensation for the fiscal years ended September 30, 2016, 2015 and 2014. The individuals named below include our Chairman and Chief Executive Officer, our Chief Financial Officer, and our other named executive officers (as defined on page 32).

Name and Principal Position	Year	Salary ($)	(1)	Bonus ($)	Stock Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(4)	All Other Compensation ($)	(5)	Total ($)
Laurence M. Downes	2016	900,961		—	1,718,797		1,105,200		1,082,359		68,003		4,875,320
Chairman, Chief Executive	2015	868,000		—	2,633,475		1,204,875		811,215		47,900		5,565,465
Officer and President	2014	842,269		—	1,623,070		1,239,540		861,775		43,332		4,609,968
Glenn C. Lockwood	2016	378,102		—	415,706		267,170		356,851		26,389		1,444,218
Executive Vice President(6)	2015	361,540		—	964,342		302,583		266,683		24,765		1,919,913
	2014	345,619		—	239,308		305,544		289,151		24,570		1,204,192
Patrick J. Migliaccio	2016	281,654		—	245,411		167,276		67,003		22,636		783,980
Senior Vice President and
Chief Financial Officer
Kathleen T. Ellis	2016	364,144		—	282,818		227,136		225,359		39,990		1,139,447
Executive Vice President and Chief Operating Officer, NJNG(7)	2015	350,096		—	634,842		222,727		187,389		35,389		1,430,443
	2014	339,466		—	235,043		258,994		176,589		35,180		1,045,272
Mariellen Dugan	2016	351,984		—	343,571		263,038		152,313		30,648		1,141,554
Senior Vice President and	2015	320,290		—	489,233		268,061		99,735		28,124		1,205,443
General Counsel(8)	2014	306,577		—	197,815		270,684		94,213		25,417		894,706
Stephen D. Westhoven	2016	325,136		—	864,665		369,500		249,333		26,329		1,834,963
Senior Vice President	2015	312,616		—	1,792,024		580,000		171,071		22,628		2,878,339
NJRES(9)	2014	303,511		720,000	327,998		—		195,710		27,127		1,574,346

(1)	Salary amounts include cash compensation earned by each named executive officer during fiscal years 2016, 2015 and 2014, as well as any amounts earned in fiscal years 2016, 2015 and 2014, as the case may be, but contributed under our 401(k) Plan and/or deferred at the election of the named executive officer under our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2016, including earnings on amounts deferred, please see “Non-qualified Deferred Compensation” on page 67 of this Proxy Statement.
(2)	The amounts included are the grant date fair value of the stock awards granted in fiscal years 2016, 2015 and 2014, determined under share-based compensation accounting guidance in accordance with FASB ASC Topic 718. There were no options granted to the named executive officers in fiscal years 2016, 2015 and 2014. These amounts reflect the aggregate grant date fair value for these awards. For the FY 2016 TSR Performance Share awards and the FY 2016 NFE Performance Share awards granted in fiscal year 2016 to the named executive officers pursuant to the 2007 Plan that are subject to performance conditions, the values reflected in the Summary Compensation Table above reflect the probable outcome of such performance conditions. The grant date fair values of the FY 2016 NFE Performance Share awards, assuming the highest level of performance conditions for each of the named executive officers, are: Mr. Downes: $657,000; Mr. Lockwood: $82,403; Mr. Migliaccio: $93,750; Ms. Ellis: $79,395; Ms. Dugan: $131,250; and Mr. Westhoven: $108,750. With respect to the FY 2016 TSR Performance Shares, the maximum amount that could be earned based upon the grant date fair value for each of the named executive officers is Mr. Downes, $608,696; Mr. Lockwood: $76,350; Mr. Migliaccio: $86,867; Ms. Ellis: $73,545; Ms. Dugan; $121,607 and Mr. Westhoven: $100,748. The amounts included in this column include the grant date fair value of the shares of Deferred Retention Stock the named executive officers received in fiscal year 2016, in addition to their fiscal year 2015 annual incentive awards as follows: Mr. Lockwood: $200,000; and Ms. Ellis: $75,000. In the case of Mr. Westhoven, this column includes $683,630, reflecting the grant date fair value of Deferred Retention Stock he received in fiscal year 2016 as part of his fiscal year 2015 annual incentive award. Assumptions used in the calculation of the foregoing award amounts are included in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the years ended September 30, 2016, 2015 and 2014, and incorporated by reference into this Proxy Statement. Information on individual equity awards granted to the named executive officers in fiscal year 2016 is set forth in the section entitled “Grants of Plan Based Awards” on page 60 of this Proxy Statement. Information on the vesting of restricted stock and deferred stock units in fiscal year 2016 is set forth in the section entitled “Option Exercises and Stock Vested” on page 65 of this Proxy Statement.

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(3)	The amounts represent cash awards to the named executive officers under our performance-based annual incentive plans for fiscal years 2016, 2015 and 2014, which is discussed in the section entitled “Annual Short-Term Incentive Awards” beginning on page 40 of this Proxy Statement. While the amounts for all of the named executive officers were earned for fiscal years 2016, 2015 and 2014 performance, as the case may be, they were not paid to the named executive officers until November 2016, November 2015 and November 2014, respectively.
(4)	The amounts shown in this column represent the change in the actuarial present value of the accumulated benefits under all of our pension plans for the named executive officers. For each named executive officer, the change in the pension value was calculated using the same actuarial assumptions, with the exception of turnover, retirement, disability and pre-retirement mortality as used to compute the accumulated benefit obligations as of September 30, 2016, 2015, and 2014, as stated in our Annual Report on Form 10-K for the years ended September 30, 2016, 2015 and 2014, respectively. These assumptions included an interest rate of 4.55 percent as of September 30, 2014, 4.50 percent as of September 30, 2015 and 3.95 percent as of September 30, 2016. The present value of the benefits has been calculated assuming the named executive officers stay in employment until the earliest age the executive could collect a benefit without reduction for early retirement. The assumed age of payment is 60 for each of the named executive officers with the exception of Ms. Ellis who has an assumed age of payment of 65. There were no changes to nonqualified deferred compensation earnings.
The change in the actuarial present value of the accumulated pension benefits under our pension plan for the fiscal year ended September 30, 2016 reflects (i) the value of benefits accrued this fiscal year plus (ii) the increase in value of previously accrued benefits due to time plus (iii) the change in value for benefits accrued in all prior years of employment due to change in interest rate. For the named executive officer group as a whole, approximately 29% of the increase in value was due to the increase in the benefits to be paid, 23% of the increase in value was attributable to the passage of time, and 49% was attributable to the change in interest rate from 4.50% to 3.95%. The largest contribution to the change in fiscal year 2015 was the change due to an increase in benefits to be paid, and for fiscal year 2014 the largest contribution to the change was the change in the mortality table and the change in interest rate used to value the benefits from 5.15 percent to 4.55 percent. The interest rate used to determine the present value is set each year in accordance with GAAP to match the yield of AA bonds with similar duration at the end of the fiscal year and is reviewed by our independent actuaries and accountants.
(5)	The table below reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the named executive officers during fiscal year 2016. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us. Each perquisite and personal benefit included in the table below is described in more detail in the narratives immediately following the table.
(6)	Mr. Lockwood served as Chief Financial Officer of the Company through December 31, 2015.
(7)	Ms. Ellis now serves as Executive Vice President, Policy and Strategic Development, NJR, effective October 1, 2016.
(8)	Ms. Dugan now serves as Senior Vice President and Chief Operating Officer, NJNG, effective October 1, 2016.
(9)	Mr. Westhoven now serves as Senior Vice President and Chief Operating Officer, NJRES and NJRCEV, effective October 1, 2016

All Other Compensation Table

Name	Car Allowance ($)(a)	Company-Paid Insurance Premiums ($)(b)	401(k) Plan/ SEP Matching Contribution ($)(c)	Charitable Matching Contribution ($)(d)	Total ($)
Laurence M. Downes	7,085	5,730	39,188	16,000	68,003
Glenn C. Lockwood	7,456	3,033	15,380	520	26,389
Patrick J. Migliaccio	7,456	3,372	10,508	1,300	22,636
Kathleen T. Ellis	7,456	4,553	12,981	15,000	39,990
Mariellen Dugan	7,456	3,075	14,117	6,000	30,648
Stephen D. Westhoven	7,456	2,815	13,058	3,000	26,329
(a)	We provide a car allowance to certain executive officers, including our named executive officers other than Mr. Downes. The purpose of the car allowance is to make our compensation program competitive with other companies and because cars are predominantly used for business purposes. The amount shown for Mr. Downes represents the portion of the cost of a company-owned automobile used by Mr. Downes that relates to his personal use.
(b)	The amounts listed represent aggregate premiums we paid in fiscal year 2016 for our group life insurance policy, for a Directors and Officers Travel Insurance Policy and an insurance policy that is used to support our obligations under the SERP agreements with each of the named executive officers.
(c)	Each named executive officer is eligible to participate in our 401(k) Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. The amounts set forth in the table above represent company contributions under our 401(k) Plan and our SEP for fiscal year 2016. Information about the 401(k) Plan and SEP is set forth in the section entitled “Pension Benefits” beginning on page 65 of this Proxy Statement.
(d)	Each named executive officer is eligible to participate in our matching gifts programs in which we match employees’ contributions to certain charities and qualified educational institutions.

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Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2016.

								All Other
								Stock	Grant
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Value of
		Plan Awards(1)			Awards(2)			Shares of	Stock and
								Stock or	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Awards(4)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Laurence M. Downes
Performance-Based Restricted Stock	11/10/2015							29,138	875,000
TSR Performance Shares	11/10/2015				8,682	17,364	26,046	17,364	405,797
NFE Performance Shares	11/10/2015				7,293	14,585	21,878	14,585	438,000
Annual Incentive Award		0	900,000	1,350,000
Glenn C. Lockwood
Deferred Stock Units	11/10/2015							6,660	200,000
Restricted Stock	11/10/2015							3,659	109,871
TSR Performance Shares	11/10/2015				1,089	2,178	3,267	2,178	50,900
NFE Performance Shares	11/10/2015				915	1,829	2,744	1,829	54,935
Annual Incentive Award		0	226,800	340,200
Patrick J. Migliaccio
Restricted Stock	11/10/2015							4,163	125,000
TSR Performance Shares	11/10/2015				1,239	2,478	3,717	2,478	57,911
NFE Performance Shares	11/10/2015				1,041	2,081	3,122	2,081	62,500
Annual Incentive Award		0	142,000	213,000
Kathleen T. Ellis
Deferred Stock Units	11/10/2015							2,498	75,000
Restricted Stock	11/10/2015							3,525	105,859
TSR Performance Shares	11/10/2015				1,049	2,098	3,147	2,098	49,030
NFE Performance Shares	11/10/2015				882	1,763	2,645	1,763	52,930
Annual Incentive Award		0	218,400	327,600
Mariellen Dugan
Restricted Stock	11/10/2015							5,828	175,000
TSR Performance Shares	11/10/2015				1,735	3,469	5,204	3,469	81,071
NFE Performance Shares	11/10/2015				1,457	2,914	4,371	2,914	87,500
Annual Incentive Award		0	214,200	321,300
Stephen D. Westhoven
Deferred Stock Units	11/10/2015							22,765	683,630
Performance-Based Restricted Stock	11/10/2015							1,378	41,370
TSR Performance Shares	11/10/2015				1,437	2,874	4,311	2,874	67,165
NFE Performance Shares	11/10/2015				1,207	2,414	3,621	2,414	72,500
Annual Incentive Award		—	—	—
(1)	Represents the potential fiscal year 2016 threshold, target and maximum annual incentive award amounts for each of the named executive officers as set by the LDCC. The actual amount of the annual short-term incentive award earned by each named executive officer for fiscal year 2016 is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 58 of this Proxy Statement. For additional information with respect to the fiscal year 2016 annual short-term incentive awards, please see “Compensation Discussion and Analysis” beginning on page 32 of this Proxy Statement.
(2)	The values under this column represent the number of FY 2016 TSR Performance Shares and FY 2016 NFE Performance Shares granted to the named executive officers pursuant to the 2007 Plan and shows potential threshold, target or maximum payout amounts at the end of the 36 month performance period on September 30, 2018. The method of determination of actual payout amounts is described in more detail under “FY 2016 TSR Performance Share Awards” and “FY 2016 NFE Performance Share Awards” on page 49 and page 50 of this Proxy Statement, respectively.

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(3)	In the case of Messrs. Downes and Westhoven, includes the number of shares of PBRS granted on November 10, 2015, with performance criteria based upon NFE per basic share in the fiscal year ended September 30, 2016, as described in more detail under “Fiscal Year 2016 Performance-Based Restricted Stock Awards” on page 51. The values for the other named executive officers represent Time-Vested Restricted Stock Awards and Deferred Retention Stock Awards granted during fiscal year 2016, as described in more detail under “Time-Vested Restricted Stock,” “Special Recognition Deferred Retention Stock and Restricted Stock Awards to NEOs for FY 2015 Performance” and FY 2015 Deferred Retention Stock Award for Mr. Westhoven” on pages 51 and 52 of this Proxy Statement.
(4)	Amounts shown represent the grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718. For a full description of the assumptions used by us in computing these amounts, see Note 9 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the year ended September 30, 2016 and incorporated by reference into this Proxy Statement. The actual value a named executive officer may receive depends on market prices. There can be no assurance that the amounts reflected in the “Grant Date Fair Value of Stock and Option Awards” column will be realized.

2007 Stock Award and Incentive Plan

Shareowners approved the 2007 Plan at the Annual Meeting held in January 2007. Shareowners re-approved the material terms of the performance goals under the 2007 Plan at our Annual Meeting in January 2013.

Executive officers and all other employees of the Company and our subsidiaries, non-management directors serving on the Board and others who provide substantial services to the Company and our subsidiaries and affiliates are eligible for awards under the 2007 Plan. The LDCC administers the 2007 Plan. The selection of participants and the nature and size of the awards granted to participants is subject to the LDCC’s discretion. As of September 30, 2016, approximately 1,127,652 shares of Common Stock were subject to outstanding awards under our equity compensation plans and 1,471,496 shares of Common Stock were available for future awards under our equity compensation plans.

Consistent with the requirements of the NYSE, the 2007 Plan includes a restriction providing that we will not amend or replace options or stock appreciation rights (SARs) previously granted under the 2007 Plan in a transaction that constitutes a “repricing” without shareowner approval.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended September 30, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Laurence M. Downes
November 13, 2013	—	—	—	—	—	—		—		9,365	(3)	307,734	(2)
November 13, 2013	—	—	—	—	—	—		—		28,864	(4)	948,471	(1)
November 13, 2013	—	—	—	—	—	—		—		21,072	(5)	692,426	(1)
November 11, 2014	—	—	—	—	—	34,118	(6)	1,121,117	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		4,492	(7)	147,618	(2)
November 11, 2014	—	—	—	—	—	—		—		16,450	(8)	540,547	(1)
November 11, 2014	—	—	—	—	—	—		—		13,818	(9)	454,059	(1)
November 10, 2015	—	—	—	—	—	—		—		29,138	(17)	957,475	(2)
November 10, 2015	—	—	—	—	—	—		—		17,364	(15)	570,581	(1)
November 10, 2015	—	—	—	—	—	—		—		14,585	(16)	479,263	(1)
Glenn C. Lockwood
November 13, 2013	—	—	—	—	—	19	(10)	624	(2)	—		—
November 13, 2013	—	—	—	—	—	—		—		4,256	(4)	139,852	(1)
November 13, 2013	—	—	—	—	—	—		—		3,106	(5)	102,063	(1)
November 11, 2014	—	—	—	—	—	22,176	(6)	728,703	(2)	—		—
November 11, 2014	—	—	—	—	—	877	(11)	28,806	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		2,140	(8)	70,320	(1)
November 11, 2014	—	—	—	—	—	—		—		1,798	(9)	59,082	(1)
November 10, 2015	—	—	—	—	—	6,660	(13)	218,848	(2)	—		—
November 10, 2015	—	—	—	—	—	1,560	(14)	51,276	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		2,178	(15)	71,569	(1)
November 10, 2015	—	—	—	—	—	—		—		1,829	(16)	60,101	(1)
Patrick J. Migliaccio
November 13, 2013	—	—	—	—	—	731	(10)	24,021	(2)	—		—
November 13, 2013	—	—	—	—	—	—		—		2,256	(4)	74,132	(1)
November 13, 2013	—	—	—	—	—	—		—		1,646	(5)	54,088	(1)
November 11, 2014	—	—	—	—	—	8,530	(6)	280,296	(2)	—		—
November 11, 2014	—	—	—	—	—	1,076	(11)	35,357	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		960	(8)	31,546	(1)
November 11, 2014	—	—	—	—	—	—		—		806	(9)	26,485	(1)
November 10, 2015	—	—	—	—	—	4,163	(14)	136,796	(2)	—		—
November 10, 2015						—		—		2,478	(15)	81,427	(1)
November 10, 2015	—	—	—	—	—	—		—		2,081	(16)	68,382	(1)

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		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Kathleen T. Ellis
November 13, 2013	—	—	—	—	—	1,356	(10)	44,558	(2)	—		—
November 13, 2013	—	—	—	—	—	—		—		4,180	(4)	137,355	(1)
November 13, 2013	—	—	—	—	—	—		—		3,052	(5)	100,289	(1)
November 11, 2014	—	—	—	—	—	14,500	(6)	476,470	(2)	—		—
November 11, 2014	—	—	—	—	—	2,337	(11)	76,794	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		2,088	(8)	68,612	(1)
November 11, 2014	—	—	—	—	—	—		—		1,754	(9)	57,636	(1)
November 10, 2015	—	—	—	—	—	2,498	(13)	82,084	(2)	—		—
November 10, 2015	—	—	—	—	—	3,525	(14)	115,832	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		2,098	(15)	68,940	(1)
November 10, 2015	—	—	—	—	—	—		—		1,763	(16)	57,932	(1)
Mariellen Dugan
November 13, 2013	—	—	—	—	—	1,141	(10)	37,504	(2)	—		—
November 13, 2013	—	—	—	—	—	—		—		3,518	(4)	115,601	(1)
November 13, 2013	—	—	—	—	—	—		—		2,568	(5)	84,384	(1)
November 11, 2014	—	—	—	—	—	12,344	(12)	405,624	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		1,882	(8)	61,843	(1)
November 11, 2014	—	—	—	—	—	—		—		1,582	(9)	51,985	(1)
November 10, 2015	—	—	—	—	—	5,828	(14)	191,508	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		3,469	(15)	113,991	(1)
November 10, 2015	—	—	—	—	—	—		—		2,914	(16)	95,754	(1)
Stephen D. Westhoven
November 13, 2013	—	—	—	—	—	8,780	(18)	288,511	(2)	—		—
November 13, 2013	—	—	—	—	—	—		—		3,758	(4)	123,488	(1)
November 13, 2013	—	—	—	—	—	—		—		2,744	(5)	90,168	(1)
November 11, 2014	—	—	—	—	—	40,942	(6)	1,345,354	(2)	—		—
November 11, 2014	—	—	—	—	—	6,596	(11)	216,745	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		5,890	(8)	193,545	(1)
November 11, 2014	—	—	—	—	—	—		—		4,948	(9)	162,591	(1)
November 10, 2015	—	—	—	—	—	22,765	(13)	748,058	(2)
November 10, 2015	—	—	—	—	—					1,378	(17)	45,281	(2)
November 10, 2015	—	—	—	—	—					2,874	(15)	94,440	(1)
November 10, 2015	—	—	—	—	—					2,414	(16)	79,324	(1)
(1)	Calculated based upon our Common Stock closing price of $32.86 per share as of September 30, 2016. The actual value realized for the FY 2014 NFE Performance Shares and the FY 2014 TSR Performance Shares, the FY 2015 NFE Performance Shares and the FY 2015 TSR Performance Shares, the FY 2016 NFE Performance Shares and the FY 2016 TSR Performance Shares will be calculated based upon our Common Stock closing price on the date the LDCC certifies that the targets have been met in November of each vesting year, and the actual number of performance shares granted based upon certain conditions.
(2)	Calculated based upon our Common Stock closing price of $32.86 per share as of September 30, 2016. The actual value realized for shares of restricted stock and deferred stock units will be calculated based upon our Common Stock closing price on each of the respective vesting dates.
(3)	Represents the number of shares of FY 2014 PBRS issued by us to Mr. Downes on November 13, 2013, which may vest in up to three equal installments on September 30, 2014, September 30, 2015, and September 30, 2016, if the performance goal of increased NFE per basic share over the prior fiscal year for each annual vesting date is achieved. The first tranche of the Performance-Based Restricted Stock vested upon certification by the LDCC that the performance goal was met on November 11, 2014. The second tranche did not vest since the performance goal for that tranche was not met. The third tranche did not vest based upon performance through September 30, 2016.
(4)	Represents the target number of FY 2014 TSR Performance Shares issued by us to the named executive officers on November 13, 2013, which vested based upon performance through September 30, 2016, upon certification of performance by the LDCC. Each FY 2014 TSR Performance Share vests one-for-one into a share of our Common Stock.

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(5)	Represents the target number of FY 2014 NFE Performance Shares issued by us to the named executive officers on November 13, 2013, which vested based upon performance through September 30, 2016, upon certification of performance by the LDCC. Each FY 2014 NFE Performance Share vests one-for-one into a share of our Common Stock.
(6)	Represents deferred stock units granted on November 11, 2014. Each share of deferred stock equals one share of Common Stock and accrues cash dividends. The Deferred Retention Stock awards become payable on October 15, 2017, provided that the recipient had complied with certain covenants, including a non-competition restriction.
(7)	Represents the number of shares of FY 2015 PBRS issued by us to Mr. Downes on November 11, 2014, which vest in up to three equal installments on September 30, 2015, September 30, 2016, and September 30, 2017, if the performance goal is achieved. The first tranche of the FY 2015 PBRS vested upon certification by the LDCC that the performance goal was met on November 10, 2015. As Mr. Downes is retirement eligible, the agreement for this grant allows for pro-rata monthly vesting since the performance goal was achieved as of September 30, 2015, upon certification by the LDCC.
(8)	Represents the target number of FY 2015 TSR Performance Shares issued by us to the named executive officers on November 11, 2014, which may vest on September 30, 2017, upon certification of performance by the LDCC. Each FY 2015 TSR Performance Share vests one-for-one into a share of our Common Stock.
(9)	Represents the target number of FY 2015 NFE Performance Shares issued by us to the named executive officers on November 11, 2014, which may vest on September 30, 2017, upon certification of performance by the LDCC. Each FY 2014 NFE Performance Share vests one-for-one into a share of our Common Stock.
(10)	Represents shares of restricted stock granted by us to the named executive officer on November 13, 2013, which shares may vest in three equal annual installments beginning on the first anniversary of the grant on October 15, 2014, based on continued employment. As Mr. Lockwood is retirement eligible, the agreement allows for pro-rata quarterly vesting of this award.
(11)	Represents shares of restricted stock granted by us to the named executive officer on November 11, 2014, which shares may vest in three annual equal installments on October 15, 2015, October 15, 2016 and October 15, 2017, based on continued employment. As Mr. Lockwood is retirement eligible, the agreement allows for pro-rata monthly vesting of this award.
(12)	Represents shares of restricted stock granted by us to the named executive officer on November 11, 2014, of which 10,236 shares may vest in their entirety on October 15, 2017 and the remainder may vest in three equal annual installments beginning on the first anniversary of the grant on October 15, 2015, based on continued employment.
(13)	Represents deferred stock units granted on November 10, 2015. Each share of Deferred Retention Stock equals one share of Common Stock and accrues cash dividends. The Deferred Retention Stock award becomes payable in full on October 15, 2018, provided that the named executive officer has complied with certain covenants, including a non-competition restriction.
(14)	Represents shares of restricted stock granted by us to the named executive officer on November 10, 2015, which shares may vest in three annual equal installments on October 15, 2016, October 15, 2017 and October 15, 2018, based on continued employment. As Mr. Lockwood is retirement eligible, the agreement allows for pro-rata monthly vesting of this award.
(15)	Represents the target number of FY 2016 TSR Performance Shares issued by us to the named executive officers on November 10, 2015, which may vest on September 30, 2018, upon certification of performance by the LDCC. Each FY 2016 TSR Performance Share vests one-for-one into a share of our Common Stock. For more information regarding the vesting of the FY 2016 TSR Performance Shares, please see “FY 2016 TSR Performance Share Awards” on page 49 of this Proxy Statement.
(16)	Represents the target number of FY 2016 NFE Performance Shares issued by us to the named executive officers on November 10, 2015, which may vest on September 30, 2018, upon certification of performance by the LDCC. Each FY 2016 NFE Performance Share vests one-for-one into a share of our Common Stock. For more information regarding the vesting of the FY 2016 NFE Performance Shares, please see “FY 2016 NFE Performance Share Awards” on page 50 of this Proxy Statement.
(17)	Represents the number of shares of FY 2016 PBRS issued by us to Mr. Downes and Mr. Westhoven on November 10, 2015, which may vest in up to three equal installments on September 30, 2016, September 30, 2017, and September 30, 2018, if the performance goal is achieved. The first tranche of the FY 2015 PBRS vested upon certification by the LDCC that the performance goal was met on November 10, 2015.
(18)	Represents deferred stock units granted on November 13, 2013. Each share of deferred stock equals one share of Common Stock and accrues cash dividends. The Deferred Retention Stock award became payable in full on October 15, 2016.

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Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options, SARs and similar instruments and the vesting of stock (including restricted stock, restricted stock units and similar instruments) for the named executive officers during the fiscal year ended September 30, 2016. All amounts reflect the two-for-one stock split on March 3, 2015.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting(1) (#)	Vesting(2) ($)
Laurence M. Downes(3)	—	—	80,987	2,523,380
Glenn C. Lockwood(3)	—	—	29,664	940,789
Patrick J. Migliaccio	—	—	6,248	192,491
Kathleen T. Ellis	—	—	18,869	574,284
Mariellen Dugan	—	—	14,437	439,009
Stephen D. Westhoven	—	—	19,739	602,611
(1)	Represents the total number of vested shares of restricted stock granted on November 13, 2012, November 13, 2013 and November 11, 2014, FY 2015 PBRS granted on November 11, 2014, deferred stock units granted on November 13, 2012 and FY 2013 TSR Performance Shares granted on November 13, 2012.
(2)	Value for the shares of restricted stock and deferred stock retention units was calculated based upon our Common Stock closing price of $30.81 on October 15, 2015, which was the vesting date for those shares and units. Value for the FY 2015 PBRS granted on November 11, 2014 and FY 2013 TSR Performance Shares granted on November 13, 2012 were calculated based upon our Common Stock closing price of $30.03 on November 10, 2015, which was the vesting date for those shares.
(3)	Messrs. Downes and Lockwood are retirement eligible and, in accordance with certain award agreements, certain of their restricted stock and/or performance based restricted stock awards vest monthly or quarterly, as applicable.

Pension Benefits

We provide defined contribution and/or defined benefit retirement benefits to substantially all employees who meet vesting and other requirements. Our qualified defined benefit plan for non-represented employees is the New Jersey Natural Gas Company Plan for Retirement Allowances for Non-Represented Employees (“Non-Represented Plan”), and our qualified defined benefit plan for represented employees is the New Jersey Natural Gas Company Plan for Retirement Allowances for Represented Employees (“Represented Plan”). Our qualified defined contribution plan is our 401(k) Plan. All represented employees of NJRHS hired on or after October 1, 2000, all represented employees of NJNG hired on or after January 1, 2012 and all of our non-represented employees hired on or after October 1, 2009, are covered by an enhanced defined contribution plan feature of our 401(k) Plan instead of the Represented Plan or Non-Represented Plan. Each of the named executive officers participates in the Non-Represented Plan and our 401(k) Plan. The retirement benefit under the Non-Represented Plan is based on years of service and highest 60-month average compensation.

In addition to the Non-Represented Plan, the Represented Plan and the 401(k) Plan, we sponsor the SEP and the PEP, both of which are non-qualified plans. Each of the named executive officers is or may become eligible for PEP and SEP benefits. Benefits will be paid under the PEP and the SEP to the extent that benefits are not payable by the Non-Represented Plan and the 401(k) due to the application of Sections 401(a)(17), 401(k), 401(m) and 415 of the Internal Revenue Code. The PEP and the SEP are unfunded, with benefit payments paid from our corporate assets. The PEP also provides for additional credited service for certain senior executives who were hired mid-career. Ms. Ellis was credited for five additional years of service after she completed five years of service on December 1, 2009.

We also sponsor health care plans that provide post-employment medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. To be eligible, retirees must meet certain age and service requirements. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements, lifetime limits and retiree contributions. As of September 30, 2016, with the exception of Messrs. Downes and Lockwood, none of the named executive officers have completed the age and service requirements to be eligible for post-retirement health coverage.

The following table presents information concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement. For each named executive officer, the present value of accumulated

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benefit in the table below was calculated using actuarial assumptions, including an interest rate of 3.95 percent as of September 30, 2016. The present value of the benefits was calculated assuming the named executive officers stay in employment until the earliest age the executive could collect a benefit without reduction for early retirement. The assumed age of payment is 60 for Messrs. Downes, Lockwood, Migliaccio, Westhoven and Ms. Dugan. The assumed age of payment is age 65 for Ms. Ellis.

		Number of	Present Value of	Payments During
		Years Credited	Accumulated	Last Fiscal Year
Name	Plan Name	Service (#)	Benefit ($)	($)
Laurence M. Downes	Non-Represented Plan	32	1,798,633	—
	PEP	32	4,708,120	—
	SEP	31	310,083	25,853

Glenn C. Lockwood	Non-Represented Plan	28	1,351,709	—
	PEP	28	568,453	—
	SEP	28	25,817	4,850

Patrick J. Migliaccio	Non-Represented Plan	7	189,595	—
	PEP	7	3,141	—
	SEP		—	—

Kathleen T. Ellis	Non-Represented Plan	12	623,649	—
	PEP	17	592,384	—
	SEP	17	18,493	3,637

Mariellen Dugan	Non-Represented Plan	11	453,174	—
	PEP	11	118,003	—
	SEP	11	9,548	2,694

Stephen D. Westhoven	Non-Represented Plan	26	951,497	—
	PEP	26	219,337	—
	SEP	26	8,326	1,953

Pension benefits are payable at age 65. Benefits may be paid as early as age 55 upon completion of 20 years of service. Benefits collected prior to age 60 and completion of 20 years of service (excluding disability retirements) are subject to early commencement reductions up to 50 percent, depending on age at the time of commencement.

The number of years of credited service for the named executive officers, assuming their continued employment by us until age 65, is set forth below:

		Years of Credited
	Years of Credited	Service as of
Name	Service at 65	September 30, 2016
Laurence M. Downes	38	32
Glenn C. Lockwood	38	28
Patrick J. Migliaccio	30	7
Kathleen T. Ellis	18	17
Mariellen Dugan	26	11
Stephen D. Westhoven	43	26

To the extent benefits that would otherwise be payable to an employee under the Non-Represented Plan and the 401(k) Plan exceed the specified limits on such benefits imposed by the Internal Revenue Code, we expect to pay such excess benefits to the employee at the time the employee receives payment under the respective plan. These excess benefit payments would be made from our general funds.

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Supplemental Retirement Agreements

We have supplemental retirement agreements (“SERP Agreements”) with each of the named executive officers and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amount payable to Mr.  Downes under his SERP Agreement is currently $250,000. Messrs. Westhoven, Migliaccio and Lockwood, Mses. Ellis and Dugan would each be entitled to maximum amounts of $125,000 under their respective SERP Agreements.

Defined Contribution Plan

We offer eligible employees the opportunity for participation in our 401(k) Plan. Generally, we match 65 percent of participants’ contributions up to six percent of base compensation subject to Internal Revenue Code and 401(k) Plan limits. The matching contribution increased from 65 percent to 70 percent of the first six percent of compensation contributed as of January 1, 2016 for certain represented employees of NJRHS. The matching contribution is limited to 50 percent for certain represented employees of NJRHS who transferred from NJNG and are currently accruing pension benefits.

For represented NJRHS employees hired on or after October 1, 2000, represented employees of NJNG hired on or after January 1, 2012, and non-represented employees beginning employment after October 1, 2009, who are not eligible for participation in the defined benefit plans, we contribute between three and four percent of base compensation, depending on years of service, into the 401(k) Plan on their behalf.

Non-Qualified Deferred Compensation

The following table presents information concerning the NJR Officers’ Deferred Compensation Plans that provide for the deferral of compensation of several of the named executive officers on a basis that is not tax qualified. We do not make matching contributions under these plans. For additional information with respect to our non-qualified deferred compensation arrangements, please see “Compensation Discussion & Analysis — Deferred Compensation” on page 54 of this Proxy Statement.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings In	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE(1)
Name	($)	($)	($)	($)	($)
Laurence M. Downes	N/A	N/A	N/A	N/A	N/A
Glenn C. Lockwood	—	—	247,713	—	2,217,885
Patrick J. Migliaccio	N/A	N/A	N/A	N/A	N/A
Kathleen T. Ellis	N/A	N/A	N/A	N/A	N/A
Mariellen Dugan	N/A	N/A	N/A	N/A	N/A
Stephen D. Westhoven	N/A	N/A	N/A	N/A	N/A
(1)	All amounts in the aggregate balance were included in the Summary Compensation Table for previous years but were deferred by the named executive officers and do not represent additional contributions by us.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We believe our senior management and key employees are responsible for our success, and therefore it is important to provide reasonable protection to them in the event of a potential loss of employment following a change of control. It is our belief that the interests of shareowners will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should offset any reluctance by senior management to pursue potential change in control transactions that may be in the best interests of shareowners. We also believe our arrangement facilitates the recruitment of talented executives by providing protections in the event we are acquired. We believe that relative to the overall value of any potential transaction, these potential change in control benefits are reasonable.

2007 Plan

Under the 2007 Plan, in the event of a “change of control” (as defined in the 2007 Plan), the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder. Pursuant to the 2007 Plan, a “change of control” will be deemed to have occurred if

■	Beneficial ownership of 50 percent or more of our outstanding securities entitled to vote in elections of directors shall be acquired within a 12-month period, by any person, entity or group

■	There is a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareowners, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year

■	Consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareowners immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the 2007 Plan) of the acquiring or surviving corporation occurs.

All of our named executive officers’ equity awards under the 2007 Plan contain such change of control provisions that provide for the full acceleration of vesting of such equity awards upon a change of control. Beginning in fiscal year 2015, all of the equity awards were subject to “double-trigger” vesting requiring a qualified termination following a change of control before acceleration of vesting.

Supplemental Retirement Agreements

Pursuant to the SERP Agreements, we have with each of the named executive officers, in the event of a change of control, the right to the amounts payable to each of them becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. A change of control is defined in the SERP Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition within a 12-month period of a 50 percent beneficial voting interest in us, or a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareowners, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year.

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Employment Continuation Agreements

Our Employment Continuation Agreements provide each named executive officer certain rights in the event that his or her employment with us is terminated within two years following the occurrence of a change of control. A summary of the terms of these agreements is provided under “Severance Policies — Amended and Restated Employment Continuation Agreements” beginning on page 53 of this Proxy Statement.

The following tables summarize the value of the termination payments and benefits that our named executive officers would receive if their employment terminated on September 30, 2016, and the price per share of our Common Stock was $32.86, the closing market price on September 30, 2016. The values in the tables are estimates of the amounts that would be paid to the named executive officers upon such termination. The actual amounts to be paid out can only be determined at the time of such named executive officer’s separation from the Company.

The tables exclude amounts accrued through September 30, 2016, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual incentive award for the fiscal year ended September 30, 2016. The table also excludes vested account balances under the 401(k) Plan, which are generally available to all of our salaried employees. In addition, the tables below reflect the hypothetical occurrence of both a change of control and a concurrent termination of a named executive officer in accordance with such named executive officer’s Employment Continuation Agreement, assuming this event took place on September 30, 2016.

						Termination		Involuntary
						Other than		Termination
						Retirement,		Following
						Death or	Termination	a Change
	Retirement(1)		Death	Disability		Disability	for Cause	in Control
	($)		($)	($)		($)	($)	($)
Name/Benefit Type	(a)		(b)	(c)		(d)	(e)	(f)
Laurence M. Downes
Cash Severance(2)	—		—	—		—	—	5,968,415
Acceleration of Equity Awards(3)
Deferred Stock Units	—		1,121,117	1,121,117		—	—	1,121,117
FY 2014 TSR Performance Shares	806,200		806,200	806,200		—	—	806,200
FY 2014 NFE Performance Shares	1,038,639		1,038,639	1,038,639		—	—	1,038,639
FY 2015 TSR Performance Shares		(4)	144,146		(4)	—	—	144,146
FY 2015 NFE Performance Shares		(4)	302,706		(4)	—	—	354,166
FY 2016 TSR Performance Shares		(4)	190,194		(4)	—	—	76,077
FY 2016 NFE Performance Shares		(4)	159,754		(4)	—	—	239,632
FY 2014 Performance-Based Restricted Stock	—		—	—		—	—	—
FY 2015 Performance-Based Restricted Stock	123,028		123,028	123,028		—	—	147,607
FY 2016 Performance-Based Restricted Stock	190,194		190,194	190,194		—	—	570,581
Qualified Retirement Benefits
Non-Represented Plan(5)	9,279		4,565	9,903		9,279	9,279	9,279
Non-Qualified Retirement Benefits
PEP(5)	24,288		11,950	25,920		24,288	24,288	24,288
SEP(6)	310,083		310,083	310,083		310,083	310,083	310,083
SERP(7)	250,000		250,000	200,000		200,000	200,000	250,000
Other Benefits
Life Insurance(8)	234		500,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—		500,000	500,000		—	—	—
Travel & Accident Insurance(8)	—		250,000	—		—	—	—
Vacation(9)	—		65,769	—		65,769	65,769	65,769
Medical(10)	98,639		28,893	98,639		—	—	74,164
Salary Continuation Benefit(11)	—		—	1,350,000		—	—	—
Outplacement Benefit(12)	—		—	—		—	—	25,000

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						Termination		Involuntary
						Other than		Termination
						Retirement,		Following
						Death or	Termination	a Change
	Retirement(1)		Death	Disability		Disability	for Cause	in Control
	($)		($)	($)		($)	($)	($)
Name/Benefit Type	(a)		(b)	(c)		(d)	(e)	(f)
Glenn C. Lockwood
Cash Severance(2)	—		—	—		—	—	1,307,451
Deferred Compensation(13)	—		2,217,885	2,217,885		2,217,885	2,217,885	2,217,885
Acceleration of Equity Awards(3)
Restricted Stock	—		46,718	46,718		—	—	80,704
Deferred Stock Units	—		947,551	947,551		—	—	947,551
FY 2014 TSR Performance Shares	118,874		118,874	118,874		—	—	118,874
FY 2014 NFE Performance Shares	153,095		153,095	153,095		—	—	153,095
FY 2015 TSR Performance Shares		(4)	18,752		(4)	—	—	18,752
FY 2015 NFE Performance Shares		(4)	39,388		(4)	—	—	46,084
FY 2016 TSR Performance Shares		(4)	23,856		(4)	—	—	9,543
FY 2016 NFE Performance Shares		(4)	20,034		(4)	—	—	30,050
Qualified Retirement Benefits
Non-Represented Plan(5)	8,095		3,984	8,530		8,095	8,095	8,095
Non-Qualified Retirement Benefits
PEP(5)	3,404		1,675	3,587		3,404	3,404	3,404
SEP(6)	25,817		25,817	25,817		25,817	25,817	25,817
SERP(7)	125,000		125,000	84,677		84,677	84,677	125,000
Other Benefits
Life Insurance(8)	234		378,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—		378,000	378,000		—	—	—
Travel & Accident Insurance(8)	—		250,000	—		—	—	—
Vacation(9)	—		26,169	—		26,169	26,169	26,169
Medical(10)	118,898		28,824	118,898		—	—	47,539
Salary Continuation Benefit(11)	—		—	567,000		—	—	—
Outplacement Benefit(12)	—		—	—		—	—	25,000
Patrick J. Migliaccio
Cash Severance(2)	—		—	—		—	—	820,701
Acceleration of Equity Awards(3)
Restricted Stock	—		133,848	133,848		—	—	196,174
Deferred Stock Units	—		280,296	280,296		—	—	280,296
FY 2014 TSR Performance Shares	—		63,012		(4)	—	—	63,012
FY 2014 NFE Performance Shares	—		81,131		(4)	—	—	81,131
FY 2015 TSR Performance Shares	—		8,412		(4)	—	—	8,412
FY 2015 NFE Performance Shares	—		17,657		(4)	—	—	20,659
FY 2016 TSR Performance Shares	—		27,142		(4)	—	—	10,857
FY 2016 NFE Performance Shares	—		22,794		(4)	—	—	34,191
Qualified Retirement Benefits
Non-Represented Plan(5)	—		886	1,935		1,801	1,801	1,801
Non-Qualified Retirement Benefits
PEP(5)	—		15	32		30	30	30
SEP(6)	—		—	—		—	—	—
SERP(7)	—		125,000	10,000		10,000	10,000	125,000
Other Benefits
Life Insurance(8)	—		284,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—		284,000	284,000		—	—	—
Travel & Accident Insurance(8)	—		250,000	—		—	—	—
Vacation(9)	—		26,216	—		26,216	26,216	26,216
Medical(10)			79,660	353,226		—	—	47,539
Salary Continuation Benefit(11)	—		—	426,000		—	—	—
Outplacement Benefit(12)	—		—	—		—	—	25,000

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					Termination		Involuntary
					Other than		Termination
					Retirement,		Following
					Death or	Termination	a Change
	Retirement(1)	Death	Disability		Disability	for Cause	in Control
	($)	($)	($)		($)	($)	($)
Name/Benefit Type	(a)	(b)	(c)		(d)	(e)	(f)
Kathleen T. Ellis
Cash Severance(2)	—	—	—		—	—	1,192,581
Acceleration of Equity Awards(3)
Restricted Stock	—	175,598	175,598		—	—	237,183
Deferred Stock Units	—	558,554	558,554		—	—	558,554
FY 2014 TSR Performance Shares	—	116,752	116,752		—	—	116,752
FY 2014 NFE Performance Shares	—	150,433	150,433		—	—	150,433
FY 2015 TSR Performance Shares	—	18,296		(4)	—	—	18,296
FY 2015 NFE Performance Shares	—	38,424		(4)	—	—	44,956
FY 2016 TSR Performance Shares	—	22,980		(4)	—	—	9,192
FY 2016 NFE Performance Shares	—	19,311		(4)	—	—	28,966
Qualified Retirement Benefits
Non-Represented Plan(5)	—	1,708	3,755		3,417	3,417	3,417
Non-Qualified Retirement Benefits
PEP(5)	—	—	3,566		3,566	3,566	3,566
SEP(6)	—	18,493	18,493		18,493	18,493	18,493
SERP(7)	—	125,000	93,750		93,750	93,750	125,000
Other Benefits
Life Insurance(8)	—	364,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—	364,000	364,000		—	—	—
Travel & Accident Insurance(8)	—	250,000	—		—	—	—
Vacation(9)	—	12,425	—		12,425	12,425	12,425
Medical(10)	—	25,553	74,723		—	—	38,383
Salary Continuation Benefit(11)	—	—	546,000		—	—	—
Outplacement Benefit(12)	—	—	—		—	—	25,000
Mariellen Dugan
Cash Severance(2)	—	—	—		—	—	1,203,163
Acceleration of Equity Awards(3)
Restricted Stock	—	428,695	428,695		—	—	634,625
FY 2014 TSR Performance Shares	—	98,261	98,261		—	—	98,261
FY 2014 NFE Performance Shares	—	126,577	126,577		—	—	126,577
FY 2015 TSR Performance Shares	—	16,491		(4)	—	—	16,491
FY 2015 NFE Performance Shares	—	34,656		(4)	—	—	40,548
FY 2016 TSR Performance Shares	—	37,997		(4)	—	—	15,199
FY 2016 NFE Performance Shares	—	31,918		(4)	—	—	47,877
Qualified Retirement Benefits
Non-Represented Plan(5)	—	—	3,312		3,312	3,312	3,312
Non-Qualified Retirement Benefits
PEP(5)	—	—	862		862	862	862
SEP(6)	—	9,548	9,548		9,548	9,548	9,548
SERP(7)	—	125,000	35,714		35,714	35,714	125,000
Other Benefits
Life Insurance(8)	—	357,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—	357,000	357,000		—	—	—
Travel & Accident Insurance(8)	—	250,000	—		—	—	—
Vacation(9)	—	12,186	—		12,186	12,186	12,186
Medical(10)	—	—	85,278		—	—	23,289
Salary Continuation Benefit(11)	—	—	535,500		—	—	—
Outplacement Benefit(12)	—	—	—		—	—	25,000

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					Termination		Involuntary
					Other than		Termination
					Retirement,		Following
					Death or	Termination	a Change
	Retirement(1)	Death	Disability		Disability	for Cause	in Control
	($)	($)	($)		($)	($)	($)
Name/Benefit Type	(a)	(b)	(c)		(d)	(e)	(f)
Stephen D. Westhoven
Cash Severance(2)	—	—	—		—	—	1,650,000
Acceleration of Equity Awards(3)
Deferred Stock Units	—	2,381,923	2,381,923		—	—	2,381,923
Restricted Stock	—	205,119	205,119		—	—	262,026
FY 2014 TSR Performance Shares	—	104,965	104,965		—	—	104,965
FY 2014 NFE Performance Shares	—	135,252	135,252		—	—	135,252
FY 2015 TSR Performance Shares	—	51,612		(4)	—	—	51,612
FY 2015 NFE Performance Shares	—	108,394		(4)	—	—	126,820
FY 2016 TSR Performance Shares	—	31,480		(4)	—	—	12,592
FY 2016 NFE Performance Shares	—	26,441		(4)	—	—	39,662
FY 2016 Performance-Based Restricted Stock	—	15,094	15,094		—	—	45,281
Qualified Retirement Benefits
Non-Represented Plan(5)	—	3,607	7,798		7,330	7,330	7,330
Non-Qualified Retirement Benefits
PEP(5)	—	831	1,797		1,689	1,689	1,689
SEP(6)	—	8,326	8,326		8,326	8,326	8,326
SERP(7)	—	125,000	58,594		58,594	58,594	125,000
Other Benefits
Life Insurance(8)	—	325,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—	325,000	325,000		—	—	—
Travel & Accident Insurance(8)	—	250,000	—		—	—	—
Vacation(9)	—	18,125	—		18,125	18,125	18,125
Medical(10)	—	50,223	209,594		—	—	47,539
Salary Continuation Benefit(11)	—	—	487,500		—	—	—
Outplacement Benefit(12)	—	—	—		—	—	25,000
(1)	Retirement: Messrs. Downes and Lockwood were eligible to retire under our retirement policy as of September 30, 2016. The other NEOs were not eligible to retire under our retirement policy as of September 30, 2016 and their retirement as of that date would be considered a voluntary termination and the only amounts payable to them in that case are listed under column (d).
(2)	Cash Severance: Amount represents cash payment due to the named executive officer pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Employment Continuation Agreement. None of the named executive officers would incur a Section 280G excise tax in relation to an involuntary termination following a change-in-control.
(3)	Acceleration of Equity Awards:
Deferred Stock Units and Restricted Stock: Amounts for restricted stock and deferred stock units (issued pursuant to the Deferred Stock Retention Awards) represent the value of Common Stock as of September 30, 2016.
FY 2014 TSR Performance Shares and FY 2014 NFE Performance Shares: These Performance Shares vest subject to certain conditions and are paid in the form of shares of Common Stock on a one-for-one basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2016. The amounts in columns (b) and (c) for the Performance Shares reflect an estimated pro-rata payout based upon actual performance to date and based upon the number of days of the performance cycle the executive was still employed by us. The amounts in column (f) reflect actual performance to date. The amounts in columns (b), (c) and (f) do not reflect the actual payout that would be determined at the end of the performance cycles for the FY 2014 NFE Performance Shares and the FY 2014 TSR Performance Shares as of September 30, 2016 and September 30, 2016, respectively.
FY 2015 TSR Performance Shares and FY 2015 NFE Performance Shares: These Performance Shares vest subject to certain conditions and are paid in the form of shares of Common Stock on a one-for-one basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2016. The amounts in columns (b) and (c) for the Performance Shares reflect an estimated pro-rata payout based upon target performance to date and based upon the number of days of the performance cycle the executive was still employed by us. The amounts in column (f) reflect payout of awards at target performance. The amounts in columns (b), (c) and (f) do not reflect the actual payout that would be determined at the end of the performance cycles for the FY 2015 NFE Performance Shares and the FY 2015 TSR Performance Shares as of September 30, 2017.
FY 2016 TSR Performance Shares and FY 2016 NFE Performance Shares: These Performance Shares vest subject to certain conditions and are paid in the form of shares of Common Stock on a one-for-one basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2016. The amounts in columns (b) and (c) for the Performance Shares reflect an estimated pro-rata payout based upon target performance to date and based upon the number of days of the performance cycle the executive was still employed by us. The amounts in column (f) reflect payout of awards at target performance. The amounts in columns (b), (c) and (f) do not reflect the actual payout that would be determined at the end of the performance cycles for the FY 2016 NFE Performance Shares and the FY 2016 TSR Performance Shares as of September 30, 2018.

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FY 2014 Performance-Based Restricted Stock, FY 2015 Performance-Based Restricted Stock and FY 2016 Performance-Based Restricted Stock. The shares of Performance-Based Restricted Stock vest subject to certain conditions and would be paid in the form of shares of restricted Common Stock on a one-for-one basis. The amounts in columns (b) and (c) for Performance-Based Restricted Stock represent the value of Common Stock as of September 30, 2016. The amounts in columns (a), (b) and (c) for the Performance-Based Restricted Stock reflect an estimated pro-rata payout of the “target” amount based upon actual performance to date and based upon the number of days of the performance cycle the executive was still employed by us. The amounts in column (a), (b), (c) and (f) for the FY 2014 Performance-Based Restricted Stock reflect the actual payout determined on the stated vesting date of September 30, 2016 and for the FY 2015 Performance-Based Restricted Stock and FY 2016 Performance-Based Restricted Stock do not reflect the actual payout that would be determined on the stated vesting date of September 30, 2017. The amounts in column (f) reflect an estimated payout based upon the actual performance to date.
(4)	Acceleration of Equity Awards in the case of Retirement or Disability: These long-term equity incentive awards would vest on a pro rata basis with performance conditioned on the Company’s satisfaction of applicable performance goals. The satisfaction of such goals would be measured at the end of the performance period, and any payment made at that time. Due to the future performance measurement, the value of the unvested performance-based awards is not currently calculable.
(5)	Pension Plan: For all columns except columns (b) and (c), amounts represent a monthly payment to the executive commencing at age 60 (age 65 in the case of Ms. Ellis), the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2016, payable for the life of the executive, assuming with respect to columns (d), (e) and (f), the executive elects the 50 percent joint and survivor annuity option (except in the case of Ms. Dugan whose default option is the life annuity option), which is the default option under the Pension Plan. For column (b), the amount represents a monthly payment to the executive’s survivor at September 30, 2016, payable for the life of the survivor (except in the case of Ms. Dugan). For column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans. For column (a) we assume the executive elects the 50 percent joint and survivor annuity option. A portion of the PEP benefit is subject to Section 409A of the Internal Revenue Code. Mr. Downes is eligible to terminate or retire and collect his benefit immediately from the Non-Represented Plan and the portion of his PEP benefit earned prior to December 31, 2004. If he so elects, the benefit would be approximately sixty-five percent of the amount that he would be entitled to receive at age 60.
(6)	SEP: The amounts represented in all columns would be payable within 30 days following the end of the calendar quarter in which the triggering event occurs. These payments are subject to Section 409A of the Internal Revenue Code.
(7)	SERP: The figures in columns (a), (b) and (f) represent the amount payable to the NEO or the NEO’s beneficiary, as applicable, in 60 monthly installments beginning on the first day of the calendar month commencing with the month following the date of termination or death. For columns (c), (d) and (e), the amounts represent the cumulative termination benefit under the SERP Agreement as of September 30, 2016, payable in 60 equal monthly installments beginning at the later of the NEO attaining the age of 65 or the date of the NEO’s separation of service (as defined in the SERP Agreement). These amounts are subject to Section 409A of the Internal Revenue Code. Note for column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.
(8)	Insurance Benefits:
Life Insurance and Accidental Death & Dismemberment Insurance: The amount for Mr. Downes in column (a) represents the annual premium the Company expects to pay for a life insurance benefit of $75,000 to Mr. Downes, based upon current rates payable by the Company for retiree life insurance policies. The amount in columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in column (c) assumes the maximum payout in the case of dismemberment.
Travel & Accident Insurance: The amount listed in column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.
(9)	Vacation: Amounts reflected in this row represent payment to the NEO for the NEO’s unused earned vacation time as of September 30, 2016.
(10)	Medical: The amount listed in column (b) represents six months of COBRA, dental coverage premiums to be paid by us, plus retiree medical benefits to be paid by us for the NEO’s spouse (if applicable) for his or her lifetime assuming a life expectancy of 85 years. The amounts listed in columns (a) and (c) represents (i) a life expectancy for the NEO and (if applicable) his or her spouse of 85 years and (ii) an eight percent annual increase in coverage rates and represents the annual average medical premium payable by us. The amount listed in column (c) represents the total premium minus a retiree contribution of 10 percent of the premium. The amount listed in column (f) represents the present value as of September 30, 2016, of COBRA payments to be made by us.
(11)	Salary Continuation Benefit: The amount listed in column (c) represents the total maximum benefit payable to the NEO in the event of a disability and represents the aggregate payment of the NEO’s base salary, as of September 30, 2016, for 18 months.
(12)	Outplacement Benefit: The amount listed in column (f) represents the maximum outplacement services reimbursement payable by us.
(13)	Deferred Compensation Plan: For column (c), amounts payable pursuant to the Non-qualified Deferred Compensation Plan follow the terms of the most recently completed Payment Election Form completed by the NEO. For purposes of columns (b), (d), (e) and (f), it is assumed that the plan administrator would use its discretion under the plan to pay the NEO or the NEO’s beneficiary in a single lump sum of shares of Common Stock irrespective of any elections made by the NEO. Distribution of compensation deferred after December 31, 2004, is subject to Section 409A of the Internal Revenue Code. The amounts listed in this row represent amounts previously earned by the NEO and reported in the Summary Compensation Table for previous years but were deferred by the NEO and do not represent any additional contributions by us.

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NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

Item 2 On Proxy Card

The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 32 to 73 of this Proxy Statement.

The LDCC designs our named executive officers’ compensation program to reward the achievement of our short-term and long-term objectives and relates the compensation to the value created for our shareowners. Our compensation program also reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics, links compensation to individual and corporate performance and encourages stock ownership by senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2016, the LDCC believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the objectives of aligning compensation with performance measures directly related to our financial goals and creating shareowner value without encouraging our named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement, and the accompanying tables and narrative, provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

For the reasons stated above, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the shareowners approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2017 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, the other related tables and the accompanying narrative.”

Your vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the Board values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE TO APPROVE THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL REGARDING THE FREQUENCY (ONE, TWO OR THREE YEARS) OF THE NON-BINDING SHAREOWNER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Item 3 On Proxy Card

Pursuant to the SEC’s rules, not less frequently than once every six years, we will include an advisory resolution subject to a non-binding shareowner vote to approve the compensation of our named executive officers in the proxy materials for a meeting of shareowners where executive compensation disclosure is required by the SEC rules. The approval of this resolution is included as Item 3 in this Proxy Statement.

We request your vote to determine whether this non-binding shareowner vote to approve the compensation of our named executive officers should occur every one, two or three years.

We believe that a non-binding shareowner vote on executive compensation should occur every year. We believe that a one-year frequency provides the highest level of accountability and communication by enabling the non-binding shareowner vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meetings of shareowners.

We believe that providing the vote only every two or three years may prevent shareowners from communicating in a meaningful and coherent manner. For example, we may not know whether the shareowner vote approves or disapproves of compensation for the reporting period or the compensation for previous reporting periods or both. As a result, it could be difficult to discern the implications of the shareowner vote. We will continue to evaluate the appropriate frequency for the shareowner advisory vote on executive compensation.

If the non-binding vote on executive compensation occurs every year, a resolution subject to the non-binding shareowner vote to approve the compensation of our named executive officers will be presented in the proxy materials for the 2018 Annual Meeting of Shareowners.

For the reasons stated above, the Board recommends a vote FOR a one-year frequency for the non-binding shareowner vote to approve the compensation of our named executive officers. Note that shareowners are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides four choices with respect to this proposal: a one, two or three year frequency or shareowners may abstain from voting on the proposal.

Your vote on this proposal will be non-binding on us and the Board and will not be construed as overruling a decision by us or the Board. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Board values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future compensation decisions, as it deems appropriate.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE FOR A ONE-YEAR FREQUENCY FOR THE NON-BINDING SHAREOWNER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

Item 4 On Proxy Card

Introduction

At the Annual Meeting, shareowners will be asked to approve the Company’s 2017 Stock Award and Incentive Plan (the “2017 Plan”), which was approved by the Board on November 15, 2016. The Board and the LDCC approved the 2017 Plan to assist the Company in:

■	Attracting, retaining, motivating and rewarding officers, employees, directors, consultants and advisors of the Company and our subsidiaries and affiliates;

■	Strengthening our capability to develop, maintain and direct a competent management team;

■	Providing equitable and competitive compensation opportunities;

■	Recognizing individual contributions and rewarding achievement of our goals; and

■	Promoting creation of long-term value for shareowners by closely aligning the interests of participants with the interests of shareowners.

The Board and the LDCC believe that awards linked to Common Stock, and awards with terms tied to Company performance, can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, the Board and the LDCC view the 2017 Plan as an essential element of the Company’s overall compensation program.

The 2017 Plan, if approved by shareowners, would replace the 2007 Plan, which includes by reference the Company’s Outside Director Stock Compensation Plan (together, with the 2007 Plan, the “Pre-existing Plan”), which have been effective since January 24, 2007. If the 2017 Plan is approved by shareowners, no further grants of awards will be made under the Company’s Pre-existing Plan. If shareowners do not approve the 2017 Plan, the 2017 Plan will not be effective and the Pre-existing Plan will remain in effect in accordance with its terms until its expiration. As of September 30, 2016, approximately 1,200,721 shares of Common Stock were subject to outstanding awards under our Pre-existing Plan and 1,471,496 shares of Common Stock were available for future awards under our Pre-existing Plan.

Overview of 2017 Plan Awards

The 2017 Plan authorizes a broad range of awards that the LDCC may grant at its discretion, including:

■	Restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

■	Performance shares or other stock-based performance awards (these include deferred retention stock or restricted stock awards that may be earned by achieving specific performance objectives);

■	Deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are sometimes called “restricted stock units”);

■	Cash-based performance awards tied to achievement of specific performance objectives;

■	Other awards based on Common Stock;

■	Dividend equivalents;

■	Stock options (incentive stock options and non-qualified stock options);

■	Stock appreciation rights; and

■	Shares issuable in lieu of rights to cash compensation.

Vote Required for Approval

Approval of the 2017 Plan will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote on the matter. The Board considers the 2017 Plan to be in the best interests of the Company and its shareowners and therefore recommends that the shareowners vote to approve the 2017 Plan at the Annual Meeting.

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Reasons for Shareowner Approval

The Board seeks approval of the 2017 Plan by shareowners to meet requirements of the New York Stock Exchange (the “NYSE”) and to satisfy requirements of tax law to help preserve the Company’s ability to claim tax deductions for compensation to executive officers and permit the grant of incentive stock options. In addition, the Board regards shareowner approval of the 2017 Plan as desirable and consistent with corporate governance best practices.

Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year (other than the Chief Executive Officer or Chief Financial Officer), generally referred to as the “named executive officers”. “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap and therefore remains fully deductible. For purposes of Section 162(m) of the Internal Revenue Code, approval of the 2017 Plan will be deemed to include approval of the general business criteria upon which performance objectives for awards are based, described below under the caption “Performance-Based Awards.” Shareowner approval of general business criteria, without specific targeted levels of performance, will permit qualification of awards (other than options and stock appreciation rights) for full tax deductibility for a period of five years under Section 162(m) of the Internal Revenue Code. Shareowner approval of the performance goal inherent in stock options and stock appreciation rights (increases in the market price of stock) is not subject to the five-year time limit under Section 162(m) of the Internal Revenue Code.

In addition, shareowner approval will permit designated stock options granted over the next 10 years to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Key Data

The following table includes information regarding outstanding equity awards, shares available for future equity awards under the Pre-existing Plan and total shares outstanding as of September 30, 2016 (and without giving effect to approval of this Item 4):

Total shares underlying outstanding options	N/A
Weighted average exercise price of outstanding options	N/A
Weighted average remaining contractual life of outstanding options	N/A
Total shares underlying outstanding unvested performance based restricted stock awards	35,920
Total shares underlying outstanding unvested TSR Performance Shares	239,703
Total shares underlying outstanding unvested NFE Performance Shares	189,548
Total shares of restricted stock outstanding	73,071
Total shares underlying outstanding deferred retention stock	662,479
Total shares currently available for grant	1,471,496
Total shares currently available for grant as full-value awards	1,471,496
Total common shares outstanding	86,086,355

Based on a review of our historical practice, the Board believes the shares available for grant under the 2017 Plan will be sufficient to cover awards for at least the next three years. In fiscal years 2014, 2015 and 2016, we granted equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of approximately 270,750 shares, 653,674 shares and 344,701  shares, respectively. Using Institutional Shareholder Services’ (“ISS”) burn rate methodology, these awards reflect a three-year average burn rate of 1.49%, which is below the ISS threshold. Purchases under our share repurchase program (as described in our Annual Report on Form 10-K for the year ended September 30, 2016) have enabled us to mitigate the dilutive effect of past awards under our Pre-existing Plan. Absent circumstances not currently accounted for in our projections, such as significant market value fluctuations, acquisitions or changes to the relative mix of the type of awards granted, the Board expects to continue to grant awards under the 2017 Plan consistent with our historic share utilization rates.

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Description of the 2017 Plan

The following is a brief description of the material features of the 2017 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2017 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Administration. The 2017 Plan is administered by the LDCC, except that the Board may itself act to administer the 2017 Plan. The Board, or its designee, must perform the functions of the LDCC for purposes of granting awards to non-employee directors. (References to the “LDCC” here mean the LDCC or the full Board or its designee exercising authority with respect to a given award.) The 2017 Plan provides that the composition and governance of the LDCC shall be established in the LDCC’s charter adopted by the Board. Subject to the terms and conditions of the 2017 Plan, the LDCC is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2017 Plan and make all other determinations which may be necessary or advisable for the administration of the 2017 Plan (to the extent not inconsistent with the Plan). Nothing in the 2017 Plan precludes the LDCC from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2017 Plan. The Board, rather than the LDCC, will exercise authority under the 2017 Plan to grant awards to non-employee directors, and as to other LDCC determinations to make grants under the 2017 Plan to the Company’s executive officers, the Board will generally review those decisions and determine whether to ratify them. The 2017 Plan authorizes the LDCC to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the LDCC. The 2017 Plan provides that members of the LDCC and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2017 Plan.

Under the LDCC Charter, each member of the LDCC must be determined by the Board to (i) meet the independence requirements of the NYSE, (ii) qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) meet the “outside director” requirements of Section 162(m) of the Internal Revenue Code.

Restriction on Repricing and Loans. Consistent with the requirements of the NYSE, the 2017 Plan includes a restriction providing that, without shareowner approval, the Company will not amend or replace options or stock appreciation rights previously granted under the 2017 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as lowering the exercise price of an option, stock appreciation right or other stock-based award in the nature of purchase rights after it is granted, any other action that is treated as a repricing under GAAP, or canceling an option, stock appreciation right or other stock-based award in the nature of purchase rights, in exchange for restricted stock, other equity, cash or other property; provided, however, that the foregoing transactions will not be deemed a repricing if pursuant to an adjustment authorized under the 2017 Plan in connection with certain transactions or events or in connection with a Change in Control (as defined in the 2017 Plan).

The 2017 Plan does not authorize loans to participants.

Shares Available under the 2017 Plan. If the 2017 Plan is approved by the Company’s shareowners, 3,135,000 shares will be reserved for delivery to participants, less one share for every one share granted under the Pre-existing Plan after September 30, 2016, plus the number of shares subject to awards under the Pre-existing Plan, which become available in accordance with the 2017 Plan after September 30, 2016. The shares reserved may be used for any type of award under the 2017 Plan. A maximum of 3,135,000 shares will be reserved for delivery pursuant to incentive stock options as defined in Section 422 of the Internal Revenue Code.

Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2017 Plan. Additionally, to the extent that an award under the 2017 Plan or an award under the Pre-existing Plan that is outstanding after September 30, 2016 is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the respective award or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the 2017 or Pre-existing Plan, respectively, and will be available under the 2017 Plan. The foregoing notwithstanding, the full number of shares of stock subject to stock appreciation rights to be settled by the issuance of shares shall be deemed to constitute shares delivered and will not again be available under the 2017 Plan, regardless of the number of shares of stock actually issued upon settlement of such stock appreciation rights. Shares that are withheld from a full value award under the 2017 Plan or a full value award under the Pre-existing Plan that is outstanding after September 30, 2016 or separately surrendered by the participant in payment of the purchase price or taxes relating to a full value award under the 2017 Plan or a full value award under the Pre-existing Plan that is outstanding after September 30, 2016, will be deemed to constitute shares not delivered and will again be available under the 2017 Plan. Shares that are withheld from an option, stock appreciation right or other stock-based award in the nature of purchase rights

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under the 2017 Plan or a similar award under the Pre-existing Plan that is outstanding after September 30, 2016 or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award under the 2017 Plan or an award under the Pre-existing Plan that is outstanding after September 30, 2016, will be deemed to constitute shares delivered and will not again be available under the 2017 Plan. Under the 2017 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2017 Plan, so long as the LDCC ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2017 Plan. Shares delivered under the 2017 Plan may be either newly issued or treasury shares. Full value awards mean awards other than options, stock appreciation rights and stock-based awards in the nature of purchase rights.

Eligibility. Executive officers and all other employees of the Company and its subsidiaries and affiliates, non-employee directors serving on the Board and others who provide substantial services to the Company and its subsidiaries and affiliates, are eligible to be granted awards under the 2017 Plan. In addition, any person who has been offered employment by the Company or a subsidiary or affiliate may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. The selection of participants and the nature and size of the awards granted to participants is subject to the discretion of the LDCC (except as described above). For these purposes, an affiliate is a joint venture in which the Company or any subsidiary has a substantial equity investment (whether direct or indirect).

Shareowner Rights. No participant shall have any rights as our shareowner as a result of issuance of an award until the award is settled by the issuance of Common Stock (other than a restricted stock award or restricted stock units for which certain shareowner rights may be granted).

Award Limitations. The 2017 Plan allows the Company to grant the following types of awards: stock options, stock appreciation rights, restricted stock, deferred stock, deferred retention stock, restricted stock units, stock bonus awards, performance-based awards, dividend equivalents, and other stock-based and cash-based awards. The number of shares that may be issued under the 2017 Plan is limited to 3,135,000, less one share for every one share granted under the Pre-existing Plan after September 30, 2016, plus the number of shares subject to awards under the Pre-existing Plan, which become available in accordance with the 2017 Plan after September 30, 2016; provided, however, that the total number of shares with respect to which incentive stock options may be granted will not exceed 3,135,000.

The 2017 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given calendar year in order to qualify awards as “qualified performance-based compensation” not subject to the limitation on deductibility under Section 162(m) of the Internal Code. Under this annual per-person limitation, no participant may in any calendar year be granted share-denominated awards under the 2017 Plan relating to more than his or her “Annual Limit.” The Annual Limit equals (i) 500,000 shares of stock (twice that limit for awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Code under the 2017 Plan and are granted to an eligible person in the calendar year in which the eligible person commences employment or service) for options, stock appreciation rights and other stock-based awards in the nature of purchase rights and (ii) 250,000 shares of stock (twice that limit for awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Code under the 2017 Plan and are granted to an eligible person in the calendar year in which the eligible person commences employment or service) for full value awards, in each case, subject to adjustment for splits and other extraordinary corporate events. In the case of an award which is denominated in dollars (or other than shares of stock) and intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Code, an eligible person may not be granted any such awards authorizing the earning during any calendar year of an amount that exceeds the eligible persons annual limit, which for this purpose equals $2.5 million (twice that limit for awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Code under the 2017 Plan and are granted to an eligible person in the calendar year in which the eligible person commences employment or service). The limit for cash-based awards shall be increased or decreased pro rata for periods greater than one year but cannot exceed $3.5 million for periods greater than one year (twice that limit for awards granted to an eligible person in the calendar year in which the eligible person commences employment or service). The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2017 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2017 Plan.

The 2017 Plan also includes a limitation on the number of shares of stock subject to awards that may be granted to any non-employee director in a given fiscal year, taken together with any cash fees paid to such non-employee director during the fiscal year. Under this annual per-non-employee director limitation, the maximum number of shares of Common Stock subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). However, the LDCC may make exceptions to this limitation for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the LDCC may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

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Adjustments. Adjustments to the number and kind of shares available under the 2017 Plan, or subject to the share limitations or specified in the share-based Annual Limit, shall be adjusted in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination or other similar corporate transaction, equity restructuring as defined under applicable accounting rules or other similar event affecting the Common Stock. The Company is also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of 2017 Plan participants with respect to such awards. The LDCC may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m) of the Internal Revenue Code.

Stock Options and Stock Appreciation Rights. The LDCC is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. Stock appreciation rights may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the grant price of the stock appreciation right as determined by the LDCC; provided, that the grant price shall not be less than the fair market value of a share of stock on the date of grant of the stock appreciation right. However, any substitute award granted in assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combined, may be granted with a grant price per share of stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in the 2017 Plan.

The exercise price of an option and the base price of a stock appreciation right are determined by the LDCC, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or stock appreciation right will be 10 years. Subject to this limit, the times at which each option or stock appreciation right will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the LDCC. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the LDCC may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The LDCC also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of stock appreciation rights will be determined by the LDCC. Stock appreciation rights may be exercisable for shares or for cash, as determined by the LDCC. Options and stock appreciation rights may be granted on terms that cause such awards not to be subject to Section 409A of the Internal Revenue Code, or with terms that cause those awards to be deferral arrangements subject to Section 409A of the Internal Revenue Code.

Restricted and Deferred Stock/Restricted Stock Units. The LDCC is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The LDCC will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareowner of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the LDCC.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The LDCC will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, allowing the LDCC to require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the LDCC.

Other Stock-Based Awards. The 2017 Plan authorizes the LDCC to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The LDCC will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the LDCC is authorized to grant shares as a bonus that is free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the LDCC may specify.

Dividend Equivalents. The LDCC may grant dividend equivalents, which are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock, while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the LDCC may specify whether the dividend equivalents will be forfeitable

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or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Performance-Based Awards. The LDCC may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the LDCC. If so determined by the LDCC, to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the LDCC in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

■	Revenues;

■	Expenses;

■	Gross margin or gross profit, including pre-tax profit before payment of specified compensation;

■	Any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareowners;

■	Operating margin or operating profit;

■	Earnings or earnings per share, including or excluding extraordinary items;

■	Operating cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

■	Return on equity, assets, capital employed or investment;

■	Economic profit or value created;

■	Stock price or total shareowner return;

■	Net financial earnings and/or net income, including or excluding the accounting impact and resulting volatility in GAAP earnings due to unrealized and certain realized gains and losses from certain derivative instruments, net of applicable tax adjustments or otherwise, and including or excluding the accounting impact of any other adjustments for non-GAAP items;

■	Strategic business criteria, consisting of one or more objectives based on meeting specified strategic business objectives, including without limitation, market penetration, total market capitalization, business retention, new product generation, regulatory initiatives, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, customer satisfaction, employee satisfaction, credit agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or lines of business;

■	Overall engaged customer relationship scores or other indicators of customer satisfaction, as determined by independent third-parties;

■	Safety, reliability and competitive price measures, including, without limitation, leaks per mile of system or other criteria, average emergency response time, emergency response time less than 60 minutes, average of gas costs (in the aggregate or by one or more customer groups) compared to peers for one or more years, capital invested in Sunlight Advantage or other clean energy projects compared to capital budgets, appointments made on time (services and/or field), commitment to safety and reliability as measured by independent third-parties, first call resolutions, percentage of calls answered (in total or within specified time periods), first contact resolution, retained premise contracts, weather adjusted performance compared to expected output, operational availability of gas, solar projects, wind turbines and/or other clean energy facilities and related measures;

■	Customer satisfaction, as measured by transaction surveys, overall engaged customer relationship scores or other indicators as measured by independent third-parties, courteous and professional representatives as measured by independent third-parties, complaints per customers and similar measures;

■	Profitable growth, including new customer additions, new customer gross margin, utility gross margin, gross margin generally, revenue, revenue growth, net financial earnings and other objective measures of growth;

■	Objective measurements of quality and effective and efficient business processes;

■	Valuing employees, including without limitation, promotion of diversity, training and related events, employee satisfaction scores, timeliness of performance evaluation processes, accident-free workplace measures, on-job injuries or illnesses that result in days away from work, number of work restrictions, days transferred to another position, preventable motor vehicle accident rates (per miles driven or otherwise) and similar measures;

■	Corporate citizenship objectives, including without limitation, the number of employee volunteer hours or increase in same, number of organizations supported through charitable or in-kind donations or increase in same, reduction of greenhouse gas emissions, weather-adjusted CO2 reductions, dollars spent on revenue from businesses owned by minorities, women, service-disabled veterans and other distinct groups, employee attendance at code of conduct training and similar measures; and

■	Superior return measures or similar criteria, including without limitation, total shareowner value, net financial earnings per basic share or otherwise, return on equity, earnings before interest, taxes, depreciation and amortization, debt ratios, debt to earnings before interest, taxes, depreciation and amortization, funds from operations, funds from operation as a percentage of debt, equity ratios, gross margin compared to costs for operating and maintaining services, earnings contributions, cost per employee to provide services and similar measures.

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The LDCC retains discretion to set the level of performance for a given performance goal that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the LDCC for comparison. Any performance goals that are financial metrics may be determined in accordance with GAAP or may be adjusted when established (or to the extent permitted by Section 162(m) of the Internal Revenue Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP and/or include or exclude any non-GAAP items otherwise includable or excludable for internal or external accounting purposes.

Other Terms of Awards. Awards may be paid in cash, shares, other awards or other property, at the discretion of the LDCC. The LDCC may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Section 409A of the Internal Revenue Code, in accordance with such terms and conditions as the LDCC may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2017 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The LDCC is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2017 Plan. The LDCC may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2017 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the LDCC may permit transfers of awards, other than incentive stock options, on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes but may not include transfers to other third parties for value.

The 2017 Plan authorizes the LDCC to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the business of the Company. Awards under the 2017 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The LDCC may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2017 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The LDCC also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the LDCC may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by shareowners.

Options, stock appreciation rights and stock-based awards in the nature of purchase rights that are to become exercisable on the completion of employment or service shall not become exercisable in less than one year of employment or service, although up to five percent of the available shares of Common Stock authorized for issuance under the 2017 Plan may provide for exercisability in less than one year.

Vesting, Forfeitures, and Related Award Terms. The LDCC may in its discretion determine the vesting schedule of options, restricted stock and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

In addition, the 2017 Plan gives the LDCC authority to provide that, among other things, in the event of a Change in Control (as defined in the 2017 Plan), outstanding awards will vest on an accelerated basis and options and stock appreciation rights will be exercisable, and performance conditions (if any are specified for an award) will be deemed met at specified levels. The distribution of awards upon a Change in Control may be limited by applicable restrictions under Section 409A of the Internal Revenue Code and may no longer qualify at that time as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

Compensation Recoupment Policy. Any award received by a participant and/or shares of stock issued and/ or cash paid under the 2017 Plan, and/or any amount received with respect to any sale of any such shares of stock acquired under the 2017 Plan, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Compensation Recoupment Policy, as it may be established and/or amended from time to time.

Amendment and Termination. The Board may amend, suspend, discontinue or terminate the 2017 Plan or the LDCC’s authority to grant awards thereunder without shareowner approval, except as required by law or regulation or under the rules of the NYSE. NYSE rules require shareowner approval of any material amendment to the 2017 Plan. Under these rules, however, shareowner approval will not necessarily be required for all amendments that might increase the cost of the 2017 Plan or broaden eligibility. Unless earlier terminated, the authority of the LDCC to make grants under the 2017 Plan will terminate 10 years after the latest shareowner approval of the entire 2017 Plan (January 2027) (not from the date of re-approval of the material terms of the performance goals), and the 2017 Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.

On December 7, 2016, the last reported sale price of the Common Stock in composite transactions for NYSE-listed securities was $34.95 per share.

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Material U.S. Federal Income Tax Consequences of Awards Under the 2017 Plan

The following discussion summarizes the principal federal income tax consequences associated with awards under the 2017 Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

Incentive Stock Options. A participant will not recognize taxable income on the grant or exercise of an incentive stock option (although the excess of the fair market value of the common stock over the exercise price will be included for alternative minimum tax purposes as of the date of exercise). A participant will recognize taxable income when he or she disposes of the shares of common stock acquired under the incentive stock option. If the disposition occurs more than two years after the grant of the incentive stock option and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of common stock. A participant’s tax basis in the common stock generally will be the amount the participant paid for the stock. If common stock acquired under an incentive stock option is disposed of before the expiration of the incentive stock option holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the common stock on the date of exercise of the incentive stock option over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of common stock. We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an incentive stock option. However, in the event a participant disposes of common stock acquired under an incentive stock option before the expiration of the incentive stock option holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Non-qualified Stock Options. A participant will not recognize any taxable income on the grant of a non-qualified stock option. On the exercise of a non-qualified stock option, the participant will recognize as ordinary income the excess of the fair market value of the common stock acquired over the exercise price. A participant’s tax basis in the common stock is the amount paid, plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of common stock. The exercise of a non-qualified stock option generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Stock Appreciation Rights. A participant will not recognize any taxable income at the time stock appreciation rights are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards and Restricted Stock Units. With regard to restricted stock awards, a participant will recognize ordinary income on account of a restricted stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the common stock on such date over the price, if any, paid for the stock. However, even if the shares under a restricted stock award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the restricted stock award is made. The participant’s tax basis in the shares received will equal the income recognized, plus the price, if any, paid for the restricted stock award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. With regard to restricted stock units, the participant will not recognize any taxable income at the time restricted stock units are granted. When the terms and conditions to which the restricted stock units are subject have been satisfied and the restricted stock units are paid, the participant will recognize as ordinary income the fair market value of the common stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Other Stock-Based Awards. A participant will recognize ordinary income on receipt of cash or shares of common stock paid with respect to a stock-based award. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents. A participant will recognize as ordinary income the amount of cash and the fair market value of any common stock he or she receives on payment of the dividend equivalents. To the extent the dividend equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions. Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered employees” include the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Executive Officer or the Chief Financial Officer). The $1 million deduction limit, however, does not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a shareowner-approved plan. We consider the impact of this exclusion when developing and implementing our executive

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compensation programs. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Amounts paid under any of our compensation programs, including salaries, annual incentive awards, performance awards and grants of restricted stock and options, may not qualify as performance-based compensation that is excluded from the Section 162(m) limitation on deductibility.

The rules and regulations promulgated under Section 162(m) of the Internal Revenue Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and/or deductible by the Company. A number of requirements must be met under Section 162(m) of the Internal Revenue Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2017 Plan will be fully deductible under all circumstances. In addition, other awards under the 2017 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify for the exception under Section 162(m) of the Internal Revenue Code, so that compensation paid to certain covered employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Internal Revenue Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by the Company as a result of Section 162(m) of the Internal Revenue Code. Compensation to certain employees resulting from vesting of awards in connection with a Change in Control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

Other Tax Rules. The 2017 Plan is designed to enable the LDCC to structure awards that will not be subject to Section 409A of the Internal Revenue Code, which imposes certain restrictions and requirements on deferred compensation. However, the LDCC may grant awards that are subject to Section 409A of the Internal Revenue Code. In that case, the terms of such 409A award will be (i) subject to the deferral election requirements of Section 409A of the Internal Revenue Code; and (ii) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A of the Internal Revenue Code. The LDCC shall not have the authority to accelerate or defer a 409A award other than as permitted by Section 409A of the Internal Revenue Code. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the 2017 Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Section 409A of the Internal Revenue Code.

New Plan Benefits Under the 2017 Plan

Because future awards under the 2017 Plan will be granted in the discretion of the LDCC, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Equity Compensation Plan Benefit Information

For information regarding all equity grants to our named executive officers under the 2007 Plan in our fiscal year ended September 30, 2016, see “Grants of Plan-Based Awards” on page 60 of this Proxy Statement. For information regarding shares that may be issued under equity compensation plans currently maintained by the Company, see “Securities Authorized for Issuance under Equity Compensation Plans” on page 32 of this Proxy Statement. Information regarding awards to, and payout of, performance-based compensation to our named executive officers is set forth under “Compensation Discussion and Analysis” and in the supplementary compensation tables on pages 32 to 73 of the Proxy Statement.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE FOR THE 2017 STOCK AWARD AND INCENTIVE PLAN.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 5 On Proxy Card

The shares represented by the proxies will be voted for approval of the ratification of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as our independent registered public accounting firm (the “auditors”) to report to the shareowners on our financial statements for the fiscal year ending September 30, 2017. The Audit Committee approved in advance each professional service performed by Deloitte & Touche LLP during fiscal year 2016 and considered the possible effect on the auditors’ independence. Information relating to fees paid to Deloitte & Touche LLP over the past two years is set forth below.

The Audit Committee has retained Deloitte & Touche LLP to report to the shareowners our financial statements for the fiscal year ending September 30, 2017. Although submission of the appointment of an independent registered public accounting firm to shareowners for ratification is not required by law, the Board, consistent with its past policy, considers it appropriate to submit the selection of an independent registered public accounting firm for shareowner approval. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareowners do not approve the selection of Deloitte & Touche LLP, but may reconsider its selection if the shareowners’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareowners.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended September 30, 2016 and 2015, by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, “Deloitte”) are shown in the following table:

	Fiscal Year Ended September 30,
	2016	2015
Audit Fees	$2,084,750	$1,962,268
Audit-related Fees	47,500	0
Total Audit and Audit-related Fees	$2,132,250	$1,962,268
Tax Fees	62,500	61,000
All Other Fees	6,100	6,100
TOTAL FEES	$2,200,850	$2,029,368

Audit Fees. Audit fees include professional services rendered by Deloitte for the audit of our annual financial statements, including its assessment of our internal controls over financial reporting and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client and consents and assistance with and review of documents filed with the SEC.

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Audit-Related Fees. Audit-related fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” For fiscal year 2015, there were no such amounts billed to us. For fiscal year 2016, we were billed for services relating to our SEC comment letter and response process, accounting consultations and additional year-end procedures.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations for fiscal years 2016 and 2015.

All Other Fees. All other fees are fees for products or services other than those in the above three categories.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, our Audit Committee receives a presentation of an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must provide sufficient detail to clearly define the services included. Any services included within the budget and plan approved by the Audit Committee require no further Audit Committee approval for that budget year. The Audit Committee must approve all audit and permissible non-audit engagements of the independent registered public accounting firm in advance. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement if all such services are less than five percent of revenues paid to the independent registered public accounting firm for the fiscal year and if those services are approved by the Audit Committee prior to completion of the audit.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

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AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended September 30, 2016, the Audit Committee met eight times. The Audit Committee reviewed and discussed the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with our Chief Financial Officer and the independent registered public accounting firm prior to public release.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.

In discharging its oversight responsibility of the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 16, Communications with Audit Committees, which superseded the Statement on Auditing Standards No. 61 (AICPA Professional Standards, Vol. 1. AU section 380), as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2016, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for filing with the SEC. The Audit Committee also reappointed Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

THE AUDIT COMMITTEE
J. Terry Strange, Chair
Lawrence R. Codey
Donald L. Correll
Robert B. Evans
Alfred C. Koeppe
Dated: November 15, 2016

The “Audit Committee Report” above will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

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CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available on our website at investor.njresources.com. Paper copies of these documents may be requested by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareowners of record reside at the same address. Each shareowner will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Shareowners of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Shareowners of record voting via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareowner’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareowners of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719 or by telephone at (732) 938-1049.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Incorporation by Reference

Notes 9 and 10 to our Consolidated Financial Statements beginning on page 105, and the reconciliation of our non-GAAP financial measures in Part II, Item 7 on page 35, each as set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and Notes 9 and 10 to our Consolidated Financial Statements beginning on page 99, and the reconciliation of our non-GAAP financial measures in Part II, Item 7 on page 33, each as set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, are hereby incorporated by reference into this Proxy Statement.

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DIRECTIONS TO THE ANNUAL MEETING

Eagle Oaks Golf & Country Club
20 Shore Oaks Drive
Farmingdale, NJ 07727

From the North

Garden State Parkway to Exit 100A, which is Route 33 West toward Freehold. Follow Rt. 33 West for approximately 3 miles to the first traffic circle (Collingswood Circle). Exit the circle 1/2 way around onto 547 South towards Farmingdale. Proceed on 547 for 1 mile to the stop sign; turn Left onto Tinton Falls Road/547 South. Proceed 500 yards and take a Right onto Shore Oaks Drive where you will see an Eagle Oaks Golf Club sign. This leads you directly to the Club entrance.

From the South

Garden State Parkway to Exit 100B, which is Route 33 West toward Freehold. Proceed to the traffic circle (Collingswood Circle) - refer to directions “From the North.”

From the West on I-195

Route 195 East to Exit 31B toward Farmingdale/Allaire State Park/Route 547 North. Proceed on 547 North for 2 miles into Farmingdale. Proceed 300 yards past the railroad tracks, take a Right onto Asbury Avenue/547 North, which is marked by a blinking yellow light (gas station on corner). Follow this road for 1.5 miles and turn Left onto Shore Oaks Drive. This leads you directly into the Club entrance.

From the East on 138/I-195

Route 138 West, which becomes 195 West. Take Exit 31B toward Farmingdale/Allaire State Park/Route 547 North. - refer to directions “From the West.”

From Freehold

Route 33 East. When Route 33 meets with Route 34, look for the Apollo Diner and turn Right on Tinton Falls Road, which becomes Asbury Road. Proceed for 7/10 of a mile and take a Right onto Shore Oaks Drive where you will see an Eagle Oaks Golf Club sign. This leads you directly to the Club entrance.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

RICHARD REICH

Corporate Secretary and Assistant General Counsel

Dated: December 15, 2016

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APPENDIX A

New Jersey Resources Corporation

2017 Stock Award and Incentive Plan

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NEW JERSEY RESOURCES CORPORATION

2017 STOCK AWARD AND INCENTIVE PLAN

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New Jersey Resources Corporation

2017 Stock Award and Incentive Plan

1.	Purpose. The purpose of this 2017 Stock Award and Incentive Plan (the “Plan”) is to aid New Jersey Resources Corporation, a New Jersey corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other service providers of the Company or its subsidiaries or affiliates, strengthening the Company’s capability to develop, maintain and direct a competent management team, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.	Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Annual Limit” shall have the meaning specified in Section 5(b).

(b)	“Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c)	“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) that have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d)	“Board” means the Company’s Board of Directors.

(e)	“Change in Control” and related terms have the meanings as defined in Section 9.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g)	“Code Section 409A” shall mean Section 409A of the Code and all regulations issued thereunder.

(h)	“Committee” means the Leadership Development and Compensation Committee of the Board (or a designated successor to such committee), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (except to the extent limited under applicable New York Stock Exchange rules), in which case the term “Committee” shall refer to the Board.

(i)	“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(j)	“Deferred Stock” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(k)	“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(l)	“Effective Date” means the effective date specified in Section 11(p).

(m)	“Eligible Person” has the meaning specified in Section 5.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(o)	“Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall be the closing price of the Stock on the date on which it is to be valued hereunder as reported for New York Stock Exchange — Composite Transactions. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR, and relating to the market value of Stock measured at the time of exercise, shall conform to requirements under Code Section 409A in order to be exempt from Code Section 409A.

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(p)	“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(q)	“Full Value Award” means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

(r)	“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(s)	“Option” means a right to purchase Stock granted under Section 6(b).

(t)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(u)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(v)	“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.

(w)	“Pre-existing Plans” means the Company’s 2007 Stock Award and Incentive Plan, as amended and restated effective January 1, 2009, and the Company’s Outside Director Stock Compensation Plan.

(x)	“Restricted Stock” means Stock granted under this Plan that is subject to certain restrictions and to a risk of forfeiture.

(y)	“Stock” means the Company’s Common Stock, par value $2.50 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(z)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.	Administration.

(a)	Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which dates the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders. The foregoing notwithstanding, (i) the Board or its designee shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however); and (ii) Committee decisions with regard to the grant of Awards to executive officers will be subject to the ratification of the Board, unless otherwise determined by the Board.

(b)	Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, and (ii) permitted under applicable provisions of the New Jersey Business Corporation Act.

(c)	Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall

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be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a designee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Stock Subject To Plan.

(a)	Overall Number of Shares Available for Delivery. Subject to Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,135,000 shares, less one share for every one share granted under the Pre-existing Plans after September 30, 2016, plus the number of shares subject to awards under the Pre-existing Plans that become available in accordance with Section 4(b) after September 30, 2016; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. Upon the Effective Date of the Plan, no further awards shall be granted under the Pre-existing Plans.

(b)	Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Additionally, to the extent that an Award under the Plan or an award under the Pre-existing Plans that is outstanding after September 30, 2016 is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan and will be available under the Plan. The foregoing notwithstanding, the full number of shares of Stock subject to SARs to be settled by the issuance of shares shall be deemed to constitute shares delivered and will not again be available under the Plan, regardless of the number of shares of Stock actually issued upon settlement of such SARs. Shares that are withheld from a Full Value Award under the Plan or a full value award under the Pre-existing Plans that is outstanding after September 30, 2016, or separately surrendered by the participant in payment of the purchase price or taxes relating to a Full Value Award under the Plan or a full value award under the Pre-existing Plans that is outstanding after September 30, 2016, shall be deemed to constitute shares not delivered and will again be available under the Plan. Shares that are withheld from an Option, SAR or Other Stock-Based Award in the nature of purchase rights under the Plan or a similar award under the Pre-existing Plans that is outstanding after September 30, 2016, or separately surrendered by the participant in payment of the exercise price or taxes relating to such an Award under the Plan or such an award under the Pre-existing Plan that is outstanding after September 30, 2016, shall be deemed to constitute shares delivered and will not again be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan (to the extent permitted by applicable stock exchange rules), and available shares of Stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to applicable stock exchange requirements).

5.	Eligibility; Per-Person Award Limitations.

(a)	Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate. An employee on an approved leave of absence may be considered as still in the employ of the

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Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

(b)	Per-Person Award Limitations for Purposes of Code Section 162(m). In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards (denominated in shares of Stock) intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan up to his or her Annual Limit. An Eligible Person’s Annual Limit, in any calendar year during any part of which the Person is then eligible under the Plan, shall equal (i) 500,000 shares of Stock (twice that limit for Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan and are granted to an Eligible Person in the calendar year in which the Eligible Person commences employment or service) for Options, SARs and Other Stock-Based Awards in the nature of purchase rights and (ii) 250,000 shares of Stock (twice that limit for Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan and are granted to an Eligible Person in the calendar year in which the Eligible Person commences employment or service) for Full Value Awards, in each case, subject to adjustment as provided in Section 11(c). In the case of an Award that is denominated in dollars (or other than shares of Stock) and intended to qualify as “performance-based compensation” under Code Section 162(m), an Eligible Person may not be granted any such Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $2.5 million (twice that limit for Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan and are granted to an Eligible Person in the calendar year in which the Eligible Person commences employment or service). This limitation is separate and not affected by the number of Awards, denominated in shares of Stock, granted during such calendar year subject to the limitation in the preceding sentence. For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) an Eligible Person’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award that is intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan, regardless of whether such amount or shares are in fact earned or paid, (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award and (iv) the Annual Limit in case of an Award that is intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan and denominated in dollars shall be increased or decreased pro rata for periods that are greater or less than a calendar year but cannot exceed $3.5 million in any event for periods that are greater than a calendar year (twice that limit for Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan and are granted to an Eligible Person in the calendar year in which the Eligible Person commences employment or service).

(c)	Per-Director Award Limitations. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid to such non-employee Director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee Directors, as the Committee may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

6.	Specific Terms of Awards.

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the

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terms of the Award agreement. The Committee may require payment of consideration for an Award except as limited by the Plan.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)	Option Term. Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of 10 years from the date of grant. The Committee shall determine the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee; provided, that such grant price shall not be less than the Fair Market Value of a share of Stock on the date of grant of the SAR. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combined, may be granted with a grant price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Stock is issued, except as provided in Section 11(c) of the Plan.

(ii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of 10 years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether a SAR shall be free-standing or in tandem or combination with any other Award, and whether the SAR will be a 409A Award or Non-409A Award. Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

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(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Notwithstanding the foregoing, however, dividends payable (and not automatically reinvested in additional Restricted Stock, Awards or other investment vehicles) with respect to Restricted Stock that may become transferable and non-forfeitable upon achievement or satisfaction of performance conditions (whether or not the Award is intended to qualify as “performance-based compensation” under Code Section 162(m)) shall accumulate (without interest) and become payable in cash or in shares of unrestricted Stock to the Participant at the time, and only to the extent that the portion of the Restricted Stock to which the dividends relate has become transferable and non-forfeitable. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i)	Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred

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Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect. Notwithstanding the foregoing, however, Dividend Equivalents payable (and not automatically reinvested in additional Deferred Stock, Awards or other investment vehicles) with respect to Deferred Stock that may become transferable and non-forfeitable upon achievement or satisfaction of performance conditions (whether or not the Award is intended to qualify as “performance-based compensation” under Code Section 162(m)) shall accumulate (without interest) and become payable in cash or in shares of unrestricted Stock to the Participant at the time, and only to the extent that the portion of the Deferred Stock to which the Dividends Equivalents relate has become transferable and non-forfeitable.

(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award (other than an Option or SAR). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Notwithstanding the foregoing, however, dividends payable (and not automatically reinvested in additional Awards or other investment vehicles) with respect to Dividend Equivalents that may become payable and distributable upon achievement or satisfaction of performance conditions (whether or not the Award is intended to qualify as “performance-based compensation” under Code Section 162(m)) shall accumulate (without interest) and become payable in cash or in shares of unrestricted Stock to the Participant at the time, and only to the extent that the portion of the Award to which the Dividend Equivalents relate has become payable and distributable.

(h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)	Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.	Performance Awards.

(a)	Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may

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specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)	Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

(i)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis or otherwise, and/or for specified subsidiaries or affiliates, other business units or business lines or combinations or subsets thereof (including without limitation natural gas distribution, wholesale energy services, renewable energy, home-appliance service, sales and installations and such other business lines in which the Company may engage) of the Company shall be used by the Committee in establishing performance goals for such Performance Awards:

(1) Revenues;

(2) Expenses;

(3) Gross margin or gross profit;

(4) Any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders;

(5) Operating margin or operating profit;

(6) Earnings or earnings per share (EPS), including or excluding extraordinary items;

(7) Operating cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(8) Return on equity, assets, capital employed or investment;

(9) Economic profit or value created;

(10) Stock price or total shareholder return;

(11) Net financial earnings and/or net income, including or excluding the accounting impact and resulting volatility in GAAP earnings due to unrealized and certain realized gains and losses from certain derivative instruments, net of applicable tax adjustments or otherwise, and including or excluding the accounting impact of any other adjustments for non-GAAP items;

(12) Strategic business criteria, consisting of one or more objectives based on meeting specified strategic business objectives, including without limitation, market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or lines of business;

(13) Overall engaged customer relationship scores or other indicators of customer satisfaction, as determined by independent third-parties;
(14) Safety, reliability and competitive price measures, including without limitation, leaks per mile of system or other criteria, average emergency response time, emergency response time less than 60 minutes, average of gas costs (in the aggregate or by one or more customer groups) compared to peers

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for one or more years, capital invested in Sunlight Advantage or other clean energy projects compared to capital budgets, appointments made on time (services and/or field), commitment to safety and reliability as measured by independent third-parties, first call resolutions, percentage of calls answered (in total or within specified time periods), first contact resolution, retained premise contracts, weather adjusted performance compared to expected output, operational availability of gas, solar projects, wind turbines and/or other clean energy facilities and related measures;

(15) Customer satisfaction, as measured by transaction surveys, overall engaged customer relationship scores or other indicators as measured by independent third-parties, courteous and professional representatives as measured by independent third-parties, complaints per customers and similar measures;

(16) Profitable growth, including new customer additions, new customer gross margin, utility gross margin, gross margin generally, revenue, revenue growth, net financial earnings and other objective measures of growth;

(17) Objective measurements of quality and effective and efficient business processes;

(18) Valuing employees, including without limitation, promotion of diversity, training and related events, employee satisfaction scores, timeliness of performance evaluation processes, accident-free workplace measures, on-job injuries or illnesses that result in days away from work, number of work restrictions, days transferred to another position, preventable motor vehicle accident rates (per miles driven or otherwise) and similar measures;

(19) Corporate citizenship objectives, including without limitation, the number of employee volunteer hours or increase in same, number of organizations supported through charitable or in-kind donations or increase in same, reduction of greenhouse gas emissions, weather-adjusted CO2 reductions, dollars spent on revenue from businesses owned by minorities, women, service-disabled veterans and other distinct groups, employee attendance at code of conduct training and similar measures; and

(20) Superior return measures or similar criteria, including without limitation, total shareholder value, net financial earnings per basic share or otherwise, return on equity, earnings before interest, taxes, depreciation and amortization, debt ratios, debt to earnings before interest, taxes, depreciation and amortization, funds from operations, funds from operation as a percentage of debt, equity ratios, gross margin compared to costs for operating and maintaining services, earnings contributions, cost per employee to provide services and similar measures.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Performance goals may be particular to a Participant, the Company or a division, subsidiary or other business segment of the Company, or may be based on the performance of the Company as a whole. Any performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted by Section 162(m) of the Code, at any time thereafter), to include or exclude any items otherwise includable or excludable under GAAP and/or include or exclude any non-GAAP items otherwise includable or excludable for internal or external accounting purposes.

(iii)	Performance Period. Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)	Settlement of Performance Awards. Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal

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specified under this Section 7(b) based on the actual level of achievement of such goal. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)	Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Certain Provisions Applicable To Awards.

(a)	Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. Subject to Sections 11(k) and (l) and subject to the restriction on repricing under Section 11(e), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award, or the value of any other right to payment surrendered by the Participant, may be applied to the purchase of any other Award.

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii) or 6(c)(ii) or elsewhere in the Plan. Notwithstanding any other provisions of the Plan, however, if an Option, SAR or Other Stock-Based Award in the nature of purchase rights is to become exercisable on the completion of a specified period of employment or service with the Company or any subsidiary or affiliate, then the required period of employment or service for such Option, SAR or Other Stock-Based Award in the nature of purchase rights to become exercisable shall be not less than one year (except in case of death, disability or a Change in Control). Notwithstanding the foregoing, up to five percent of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 4(a) may provide for the exercisability of Options, SARs or Other Stock-Based Awards in the nature of purchase rights, partially or in full, in less than one-year.

(c)	Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment, crediting of reasonable interest on installment, deferred payments, the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A. Notwithstanding any provision of the Plan providing for the maximum term of an Award, however, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award,

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provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Awards, (iii) permits Awards that are intended to constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) to continue to so qualify and (iv) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).

9.	Change in Control.

(a)	Effect of “Change in Control.” In the event of a “Change in Control,” the Committee may provide that any of the following provisions shall apply in the Award document or otherwise:

(i)	Require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation there of, be substituted for some or all of the shares of Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such award as shall be determined by the Committee in accordance with Section 11(c);

(ii)	The lapse of exercise or forfeiture conditions and other restrictions applicable to Awards granted under the Plan, and/or the payment of such Awards as of the time of the Change in Control or other specified time without regard to vesting or other conditions, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a); and

(iii)	Enable the vesting and exercisability of any Award that was not previously exercisable and vested as of the time of the Change in Control upon a qualifying termination of employment or service by the Participant within two years after the Change in Control, and/or provision for such Awards carrying a right to exercise to remain outstanding and exercisable until the earlier of three years after such termination or the stated expiration date of such Award, subject only to applicable restrictions set forth in Section 11(a);

(iv)	The lapse of any deferral of settlement terms, forfeiture conditions and other restrictions applicable to an unvested Award granted under the Plan and provision for such Awards to be fully payable as of the time of the Change in Control or other specified time without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant (if permitted under Section 409A) and subject to applicable restrictions set forth in Section 11(a);

(v)	With respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions may be deemed to be met; and

(vi)	Make such adjustment(s) to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control;

provided, however, that no distribution shall occur with respect to a 409A Award unless the Change in Control also constitutes a 409A Ownership/Control Change.

(b)	Definition of “Change in Control.” “Change in Control” means the occurrence of any one of the following events after the date of grant of any affected Award:

(i)	Any Person (as defined below) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) Voting Securities (as defined below) of the Company and, immediately thereafter, is the “beneficial owner” (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Voting Securities of the Company representing 50 percent or more of the combined Voting Power (as defined below) of the Company’s securities;

(ii)	Within any 12-month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 9(b)(ii); or

(iii)	Consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, or a complete liquidation of the Company (a “Corporate Event”), except that a Corporate Event shall not trigger a Change in Control under this clause (iii) if the shareholders of the Company immediately prior to such Corporate Event shall hold, directly or indirectly immediately following such Corporate Event a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation.

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For purposes of this Section 9(b), “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company or any subsidiary of the Company or (ii) any employee benefit plan sponsored by the Company or any subsidiary of the Company. For purposes of this Section 9(b), a specified percentage of “Voting Power” of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes that could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

(c)	Definition of “409A Ownership/Control Change.” A “409A Ownership/Control Change” shall be deemed to have occurred with respect to a Participant if a Change in Control occurs that involves transactions that constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A with respect to such Participant.

10.	Additional Award Forfeiture Provisions.

(a)	The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

(b)	Notwithstanding any other provision of this Plan or any Award to the contrary, any Award received by a Participant and/or shares of Stock issued and/or cash paid thereunder, and/or any amount received with respect to any sale of any such shares of Stock acquired under the Plan, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Compensation Recoupment Policy, as it may be established and/or amended from time to time. By acceptance of the Award, the Participant agrees and consents to the Company’s application, implementation and enforcement of (i) any such Compensation Recoupment Policy or any similar policy established by the Company or any subsidiary or affiliate that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Compensation Recoupment Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Plan or any Award and the Compensation Recoupment Policy or any similar policy conflict, the terms of such policy shall prevail.

11.	General Provisions.

(a)	Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)	Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant for purposes of estate-planning, and may be exercised by such

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transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions that the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event that any large, non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, equity restructuring as defined under ASC Topic 718, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)), and (v) the performance goals or conditions of outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual, infrequently occurring or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no adjustment under this Section 11(c) shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options, SARs or other Awards granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, (iii) would cause a Non-409A Award to be subject to Code Section 409A, or (iv) would violate Code Section 409A for a 409A Award.

(d)	Tax Provisions.

(i)	Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result

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in additional accounting expense to the Company and is permitted by the Committee.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant makes any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within 10 days thereof.

(e)	Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval no later than the earliest annual meeting for which the record date is at or after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval. The Committee is authorized to amend outstanding awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of shareholders, the Committee will not amend or replace previously granted Options, SARs or Other Stock-Based Awards in the nature of purchase rights in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

■	Lowering the exercise price of an Option, SAR or Other Stock-Based Award in the nature of purchase rights after it is granted;

■	Any other action that is treated as a repricing under generally accepted accounting principles;

■	Canceling an Option, SAR or Other Stock-Based Award in the nature of purchase rights at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Option, SAR, or Other Stock-Based Award in the nature of purchase rights, restricted stock, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c) or in connection with a Change in Control. Notwithstanding the above, the Board and Committee shall have no authority to amend or modify 409A Awards in any manner that would violate Code Section 409A.

(f)	Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g)	Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless

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the Committee otherwise determines with the consent of each affected Participant.

(h)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, nor its submission to the shareholders of the Company for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)	Certain Limitations on Awards to Ensure Compliance with Section 409A.

(i)	409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose means only such an Award held by an employee subject to United States federal income tax), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be subject to the following rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A:

(A)	If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever:

(i)	Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

(ii)	With respect to any annual or long-term incentive pay that qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six months prior to the end of the performance measurement period applicable to such incentive pay, provided such additional requirements set forth in Code Section 409A are met;

(iii)	With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year preceding the year in which the fiscal year compensation is earned; or

(iv)	With respect to Awards of restricted stock units or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months, on or before the 30th day following the grant of such Award, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse.

(B)	The Committee may, in its sole discretion, permit Participants to submit additional deferral elections with respect to amounts previously subject to an Initial Deferral Election in order to delay,

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but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), but only if the following conditions are satisfied: (i) the Subsequent Deferral Election must not take effect until 12 months after the date on which it is made, (ii) in the case of a payment other than a payment attributable to the Participant’s death, the Subsequent Deferral Election further defers the payment for a period of not less than five years from the date such payment would otherwise have been made, or in the case of installment payments, five years from the date the first installment was scheduled to be paid, and (iii) the Subsequent Deferral Election is received by the Committee at least 12 months prior to the date the payment would otherwise have been made, or in the case of installment payments, 12 months prior to the date the first installment was scheduled to be paid. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of clauses (i), (ii), and (iii) above.

(C)	The time and form of payment of a 409A Award shall be set forth in an Applicable Award agreement. If such time and form of payment is not set forth in the Award Agreement, the 409A Award shall be paid in a lump sum within 75 days of a Participant’s Separation from Service (as defined below). For purposes of 409A, the entitlement to a series of installment payments will be treated as the entitlement to a single payment.

(D)	The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as allowed under Code Section 409A.

(E)	Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a Separation from Service within the meaning of Code Section 409A. A Separation from Service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than 50 percent of the average level of bona fide services performed over the immediately preceding 36 month period. A Participant shall be considered to continue employment and to not have a Separation from Service while on a leave of absence if the leave does not exceed six consecutive months (29 months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his job or a substantially similar job. Continued services solely as a director of the Company or an Affiliate shall not prevent a Separation from Service from occurring;

(F)	Notwithstanding the provisions of Section 11(k)(i)(C) above, any distribution of a 409A Award that would be made within six months following a Separation from Service of a “Specified Employee,” as defined under Code Section 409A and as determined under procedures adopted by the Board of Directors of the Company or its delegate, shall instead occur on the first day of the seventh month following the Separation from Service (or upon the Participant’s death, if earlier). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period.

(G)	Any payment otherwise due under the terms of the 409A Award that is intended to comply with Code Section 162(m) but will not be deductible in whole or in part under Code Section 162(m) if made at such time, or any payment otherwise due under the terms of the 409A Award that would violate Federal securities laws or other applicable law, may not be made until the earliest date on which such payment no longer is nondeductible or violates such laws. Payment may be delayed for a reasonable period in accordance with the provisions of Code Section 409A (including in the event the payment is not administratively practical due to events beyond the recipient’s control, such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient

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of such benefit payment or additional time is needed to calculate the amount payable). No interest shall be accrued or be paid because of any delay of payment.

(H)	If any portion of an Award scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Code Section 409A (as a short-term deferral or otherwise), the time of settlement of only the portion of the Award subject to Code Section 409A shall be subject to the provisions of this Section 11(k).

(I)	The rules applicable to 409A Awards under this Section 11(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Section 409A.

(ii)	Rules Applicable to Non-409A Options/SARs. With respect to Non-409A Options/ SARs, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a) (1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

(iii)	Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the calendar year following the calendar year in which the risk of forfeiture lapsed.

(iv)	Scope and Application of this Provision. For purposes of this Section 11(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

(l)	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)	Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States, or establish one or more sub-plans for such participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act of 1934, as amended, for the Participant whose Award is modified.

(n)	Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of

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the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect and which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

(o)	Severability. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified only to the extent of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(p)	Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. The date of such shareholder approval shall be the Effective Date. Unless earlier terminated by action of the Board of Directors, the authority to make new grants under the Plan shall terminate on the date that is 10 years after the latest date upon which shareholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan. Any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.

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New Jersey Resources

NEW JERSEY RESOURCES CORPORATION
1415 WYCKOFF ROAD
WALL, NJ 07719

SCAN TO
VIEW MATERIALS & VOTE

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 24, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 24, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you vote by telephone or Internet, please do not send your proxy by mail.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E14670-P83810

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NEW JERSEY RESOURCES CORPORATION

Vote on Directors

A **The Board of Directors recommends that you vote FOR all the nominees listed:**

	For All	Withhold All	For All Except
1. Election of the following Directors that were named in the proxy statement; each for terms expiring in 2020.	☐	☐	☐

Nominees:

01) Jane M. Kenny
02) Sharon C. Taylor
03) David A. Trice

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposal 2

B **The Board of Directors recommends you vote FOR the following proposal:**

Vote on Proposal 3

C **The Board of Directors recommends you vote FOR a 1 YEAR frequency:**

Vote on Proposal 4

D **The Board of Directors recommends you vote FOR the following proposal:**

	For	Against	Abstain
4. To approve our 2017 Stock Award and Incentive Plan.	☐	☐	☐

Vote on Proposal 5

E **The Board of Directors recommends you vote FOR the following proposal:**

F **Non-Voting Items**

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

G **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.**

In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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DIRECTIONS TO EAGLE OAKS GOLF AND COUNTRY CLUB
20 SHORE OAKS DRIVE
FARMINGDALE, NJ 07727

FROM THE NORTH

FROM THE SOUTH

FROM THE WEST ON ROUTE 195

FROM THE EAST on ROUTE 138/ROUTE 195

FROM FREEHOLD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

E14671-P83810

Proxy — New Jersey Resources Corporation

1415 Wyckoff Road, Wall, NJ 07719
Solicited on behalf of the BOARD OF DIRECTORS
for the 2017 Annual Meeting of Shareowners

The undersigned hereby appoints Laurence M. Downes and Richard Reich, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareowners of New Jersey Resources Corporation to be held at 9:30 a.m., local time, on Wednesday, January 25, 2017, at Eagle Oaks Golf and Country Club, 20 Shore Oaks Drive, Farmingdale, NJ 07727 and at any adjournment or postponement thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on this card to vote the shares of stock allocated to the account of the undersigned on all matters properly coming before the meeting.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. **If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2, 4 and 5 and for a 1 YEAR frequency on Proposal 3 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.**

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

V.1.1